As filed with the Securities and Exchange Commission on February 26, 2004
Investment Company Act File No. 811-21162

SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM N-1A
REGISTRATION STATEMENT UNDER THE INVESTMENT COMPANY ACT OF 1940	|X|

Amendment No. 12 (Check appropriate box or boxes)	|X|

MERRILL LYNCH CORE PRINCIPAL PROTECTED FUND Of Merrill Lynch Principal Protected Trust (Exact Name Of Registrant As Specified In Charter)

800 Scudders Mill Road Plainsboro, New Jersey 08536 (Address of Principal Executive Offices)

609-282-2800 (Registrant’s Telephone Number, Including Area Code:)

TERRY K. GLENN Merrill Lynch Principal Protected Trust P.O. Box 9011 Princeton, New Jersey 08543-9011 (Name and Address of Agent for Service)

Copies to:
Counsel for the Trust: Joel H. Goldberg, Esq. Shearman & Sterling LLP 599 Lexington Avenue New York, New York 10022

Andrew J. Donohue, Esq. Fund Asset Management L.P. P.O. Box 9011 Princeton, N.J. 08543-9011

EXPLANATORY NOTE

This Registration Statement has been filed by the Registrant on behalf of its series, Merrill Lynch Core Principal Protected Fund (the “Fund”) pursuant to Section 8(b) of the Investment Company Act of 1940, as amended (the “Investment Company Act”). However, shares of common stock of the Fund are not currently being offered for sale within the meaning of Section 5 of the Securities Act of 1933, as amended (sometimes referred to here in as the “Securities Act” or the “1933 Act”) as a result, no amendment to the Fund’s Registration Statement under that Act is being made. This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any shares of the Fund.

This Registration Statement has been prepared as a single document consisting of Parts A, B and C, none of which is to be used or distributed as a stand alone document.

Merrill Lynch Principal Protected Trust (the “Trust”) is an open-end management investment company that was organized on July 15, 2002 as a statutory trust under the laws of the State of Delaware. The Trust consists of three series: the Fund, Merrill Lynch Basic Value Principal Protected Fund and Merrill Lynch Fundamental Growth Principal Protected Fund. Fund Asset Management L.P. (“FAM” or the “Investment Adviser”) manages the Fund’s investments under the overall supervision of the Board of Trustees of the Trust. This registration statement relates solely to the shares of the Fund.

The Merrill Lynch Core Principal Protected Fund has a Guarantee Period and a Post-Guarantee Period. Shares of the Fund were offered during an initial offering period but are not offered during the Guarantee Period, except in connection with reinvestment of dividends and distributions. It is expected that the Fund will be offered on a continuous basis during the Post-Guarantee Period.

The Guarantee Period began on February 28, 2003 (commencement of operations) and is scheduled to continue for a period of seven years and to conclude on February 28, 2010 (the “Guarantee Maturity Date”). During the Guarantee Period, the Fund will seek long term capital growth to the extent permitted by a strategy that seeks to use investments in U.S. Treasury bonds, including zero coupon bonds, and other fixed income instruments, to protect the original principal value of the Fund (less redemptions, cash distributions and dividends and extraordinary expenses) at the Guarantee Maturity Date.

The Fund undertakes (the “Payment Undertaking”) that on the Guarantee Maturity Date, each shareholder will be entitled to redeem his or her shares for an amount no less than the initial value of that shareholder’s account, less extraordinary expenses (the “Guaranteed Amount”), provided that all dividends and distributions received from the Fund have been reinvested and no shares have been redeemed. The Fund has entered into a Financial Guarantee Agreement (the “Financial Guarantee Agreement”) with Ambac Assurance Corporation (“Ambac”). In connection with the Fund’s entering into the Financial Guarantee Agreement with Ambac, Ambac has issued an unconditional and irrevocable financial guarantee insurance policy (the “Policy”) pursuant to which Ambac will pay the Fund an amount sufficient to ensure that each shareholder’s account can be redeemed for an amount equal to his or her Guaranteed Amount should the Fund be unable to satisfy its Payment Undertaking with respect to such Guaranteed Amount. Ambac is a Wisconsin domiciled stock insurance company that is a leading guarantor of public finance and structured finance obligations.

A shareholder’s Guaranteed Amount will be reduced, as more fully described below, if the shareholder takes any dividends or distributions in cash instead of reinvesting them in additional shares of the Fund, redeems any shares before the Guarantee Maturity Date, or if there are extraordinary expenses incurred by the Fund that are not covered by the Fund’s Payment Undertaking and/or the Policy.

2

PART A

February 26, 2004

MERRILL LYNCH CORE PRINCIPAL PROTECTED FUND

Responses to items 1, 2, 3, 5 and 9 have been omitted pursuant to Paragraph 2(b) of Instruction B of the general instructions to Form N-1A.

Item 4. Investment Objectives, Principal Investment Strategies, and Related Risks.

(a) Investment Objectives

During the Guarantee Period, the Fund will seek long term capital growth to the extent permitted by a strategy that seeks to use investments in U.S. Treasury bonds, including zero coupon bonds, and other fixed income instruments, to protect the original principal value of the Fund (less redemptions, cash distributions and dividends and extraordinary expenses) at the Guarantee Maturity Date.

During the Post-Guarantee Period, the Fund will seek long term capital growth.

(b) Implementation of Investment Objectives

Guarantee Period

Outlined below are the main strategies the Fund uses in seeking to achieve its objective during Guarantee Period.

Under normal market conditions, during the Guarantee Period the Fund’s assets are allocated between a:
•	Core Component, consisting primarily of equity securities of large cap companies, and a
•	Protection Component, consisting primarily of US Treasury bonds, including zero coupon bonds.

3

Core Component — The Fund invests all of the assets allocated to the Core Component in the Master Large Cap Core Portfolio (the “Master Portfolio”) of the Master Large Cap Series Trust (the “Master Trust”) a mutual fund whose investment objective is to seek long term capital growth. All investments of the assets of the Core Component will be made at the Master Trust level. The investment results of the Core Component will correspond directly to the investment results of the Master Portfolio in which it invests. For simplicity, when describing the Core Component, this Prospectus uses the term “Fund” to include the Master Portfolio.

The Fund generally will invest at least 80% of the assets of the Core Component in equity securities of large cap companies the Investment Adviser selects from among those that are, at the time of purchase, included in the Russell 1000® Index. Companies removed from the Russell 1000® Index, after purchase by the Fund, will continue to be considered to have large market capitalizations for purposes of the 80% investment policy. The size of companies in the Russell 1000® Index changes with market conditions and the composition of the Index. The Investment Adviser uses a multi-factor quantitative model to look for companies within the Russell 1000® Index that, in its opinion, are consistent with the investment objective of the Fund.

The Fund employs a blended investment strategy for the Core Component that emphasizes a mix of both growth and value investing techniques and will seek to outperform the Russell 1000® Index.

In selecting securities from the Fund’s benchmark universe, the Investment Adviser uses a proprietary quantitative model. The model employs three filters in its initial screens: earnings momentum, earnings surprise and valuation. The Investment Adviser looks for strong relative earnings growth, preferring internal growth and unit growth to growth resulting from a company’s pricing structure. A company’s stock price relative to its earnings and book value is also examined – if the Investment Adviser believes that a company is overvalued, it will not be considered as an investment for the Fund. After the initial screening is done, the Investment Adviser relies on fundamental analysis, using both internal and external research, to optimize its quantitative model to choose companies the Investment Adviser believes have strong, sustainable earnings growth with current momentum at attractive price valuations.

Because the Fund generally will not hold all the stocks in the Russell 1000® Index, and because the Fund’s investments may be allocated in amounts that vary from the proportional weightings of the various stocks in that index, the Fund is not an “index” fund. In seeking to outperform the Fund’s benchmark, however, the Investment Adviser reviews potential investments using certain criteria that are based on the securities in the Russell 1000® Index. These criteria currently include the following:
•	Relative price to earnings and price to book ratios
•	Stability and quality of earnings momentum and growth
•	Weighted median market capitalization of the Fund’s portfolio
•	Allocation among the economic sectors of the Fund’s portfolio as compared to the Russell 1000® Index
•	Weighted individual stocks within the Russell 1000® Index

4

These criteria are explained in more detail in Part B of this Registration Statement.

The Fund may sell a security if, for example, the price of the security has increased to a level targeted by the Fund, if the Investment Adviser determines that the issuer of the security no longer meets the criteria established by the Investment Adviser for the purchase of the security, or if the Investment Adviser believes there is a more attractive investment opportunity for the funds invested.

Protection Component — The Investment Adviser seeks investments for the Protection Component that have financial characteristics that will, at any point in time, closely resemble those of a portfolio of zero coupon bonds that mature at or near the Guarantee Maturity Date. The Fund will seek to maintain the duration of the Protection Component approximately equal to the period remaining in the Guarantee Period. The Protection Component will consist primarily of securities issued or guaranteed by the U.S. Government and its agencies or instrumentalities, which may include zero coupon U.S. Treasury bonds. The Fund also may invest in STRIPS (which are securities that are created by the Federal Reserve Bank by separating the interest and principal components of an outstanding U.S. Treasury or agency bond and selling them as individual securities), futures on U.S. Treasury securities, money market instruments and corporate bonds or other debt instruments.

Asset Allocation — The Investment Adviser uses a proprietary mathematical formula to determine, on an ongoing basis, the percentage of assets allocated to the Core Component and to the Protection Component. The formula evaluates a number of factors, including, but not limited to:
•	the market value of the Fund’s assets as compared to the aggregate Guaranteed Amount;
•	the prevailing level of interest rates; and
•	equity market volatility;

The formula was used to determine the initial allocation between the Core Component and the Protection Component on the first day of the Guarantee Period and is used on an ongoing basis to evaluate the allocation of Fund assets. Because market conditions and the level of interest rates are subject to change and the Fund evaluates its asset allocation on an ongoing basis, it is impossible to say with any certainty how much of the Fund’s assets will be allocated to a particular Component over any period of time. In general, as the market value of the Core Component rises, more assets are allocated to the Core Component, and as the market value of the Core Component declines, more assets are allocated to the Protection Component. In the event of a significant decline in the equity market, the formula may allocate all or substantially all of the Fund’s assets to the Protection Component. If this happens, such allocation to the Protection Component may be irreversible. Conversely, it is possible, although unlikely, that changes in market conditions and in the level of interest rates could cause the formula to allocate all or substantially all of the Fund’s assets to the Core Component.

The formula may require the Fund to have a higher portfolio turnover rate as compared to other mutual funds.

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The Fund’s Payment Undertaking and the Policy

The Fund undertakes that on the Guarantee Maturity Date, each shareholder will be entitled to redeem his or her shares for no less than such shareholder’s Guaranteed Amount. While the Fund seeks to provide investors with the upside earnings potential available in rising equity markets to the extent assets are allocated to the Core Component, the Fund also seeks to provide protection against a falling equity marketplace by allocating a portion of its assets to the Protection Component and by purchasing the Policy. To the extent that assets are allocated to the Protection Component, rather than the Core Component, during the Guarantee Period, the Fund’s ability to participate in upward equity market movements will be reduced. The Fund purchased the Policy from Ambac pursuant to the Financial Guarantee Agreement to insure that if the Fund cannot satisfy its Payment Undertaking with respect to the Guaranteed Amount on the Guarantee Maturity Date, each shareholder will be entitled to redeem his or her shares for an amount not less than the initial value of that shareholder’s account (less extraordinary expenses not covered by the Fund’s Payment Undertaking or the Policy), provided that all dividends and distributions received from the Fund have been reinvested and no shares have been redeemed. This amount is referred to as the Guaranteed Amount. The Financial Guarantee Agreement requires the Investment Adviser to comply with certain agreed upon investment parameters in an attempt to limit the Fund’s risk. These investment parameters are designed to reduce, but do not eliminate, the risk that the Fund’s assets will be insufficient to allow the Fund to redeem shares at not less than the aggregate Guaranteed Amount at the Guarantee Maturity Date. If the Fund fails to comply with the agreed-upon investment parameters or otherwise fails to comply with certain restrictions set forth in the Financial Guarantee Agreement, all of the Fund’s assets may be reallocated to the Protection Component.

The Fund will pay to Ambac, under the Financial Guarantee Agreement, an annual fee equal to 0.625% of the average daily net assets of the Fund during the Guarantee Period. If the value of the Fund’s assets on the Guarantee Maturity Date is insufficient to result in the value of each shareholder’s account being at least equal to his or her Guaranteed Amount, Ambac will pay to the Fund an amount sufficient to insure that each shareholder’s account can be redeemed for an amount equal to his or her Guaranteed Amount. In the event the Fund is unable to satisfy its Payment Undertaking with respect to the Guaranteed Amount, a shareholder’s ability to receive the Guaranteed Amount depends on the financial condition of Ambac. Ambac has earned triple-A financial strength and claims-paying ability ratings from Standard & Poor’s and Moody’s Investors Services, Inc. These ratings are an essential part of Ambac’s ability to provide credit enhancement. If Ambac becomes insolvent or its credit deteriorates substantially, payment under the Policy may not be made or may become unlikely. In such event, the Fund could take a variety of actions, including replacing the Policy or entering into a different insurance or principal protection arrangement. In such circumstances, shareholders could suffer a loss of principal. During the Post-Guarantee Period, an investment in the Fund will no longer receive the benefit of the Fund’s Payment Undertaking or the Policy.

Ambac is a Wisconsin-domiciled stock insurance corporation regulated by the Office of the Commissioner of Insurance of the State of Wisconsin and licensed to do business in all 50 states, the District of Columbia, the Commonwealth of Puerto Rico, the Territory of Guam and the U.S. Virgin Islands. Ambac is the principal operating subsidiary of Ambac Financial Group, Inc. (“AFG”). Ambac is a leading guarantor of public finance and structured finance obligations.

Ambac has not participated in the organization of the Fund or the preparation of this Prospectus, and makes no representation regarding the advisability of an investment in the Fund. The description of Ambac provided herein should be read in conjunction with the description relating to Ambac, its business, condition and performance and insurance regulatory matters included in AFG’s most recent Annual Report on Form 10-K and other subsequent reports filed with the SEC by AFG. Information about Ambac can be found in Part B of this Registration Statement and in the reports filed with the SEC by AFG.

The Fund will provide you with a copy of AFG’s most recent annual or quarterly report, free of charge, upon your request. The annual report of AFG contains a summary of selected financial information. To receive a copy of this report please contact the Fund by telephone at 609-282-2800 or write to the Fund at 800 Scudders Mill Road, Plainsboro, New Jersey 08336.

6

Other Strategies. In addition to the main strategies discussed above, the Fund may use certain other investment strategies with respect to the Core Component during the Guarantee Period.

The Fund may invest up to 10% of the assets of the Core Component in securities of companies organized under the laws of countries other than the United States that are traded on foreign securities exchanges or in the foreign over-the-counter markets, including securities of foreign issuers that are represented by American Depositary Receipts, or “ADRs.” Securities of foreign issuers that are represented by ADRs or that are listed on a U.S. securities exchange or traded in the U.S. over-the-counter markets are considered “foreign securities” for the purpose of the Fund’s investment allocations. The Fund anticipates that it would generally limit its foreign securities investments to ADRs of issuers in developed countries.

The Fund may invest in investment grade convertible securities, preferred stocks, illiquid securities, and U.S. Government debt securities (i.e., securities that are direct obligations of the U.S. Government). There are no restrictions on the maturity of the debt securities in which the Fund may invest the assets of the Core Component.

The Fund also may lend portfolio securities of the Core Component and may invest uninvested cash balances in affiliated money market funds. As a temporary measure for defensive purposes, the Fund may invest the assets of the Core Component without limit in cash, cash equivalents or short-term U.S. Government securities. These investments may include high quality, short-term money market instruments such as U.S. Treasury and agency obligations, commercial paper (short-term, unsecured, negotiable promissory notes of a domestic or foreign company), short-term debt obligations of corporate issuers and certificates of deposit and bankers’ acceptances. Investment in these securities also may be used to meet redemptions. Short-term investments and temporary defensive positions may limit the potential for the Fund to achieve its objective of long-term capital growth.

Post-Guarantee Period

Outlined below are the main strategies the Fund uses in seeking to achieve its objective during Post-Guarantee Period.

After the Guarantee Maturity Date, the Fund will, in the ordinary course of its investment activities, sell all of the assets of the Protection Component and increase the Core Component as soon as reasonably practicable. The Fund will become a “feeder” fund of the Master Portfolio in a master/feeder structure and will not make direct investments in securities. During the Post-Guarantee Period, the Fund’s principal investment strategies are the same as those described above under “Core Component” above.

During the Post-Guarantee Period, the Board of Trustees of the Fund may, in its discretion, cause the Fund to be liquidated or combined with another fund without shareholder approval, unless otherwise required by law.

The Fund’s investment objectives may be changed by the Fund’s Board of Trustees without shareholder approval.

Investment Risks

This section contains a summary discussion of the main risks of investing in the Fund. As with any fund, there can be no guarantee that the Fund will meet its objective or that the Fund’s performance will be positive for any period of time.

Guarantee Period

Outlined below are the main risks of investing in the Fund during the Guarantee Period.

7

Risks Associated with the Fund’s Payment Undertaking and the Policy

The Fund undertakes that on the Guarantee Maturity Date shareholders will be able to redeem their shares at their Guaranteed Amount, provided that all dividends and distributions received from the Fund have been reinvested and no shares have been redeemed. The Fund’s Payment Undertaking is backed by the Policy issued by Ambac. It is possible that the Fund will be unable to satisfy its Payment Undertaking with respect to the Guaranteed Amount. In addition, although Ambac has been assigned triple-A financial strength and claims-paying ability ratings, it is also possible that the financial position of Ambac may deteriorate and Ambac would be unable to satisfy its obligations under the Policy. In such event, shareholders will receive their pro rata portion of the Fund’s net asset value if they redeem their shares on the Guarantee Maturity Date. The Policy is solely the obligation of Ambac. The Fund is not guaranteed or insured by Merrill Lynch or its affiliates, the United States Government, or any other person (other than Ambac in connection with its issuance of the Policy). Furthermore, the Policy issued by Ambac is not covered by the Property/Casualty Insurance Security Fund specified in Article 76 of New York Insurance Law. Consequently, in the event of the insolvency of Ambac, the Fund would not be able to bring a claim against the Property/Casualty Insurance Security Fund.

The terms of the Financial Guarantee Agreement (executed in connection with the Policy) require the Investment Adviser to comply with certain agreed-upon investment parameters in an attempt to limit the Fund’s risk. These investment parameters are designed to reduce, but do not eliminate, the risk that the Fund’s assets will be insufficient to allow the Fund to redeem shares at not less than the Guaranteed Amount. In addition, these investment parameters limit the manner in which the Fund may be managed during the Guarantee Period, and thus limit the Investment Adviser’s ability to respond to changing market conditions. If the Fund fails to comply with the agreed-upon investment parameters or otherwise fails to comply with restrictions set forth in the Financial Guarantee Agreement, Ambac may elect to cause the Fund to reallocate all of its assets to the Protection Component.

Restrictions Under Financial Guarantee Agreement — Pursuant to the Financial Guarantee Agreement among the Fund, the Investment Adviser and Ambac, the Investment Adviser and the Fund have agreed to comply with certain risk management restrictions that limit the Fund’s allocation of assets to the Core Component. This limitation is designed to reduce, but does not eliminate, the risk that the Fund’s assets will be insufficient to allow the Fund to redeem shares at not less than the aggregate Guaranteed Amount on the Guarantee Maturity Date. The Financial Guarantee Agreement limits the manner in which the Fund may be managed during the Guarantee Period, which may limit the Investment Adviser’s ability to respond to changing market conditions during the Guarantee Period. If the Fund fails to comply with the agreed-upon investment parameters or otherwise fails to comply with certain restrictions set forth in the Financial Guarantee Agreement, the Fund may be required to reallocate all of its assets to the Protection Component. Use of the Protection Component reduces the Fund’s ability to participate as fully in upward equity market movements, and therefore represents some loss of opportunity compared to a portfolio that is more heavily invested in equities.

Risks Associated With Asset Allocation Process — If interest rates are low at the inception of the Guarantee Period, Fund assets may be largely invested in the Protection Component in order to increase the likelihood of preserving the original principal value of the Fund. If Fund assets are largely invested in the Protection Component, the Fund’s exposure to equity markets will be reduced and the Fund will be more highly correlated with bonds. In addition, if during the Guarantee Period the equity markets experience a major decline, the Fund’s assets may become largely or entirely invested in the Protection Component. In fact, if the value of the Core Component were to decline significantly (whether within a short period of time or over a protracted period), a complete and irreversible reallocation to the Protection Component may occur. In this circumstance, the Fund would not participate in any subsequent recovery in the equity markets. Investment in the Protection Component during the Guarantee Period reduces the Fund’s ability to participate as fully in upward equity market movements, and therefore represents some loss of opportunity compared to a portfolio that is more heavily invested in equities. In addition, the terms of the Financial Guarantee Agreement prescribe certain investment parameters within which the Fund must be managed during the Guarantee Period. Accordingly, the Financial Guarantee Agreement could limit the Investment Adviser’s ability to alter the allocation of Fund assets during the Guarantee Period in response to changing market conditions.

8

The asset allocation process may result in additional transaction costs such as brokerage commissions. This process can have an adverse effect on the performance of the Fund during periods of increased equity market volatility. In addition, a high portfolio turnover rate may increase the Fund’s transaction costs, which would adversely affect performance. Also, an investor may receive taxable gains from portfolio transactions by the Fund.

Limitations on Guaranteed Amount — If a shareholder may need access to his or her money at any point prior to the Guarantee Maturity Date or if a shareholder prefers to receive dividends and distributions in cash, such shareholder should consider the appropriateness of investing in the Fund. Redemptions made for any reason prior to the Guarantee Maturity Date will be made at the Fund’s then current net asset value, which could result in the redeeming shareholder receiving less than the Guaranteed Amount. In addition, a shareholder’s Guaranteed Amount will be reduced by any redemptions made, and by any dividends and distributions such shareholder receives in the form of cash, prior to the Guarantee Maturity Date. If the Fund incurs extraordinary expenses that are not covered by the Fund’s Payment Undertaking or the Policy, a shareholder’s Guaranteed Amount also will be reduced. Examples of such extraordinary expenses may include legal fees or other costs of litigating a claim brought against the Fund.

Risk of Default — In the event the Fund is unable to satisfy its Payment Undertaking with respect to the Guaranteed Amount, a shareholder’s ability to receive the Guaranteed Amount depends on the financial condition of Ambac. The Policy is solely an obligation of Ambac. Consequently, an investment in the Fund involves a risk of loss if Ambac is placed in bankruptcy or receivership, or is otherwise unable to pay, or defaults on, its obligations under the Policy. In such event, the Fund could take a variety of actions, including replacing the Policy or entering into a different insurance or principal protection arrangement. In such circumstances, shareholders could suffer a loss of principal.

Taxable Income — The Fund will distribute any net gains and income (including accrued but unpaid income on zero coupon bonds) to shareholders at least annually. Such distributions are taxable to shareholders even if the distributions are reinvested in the Fund. Shareholders who do not reinvest distributions, however, will be subject to a reduction in their Guaranteed Amount.

Redemptions of shares during the Guarantee Period will decrease the Guaranteed Amount to which a shareholder is entitled. If a shareholder redeems shares in the Fund, he or she will then hold fewer shares at the then current Guaranteed Amount per share, thereby reducing the overall Guaranteed Amount for the shareholder. A redemption made from the Fund prior to the Guarantee Maturity Date will be made at the Fund’s then current net asset value, less any applicable deferred sales charge, which may be higher or lower than the net asset value at the Fund’s commencement of operations.

The Guaranteed Amount per share will decline as dividends and distributions are made to shareholders. If a shareholder automatically reinvests dividends and distributions in additional shares of the Fund, the shareholder’s total Guaranteed Amount will remain the same because he or she will hold a greater number of shares at a reduced Guaranteed Amount per share following payment of a dividend or distribution. The result is to preserve the total Guaranteed Amount to which he or she was entitled before the dividend or distribution was made. If a shareholder elects to receive any dividends or distributions in cash, however, he or she will hold the original number of shares at the reduced Guaranteed Amount per share following payment of a dividend or distribution. This will reduce the Guaranteed Amount to which such shareholder was entitled before the dividend or distribution was made.

Example. Assume a shareholder reinvests dividends and distributions. The number of shares such shareholder owns in the Fund will increase at each date on which a dividend or distribution is declared. Although the number of shares in the account increases, and the Guaranteed Amount per share decreases, the shareholder’s overall Guaranteed Amount does not change.

9

Assume a shareholder made an initial investment of $20,000 in Class A or Class I shares of the Fund at the offering price of $10.55 (which includes the 5.25% front end sales charge and a $5.35 processing fee). Such shareholder now has $18,944.65 invested in the Fund and holds 1,894.47 shares. The shareholder’s Initial Guaranteed Amount is $18,944.65, since the sales charge and processing fee are not covered by the Guarantee. Assume it is now December 31, 2004 and the Fund declares a dividend of $0.15 per share. Also, assume that the net asset value is $11.25 per share at the end of the day on December 31, 2004.

To recalculate the shareholder’s Guaranteed Amount per share:

1.	Determine the value of the shareholder’s dividend. The total dividend will equal the per share dividend multiplied by the number of shares owned the day before the dividend is declared. In the example, 1,894.47 shares are multiplied by $0.15 per share to arrive at $284.17.

2.	Determine the number of shares that will get added to the shareholder’s account when the dividend is reinvested. The additional shares equal the value of the dividend divided by the ending net asset value per share on the day the dividend was declared. In the example, $284.17 divided by $11.25 or 25.26 shares.

3.	Adjust the shareholder’s account for the additional shares. Add 1,894.47 and 25.26 to arrive at the new share balance of 1,919.73.

4.	Determine the shareholder’s new Guaranteed Amount per share. Take the original Guaranteed Amount and divide by the new share balance. In the example, $18,944.65 is divided by 1,919.73 shares to arrive at the new Guaranteed Amount per share of $9.8684.

5.	Your Guaranteed Amount still equals $18,944.65.

The same process applies for the recalculation of the Guaranteed Amount per share for Class B and Class C shares. Again, assume a shareholder made an initial investment of $20,000 in Class B or Class C shares at the offering price of $10. Such shareholder now has $20,000 invested in the Fund and holds 2,000 shares. The shareholder’s initial Guaranteed Amount is $20,000. Let us further assume it is December 31, 2004 and the Fund declares a dividend of $0.15 per share. Also assume that the net asset value is $11.25 per share at the end of the day on December 31, 2004.

1.	Following the example above, we first multiply the 2,000 shares held by the Class B or Class C shareholder by $0.15 per share to arrive at $300.

2.	To determine the number of shares added to your account when your dividend is reinvested we divide the amount of the dividend ($300) by the ending net asset value per share on the day the dividend was declared. In our case, $300 is divided by $11.25. This results in 26.67 shares

3.	Next, your account is adjusted for your additional shares. Adding 2,000 and 26.67 you arrive at your new share balance of 2,026.67 shares.

4.	To determine your new Guaranteed Amount per share take your original Guaranteed Amount and divide by your new share balance. In this example we divide $20,000 by 2026.67 shares to arrive at a new Guaranteed Amount per share of $9.8684.

5.	Your Guaranteed Amount still equals $20,000.

If a shareholder does not reinvest dividends and distributions in additional shares of the Fund, such dividends and distributions will be treated as a redemption of the shares that would have otherwise been purchased through the proceeds of the dividend or distribution, and the Guaranteed Amount will be reduced.

Although shareholders can perform this calculation themselves, the Fund will recalculate the Guaranteed Amount per share whenever the Fund declares a dividend or makes a distribution. It is possible that the Fund’s calculations may differ from a shareholder’s calculations, for example, because of rounding or the number of decimal places used. In each case, the Fund’s calculations will control.

10

Core Component Risks

The main risks of the Core Component are as follows:

Market Risk and Selection Risk — Market risk is the risk that the stock market in one or more countries in which the Fund invests will go down in value, including the possibility that the market will go down sharply and unpredictably. Selection risk is the risk that the securities that the Investment Adviser selects will underperform the stock markets, the relevant indices or other funds with similar investment objectives and investment strategies.

Protection Component Risks

The main risks of the Protection Component are as follows:

Market Risk and Selection Risk — Market risk is the risk that the bond market in which the Fund invests will go down in value, including the possibility that the markets will go down sharply and unpredictably. Selection risk is the risk that the securities that the Investment Adviser selects will underperform the bond markets, the relevant indices or other funds with similar investment objectives and investment strategies.

Interest Rate and Zero Coupon Bond Risk — The main risk associated with investing in bonds is interest rate risk. This is the risk that when interest rates, bond prices generally fall and when interest rates fall bond prices generally rise. Bonds with longer maturities are generally more susceptible to this risk than bonds that mature in a shorter period.

The Fund seeks to maintain the duration of the Protection Component approximately equal to the period remaining in the Guarantee Period. As the Fund draws nearer to the Guarantee Maturity Date, the duration of the Protection Component will be reduced. As a result, the Fund will be more susceptible to the risk of rising interest rates early in the Guarantee Period, when its bond portfolio is likely to have a longer duration. For example, a portfolio with a duration of seven years generally would decline seven percent if interest rates were to rise one percent. By contrast, a bond portfolio with a duration of three years would generally only decline three percent if interest rates rose one percent.

The market value of a bond portfolio containing a significant amount of zero coupon bonds (and which may include STRIPS) generally is more volatile than the market value of a portfolio of fixed income securities with similar maturities that pay interest periodically. With certain bonds issued by U.S. Government agencies or instrumentalities or by government sponsored enterprises (e.g., Federal National Mortgage Association or Federal Home Loan Mortgage Company) that are not backed by the full faith and credit of the United States, there is a risk that the issuer will default on the payment of principal or interest.

In addition to the main risks set forth above, during the Guarantee Period the Fund may be subject to certain other risks associated with its investment or investment strategies, including:

11

Additional Core Component Risks:

Foreign Market Risks — The Fund may invest in companies located in countries other than the United States. This may expose the Fund to risks associated with foreign investments.
•	The value of holdings traded outside the U.S. (and any hedging transactions in foreign currencies) will be affected by changes in currency exchange rates
•	The costs of non-U.S. securities transactions tend to be higher than those of U.S. transactions
•	Foreign holdings may be adversely affected by foreign government action
•	International trade barriers or economic sanctions against certain non-U.S. countries may adversely affect these holdings

Borrowing and Leverage — The Fund may borrow for temporary emergency purposes, including to meet redemptions. Borrowing may exaggerate changes in the net asset value of Fund shares and in the return on the Fund’s portfolio. Borrowing will cost the Fund interest expense and other fees. The cost of borrowing may reduce the Fund’s return. Certain securities that the Fund buys may create leverage including, for example, derivatives, when issued securities, forward commitments and options. The use of investments that create leverage subjects the Fund to the risk that relatively small market movements may result in large changes in the value of an investment and may result in losses that greatly exceed the amount invested.

Derivatives — The Fund may use derivative instruments including futures, forwards, options, indexed securities and inverse securities. Derivatives may allow the Fund to increase or decrease its risk exposure more quickly and efficiently than other types of instruments.

Derivatives are volatile and involve significant risks, including:

Credit Risk – the risk that the counterparty (the party on the other side of the transaction) on a derivative transaction will be unable to honor its financial obligation to the Fund.

Currency Risk – the risk that changes in the exchange rate between currencies will adversely affect the value (in U.S. dollar terms) of an investment.

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Leverage Risk – the risk, associated with certain types of investments or trading strategies that relatively small market movements may result in large changes in the value of an investment. Certain investments or trading strategies that involve leverage can result in losses that greatly exceed the amount originally invested.

Liquidity Risk – the risk that certain securities may be difficult or impossible to sell at the time that the seller would like or at the price that the seller believes the security is currently worth.

The Fund may use derivatives for hedging purposes, including anticipatory hedges. Hedging is a strategy in which the Fund uses a derivative to offset the risks associated with other Fund holdings. While hedging can reduce losses, it can also reduce or eliminate gains or cause losses if the market moves in a different manner than anticipated by the Fund or if the cost of the derivative outweighs the benefit of the hedge. Hedging also involves the risk that changes in the value of the derivative will not match those of the holdings being hedged as expected by the Fund, in which case any losses on the holdings being hedged may not be reduced and may be increased. There can be no assurance that the Fund’s hedging strategy will reduce risk or that hedging transactions will be either available or cost effective. The Fund is not required to use hedging and may choose not to do so.

When Issued and Delayed Delivery Securities and Forward Commitments — When issued and delayed delivery securities and forward commitments involve the risk that the security the Fund buys will lose value prior to its delivery. There also is the risk that the security will not be issued or that the other party will not meet its obligation. If this occurs, the Fund both loses the investment opportunity for the assets it has set aside to pay for the security and any gain in the security’s price.

Securities Lending — The Fund may lend securities with a value up to 33 1/3% of the Core Component’s total assets to financial institutions that provide cash or securities issued or guaranteed by the U.S. Government as collateral. Securities lending involves the risk that the borrower may fail to return the securities in a timely manner or at all. As a result, the Fund may lose money and there may be a delay in recovering the loaned securities. The Fund could also lose money if it does not recover the securities and/or the value of the collateral falls, including the value of investments made with cash collateral. These events could trigger adverse tax consequences to the Fund.

13

 Post-Guarantee Period

Outlined below are the main risks of investing in the Fund during the Post-Guarantee Period.

During the Post-Guarantee Period, an investment will not have the benefit of the Fund’s Payment Undertaking or the Policy. The main risks of investing in the Fund during the Post-Guarantee Period are the same as those described above under “Core Component Risks.”

The other risks of investing in the Fund during the Post-Guarantee Period are the same as those described above under “Additional Core Component Risks.”

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Item 6. Management, Organization, and Capital Structure.

(a)(1) Investment Adviser

Fund Asset Management, L.P. serves as the Fund’s Investment Adviser. The Investment Adviser manages the Fund’s investments and its business operations under the overall supervision of the Trust’s Board of Trustees. The Investment Adviser has the responsibility for making all investment decisions for the Fund. The Fund pays the Investment Adviser a fee at the annual rate of 0.75% of the Fund’s average daily net assets. Fund Asset Management manages the Master Portfolio’s investments and its business operations under the overall supervision of the Board of Trustees of the Master Trust. The Fund, as a shareholder of the Master Portfolio, will indirectly bear a proportionate share of any management fees and other expenses paid by the Master Portfolio. The Master Portfolio pays the Investment Adviser a fee at the annual rate of 0.50% of the Master Portfolio’s average daily net assets not exceeding $1 billion and 0.45% of the Master Portfolio’s average daily net assets exceeding $1 billion. For the fiscal year ended October 31, 2003, the Master Portfolio paid a fee to the Investment Adviser equal to 0.49% of the Master Portfolio’s average daily net assets. The Investment Adviser, has contractually agreed to waive its management fee by the amount of management fees the Fund pays the Investment Adviser indirectly through its investment in the Master Portfolio. In addition, in the event the Fund is required under the terms of the Financial Guarantee Agreement to reallocate all of its assets to the Protection Component, the Investment Adviser has contractually agreed to reduce its fee to an annual rate of 0.25% for the remainder of the Guarantee Period. Additionally in such an event, the fee for the Policy will be reduced to 0.15% per annum. For the fiscal period February 28, 2003 (commencement of operations) to October 31, 2003, the Investment Adviser received a fee, net of waiver, at the annual rate of 0.49% of the Fund’s average daily net assets.

The principal business address of Fund Asset Management is 800 Scudders Mill Road, Plainsboro, New Jersey 08536.

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Fund Asset Management was organized as an investment adviser in 1977 and FAM and its affiliates offer investment advisory services to more than 50 registered investment companies. FAM and its affiliates had approximately $518 billion in investment company and other portfolio assets under management as of January 2004.

During the Post-Guarantee Period, the Fund will invest all of its assets in the Master Portfolio mutual fund that has the same investment objective and strategies as the Fund. The Fund’s investment results would then correspond directly to that fund’s investment results. This type of mutual fund structure is sometimes referred to as a “master/feeder” structure. If other entities also invest in the underlying fund, this could enable the Fund to realize economies of scale by investing through an entity with more assets (the underlying fund). However, there are additional costs involved in operating a “master/feeder” structure. If these additional costs are not offset as a result of economies of scale, it is possible that the Fund’s expenses would increase rather than decrease when it converts to this structure.

The Board of Trustees may determine to liquidate the Fund or combine it with another fund without a shareholder vote, to the extent permitted by law.

(a)(2) Portfolio Managers

The Core Component is managed by Robert C. Doll, Jr., a portfolio manager of the Fund. Mr. Doll has managed the Core Component since the Fund’s inception. Mr. Doll has been the President of Merrill Lynch Investment Managers, L.P. since 2001. He was Co-Head (Americas Region) of Merrill Lynch Investment Managers L.P. from 1999 to 2000. Prior to joining Merrill Lynch Investment Managers L.P., he was Chief Investment Officer of OppenheimerFunds, Inc. in 1999 and an Executive Vice President thereof from 1991 to 1999.

The Fund’s Protection Component will be managed by a team of investment professionals.

(b) Capital Stock

Investors in the Trust have no preemptive or conversion rights, and beneficial interests in the Trust are fully paid and non-assessable. The Trust has no current intention to hold annual meetings of investors, except to the extent required by the Investment Company Act, but will hold special meetings of investors, when in the judgment of the Trustees, it is necessary or desirable to submit matters for an investor vote.

Item 7. Shareholder Information.

(a) Pricing of Shares.

The Fund calculates its net asset value (generally by using market quotations) each day the New York Stock Exchange (the “Exchange”) is open as of the close of business on the Exchange based on prices at the time of closing. The Exchange generally closes at 4:00 p.m. Eastern time. If events that are expected to materially affect the value of securities traded in other markets occur between the close of those markets and the close of business on the New York Stock Exchange, those securities may be valued at their fair value. For redemptions prior to the Guarantee Maturity Date and during the Post-Guarantee Period, the net asset value used in determining the Fund’s share price is the next one calculated after a purchase or redemption order is placed. Foreign securities owned by the Fund may trade on weekends or other days when the Fund does not price its shares. As a result, the Fund’s net asset value may change on days when an investor will not be able to redeem the Fund’s shares. Securities and assets for which market quotations are not readily available are generally valued at fair value as determined in good faith by or under the direction of the Board of Trustees.

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For redemptions made on the Guarantee Maturity Date, the value used in determining the Fund’s share price will be the greater of (i) the then current net asset value or (ii) a shareholder’s Guaranteed Amount per share.

The net asset value of the Fund is computed by dividing the value of the securities held by the Fund plus any cash or other assets (including interest and dividends accrued but not yet received) minus all liabilities (including accrued expenses). Expenses, including the fee payable to the Investment Adviser, are accrued daily.

(b) Purchase of Fund Shares in the Trust.

The Fund does not currently offer its shares for sale. This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any “security” within the meaning of the 1933 Act.

(c) Redemption of Shares.

Fund shares may be redeemed by shareholders prior to the Guarantee Maturity Date. However, redemptions made for any reason prior to the Guarantee Maturity Date will be made at the then current net asset value of the Fund and are not subject to the protection of the Fund’s Payment Undertaking and the Policy.

For redemptions prior to the Guarantee Maturity Date or during the Post-Guarantee Period, the price of a shareholder’s shares is based on the next calculation of net asset value after the order is placed.

For redemptions on the Guarantee Maturity Date, the price of a shareholder’s shares is based on the greater of the then current net asset value of the Fund or the Guaranteed Amount per share.

For a redemption request to be priced at the Fund’s net asset value on the day of the request, or for redemptions on the Guarantee Maturity Date at the greater of the then current net asset value and the Guaranteed Amount per share, a shareholder must submit the order to a dealer or other financial intermediary prior to that day’s close of business on the New York Stock Exchange (generally 4:00 p.m. Eastern time). Merrill Lynch and certain financial intermediaries, however, may require submission of orders prior to that time. Any redemption request placed after that time will be priced at the Fund’s net asset value at the close of business on the next business day. Redemption requests made after 4:00 p.m. (or such earlier time as may be required by your financial intermediary) on the Guarantee Maturity Date will be priced at the Fund’s net asset value at the close of business on the next business day and will be priced according to market fluctuation.

Securities dealers or other financial intermediaries, including Merrill Lynch, may charge a fee to process a redemption of shares. Merrill Lynch currently charges a fee of $5.35.

(d) Dividends and Distributions.

The Fund will distribute net investment income and net realized capital gains, if any, at least annually. The Fund may also pay a special distribution at the end of the calendar year to comply with Federal tax requirements. Dividends will be reinvested automatically in shares of the Fund at net asset value without a sales charge or may be taken in cash. Shareholders who wish to receive dividends in cash must contact their financial advisor, selected securities dealer, other financial intermediary or the Fund’s transfer agent. If a shareholder does not reinvest dividends in the Fund, his or her Guaranteed Amount will be reduced. Although this cannot be predicted with any certainty, the Fund anticipates that the majority of its dividends, if any, will consist of ordinary income.

(e) Tax Consequences.

Shareholders will pay tax on dividends from the Fund whether they receive them in cash or additional shares. If a shareholders redeems Fund shares, such shareholder generally will be treated as having sold the shares and any gain on the transaction may be subject to tax. Capital gain dividends are generally taxed at lower rates than ordinary income dividends. Recently enacted legislation reduces the tax rate on certain dividend income paid to non-corporate taxpayers, including dividends received from some foreign corporations, and long-term capital gain.

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To the extent that the Fund’s distributions are derived from qualifying dividend income and long-term capital gain, such distributions may be eligible for taxation at a reduced rate.

If a shareholder is neither a lawful permanent resident nor a citizen of the United States or if a shareholder is a foreign entity, the Fund’s ordinary income dividends (which include distributions of net short-term capital gains) generally will be subject to a 30% U.S. withholding tax, unless a lower treaty rate applies.

Dividends and interest received by the Fund may give rise to withholding and other taxes imposed by foreign countries. Tax conventions between certain countries and the United States may reduce or eliminate such taxes.

By law, dividends and redemption proceeds will be subject to a withholding tax if an investor has not provided a taxpayer identification number or social security number or if the number provided is incorrect.

The Fund will invest in zero coupon US Treasury bonds and other debt securities that are issued at a discount or provide for deferred interest. Even though the Fund receives no actual interest payments on these securities, the Fund will be deemed to receive income equal, generally, to a portion of the excess of the face value of the securities over their issue price (“original issue discount”) each year that the securities are held.

Since the original issue discount income earned by the Fund in a taxable year may not be represented by cash income, the Fund may have to dispose of securities, which it might otherwise have continued to hold, or borrow to generate cash in order to satisfy its distribution requirements if shareholders request cash distributions.

The asset allocation process used by the Fund may result in the realization of additional gains. It may also result in a larger portion of any net gains being treated as short-term capital gains, which would be taxed as ordinary income when distributed to shareholders. As noted above, distributions of any gains and income will be taxable to shareholders even if such distributions are reinvested in Fund shares. Shareholders may receive taxable distributions of income from investments included in the Protection Component even in situations where the Fund has capital losses from investments in the Core Component.

Item 8. Distribution Arrangements.

(a) Sales Loads.

Class A and Class I shares of the Fund are subject to a maximum front-end sales charge of 5.25%. Class B shares are subject to a maximum contingent deferred sales charge (“CDSC”) of 4.00% if a shareholder redeems shares within six years of purchase. The Class B CDSC declines over time to 0.00% after six years. Class C shares are subject to a CDSC of 1.00% if a shareholder redeems shares within one year of purchase. This CDSC declines to 0.00% after the first year.

(b) 12b-1 Fees.

Class A shares of the Fund are subject to a 0.25% account maintenance fee. Class B and Class C shares are subject to a distribution fee of 0.75% and an account maintenance fee of 0.25%. Because these fees are paid out of the Fund’s assets on an ongoing basis, over time these fees increase the cost of investment and may cost a shareholder more than paying other types of sales charges. The Fund’s distributor uses the money that it receives from the distribution fees to cover the costs of marketing, advertising and compensating the financial advisors, selected securities dealers or other financial intermediaries who sell Fund shares.

(c) Multiple Class and Master/Feeder Funds.

The Fund may offer four classes of shares, each with its own sales charge and expense structure, allowing investors to invest in the way that best suits their needs. Each share class represents an ownership interest in the same investment portfolio. The Fund is not offering its shares during the Guarantee Period.

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Class A and Class I shares generally pay a sales charge at the time of purchase. The front end sales charge payable on Class A or Class I shares will reduce a shareholder’s Guaranteed Amount by the amount of the sales charge. Class A shares are also subject to an ongoing account maintenance fee of 0.25%. Investors may be eligible for a sales charge reduction or waiver.

Certain financial intermediaries may charge additional fees in connection with transactions in Fund shares. The Investment Adviser, the Fund’s distributor or their affiliates may make payments out of their own resources to selected securities dealers and other financial intermediaries for providing services intended to result in the sale of Fund shares or for shareholder servicing activities.

Class B and Class C shareholders invest the full amount of their purchase price, but are subject to a distribution fee of 0.75% and an account maintenance fee of 0.25%. Because these fees are paid out of the Fund’s assets on an ongoing basis, over time these fees increase the cost of an investment and may cost a shareholder more than paying other types of sales charges. In addition, shareholders may be subject to a deferred sales charge when they sell Class B or Class C shares.

The Fund’s shares are distributed by FAM Distributors, Inc., an affiliate of the Investment Adviser.

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PART B

February 26, 2004

MERRILL LYNCH CORE PRINCIPAL PROTECTED FUND

Item 10. Cover Page and Table of Contents.

This Part B, which is not a prospectus, supplements and should be read in conjunction with the current Part A of Merrill Lynch Core Principal Protected Fund (the “Fund”), a series of Merrill Lynch Principal Protected Trust (the “Trust”), dated February 26, 2004, as it may be revised from time to time (the “Fund’s Part A”). To obtain a copy of the Fund’s Part A, please call the Fund at 1-800-MER-FUND, or write to the Fund at P.O. Box 9011, Princeton, New Jersey 08543-9011. The Fund’s Part A is incorporated herein by reference and this Part B is incorporated by reference into the Fund’s Part A.

The Fund is a separate diversified series of the Trust, an open-end, management investment company. The Fund has a Guarantee Period and a Post-Guarantee Period. Shares of the Fund were offered during an initial offering period but will not be offered during the Guarantee Period, except in connection with reinvestment of dividends and distributions. It is expected the Fund will be offered on a continuous basis during the Post-Guarantee Period. The initial offering period for the Fund ended February 25, 2003. The Fund is currently in the Guarantee Period. The Guarantee Period for the Fund will run from February 28, 2003 (the Fund’s commencement of operations) through and including February 28, 2010 (the “Guarantee Maturity Date”).

The Fund undertakes (the “Payment Undertaking”) that on the Guarantee Maturity Date, each shareholder will be entitled to redeem his or her shares for an amount no less than the initial value of that shareholder’s account, less extraordinary expenses (the “Guaranteed Amount”), provided that all dividends and distributions received from the Fund have been reinvested and no shares have been redeemed. The Fund has entered into a Financial Guarantee Agreement (the “Financial Guarantee Agreement”) with Ambac Assurance Corporation (“Ambac”). In connection with the Fund’s entering into the Financial Guarantee Agreement with Ambac, Ambac has issued an unconditional and irrevocable financial guarantee insurance policy (the “Policy”) pursuant to which Ambac will pay the Fund an amount sufficient to insure that each shareholder’s account can be redeemed for an amount equal to his or her Guaranteed Amount should the Fund be unable to satisfy its Payment Undertaking with respect to such Guaranteed Amount. Ambac is a Wisconsin domiciled stock insurance company that is a leading guarantor of public finance and structured finance obligations.

A shareholder’s Guaranteed Amount will be reduced, as more fully described below, if the shareholder takes any dividends or distributions in cash instead of reinvesting them in additional shares of the Fund, redeems any shares before the Guarantee Maturity Date, or if there are extraordinary expenses incurred by the Fund which are not covered by the Fund’s Payment Undertaking and/or the Policy.

Item 11. Fund History.

Information relating to the history of the Fund is incorporated herein by reference from Item 6 of the Fund’s Part A.

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Item 12: Description of the Fund and its Investments and Risks.

The following information supplements and should be read in conjunction with Item 4 of the Fund’s Part A.

The investment objective of the Fund during its Guarantee Period is to seek long term capital growth to the extent permitted by a strategy that seeks to use investments in U.S. Treasury bonds, including zero coupon bonds, and other fixed income instruments, to protect the original principal value of the Fund (less redemptions, cash distributions and dividends and extraordinary expenses) at the Guarantee Maturity Date.

The Fund will seek to achieve its investment objective during its Guarantee Period by allocating its assets between an equity component (the “Core Component”) and a fixed income component (the “Protection Component”).

The Core Component of the Fund will consist primarily of equity securities of large cap companies that Fund Asset Management, L.P. (“FAM” or the “Investment Adviser”) selects from among those included in the Russell 1000® Index. The Fund will seek to achieve its objective by investing the assets allocated to the Core Component in the Master Large Cap Core Portfolio (the “Master Portfolio”) of the Master Large Cap Series Trust (the “Master Trust”). The Master Portfolio is a series of the Master Trust that seeks long-term growth of capital and uses the same investment strategies as may be used for the Core Component of the Fund. The investment experience of the Core Component will correspond to the investment experience of the Master Portfolio. For simplicity, when describing the Core Component, this Part B, like the Part A, uses the term “Fund” to include the Master Portfolio. When investing the Protection Component portion of the assets of the Fund, the Investment Adviser seeks to select investments with financial characteristics that will, at any point in time, closely resemble those of a portfolio of zero coupon bonds that mature at or near the Guarantee Maturity Date.

The investment objective of the Fund during the Post-Guarantee Period is to seek long term capital growth.

There can be no assurance that the investment objective of the Fund will be realized.

In addition to the investment strategies described in Item 4 of the Fund’s Part A, the Fund may also use the investment strategies described below.

The investment objective of the Core Component of the Fund is long term capital growth. The Fund seeks to achieve this objective by investing the assets allocated to the Core Component primarily in a diversified portfolio of equity securities of large cap companies located in the United States. The Fund also may invest up to 10% of the assets of the Core Component in equity securities of companies located in countries other than the United States.

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The Fund generally invests at least 80% of the assets allocated to the Core Component in equity securities of companies that are, at the time of purchase, included in the Russell 1000® Index. The Fund may continue to hold a security after it has been removed from the Russell 1000® Index. The Investment Adviser uses a proprietary multi-factor quantitative model to look for companies within the Russell 1000® Index that, in the Investment Adviser’s opinion, are consistent with the investment objective of the Fund. The Fund seeks to invest in securities that the Investment Adviser believes are undervalued or show good prospects for earnings growth. The Fund seeks securities such that the sum of the relative (to the S&P 500) price-to-earnings ratio and price-to-book ratio for a particular security is between 1.75 and 2.25. In seeking to outperform its benchmark, the Russell 1000® Index, the Fund will allocate its common stock investments among industry sectors in a manner generally comparable to the sector weightings in the Russell 1000® Index, as those sectors are defined in the S&P 500. The Fund also anticipates that its individual holdings generally will be allocated so that no individual security held by the Fund is overweighted in the portfolio as compared to its weighting in the Russell 1000® Index by more than 1%, and no security held by the Fund is underweighted as compared to its weighting in the Russell 1000® Index by more than 1%.

The Fund anticipates that its sector allocations, as a percentage of its common stock investments, to larger capitalized industries generally will be no more than two times that sector’s weighting in the Russell 1000® Index, while its sector allocations to smaller capitalized industries generally will be no more than three times that sector’s weighting in the Russell 1000® Index. “Larger” or “smaller” capitalized industries for this purpose will be determined by the relative size of the sector within the Russell 1000® Index, with any sector representing approximately 10% or more of the index being considered as a “larger” industry. Notwithstanding these sector allocation guidelines, the Fund reserves the right to invest up to 10% of its total assets in any one sector of the Russell 1000® Index; however, the Fund is not limited to investing only 10% of total assets in any one sector if the sector allocations listed above permit a larger allocation. While the Investment Adviser anticipates that the Fund generally will adhere to the targeted parameters described for the Fund, the implementation may vary in particular cases, and the Investment Adviser is not required to follow any or all of these parameters in selecting securities at all times.

Investment emphasis is on equities, primarily common stock. The Fund also may invest in securities convertible into common stock, preferred stock and rights and warrants to subscribe for common stock. The Fund may invest in U.S. Government debt securities and, to a lesser extent, in non-convertible debt securities rated investment grade by a nationally recognized statistical ratings organization, although it typically will not (in its Core Component) invest in any debt securities to a significant extent.

The Fund may hold assets in cash or cash equivalents and investment grade, short term securities, including money market securities, in such proportions as, in the opinion of the Investment Adviser, prevailing market or economic conditions warrant or for temporary defensive purposes.

Asset Allocation Risks. In pursuing the Fund’s investment objective during its Guarantee Period, the Investment Adviser looks to allocate assets between the Core Component (sometimes hereinafter referred to as the “Equity Component”), and the Protection Component of the Fund by using a mathematical formula. The formula evaluates a variety of factors, including, but not limited to, the prevailing level of interest rates, equity market volatility and the market value of Fund assets. If interest rates are low, Fund assets may be largely invested in the Protection Component in order to increase the likelihood of meeting the investment objective. In addition, if during the Guarantee Period the equity markets experience a major decline, the Investment Adviser may allocate the Fund’s assets largely or entirely to the Protection Component in order to attempt to meet the Fund’s investment objective.

The terms of the Financial Guarantee Agreement limit the manner in which the Fund may be managed during the Guarantee Period, and thus limit the Investment Adviser’s ability to respond to changing market conditions. If the Fund fails to comply with the agreed upon investment parameters or otherwise fails to comply with certain restrictions set forth in the Financial Guarantee Agreement, the Fund may be required to allocate all of its assets to the Protection Component. The allocation of the Fund’s assets is monitored on an ongoing basis. The asset allocation process also will be affected by the Investment Adviser’s ability to manage the Protection Component. If the Protection Component provides a return better than that assumed by the Investment Adviser’s formula, fewer assets might have to be allocated to the Protection Component. Conversely, if the performance of the Protection Component is worse than expected, more assets might have to be allocated to the Protection Component, and the ability of the Fund to participate in any subsequent upward movement in the equity markets would be limited.

The process of asset reallocation may result in additional transaction costs such as brokerage commissions. Additionally, the Fund will likely incur increased transactional costs during periods of high volatility in the fixed income or equity markets. Increased volatility may result in a higher portfolio turnover rate that may in turn cause adverse tax consequences for investors (due to realization of short term capital gains, if any) and correspondingly greater transaction costs in the form of dealer spreads, which are borne by the Fund. The risks associated with asset allocation will only be relevant during the Guarantee Period.

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Zero Coupon Securities. The Fund may invest in zero coupon securities. Zero coupon securities are securities that are sold at a discount to par value and on which interest payments are not made during the life of the security. The discount approximates the total amount of interest the security will accrue and compound over the period until maturity on the particular interest payment date at a rate of interest reflecting the market rate of the security at the time of issuance. Upon maturity, the holder is entitled to receive the par value of the security. While interest payments are not made on such securities, holders of such securities are deemed to have received income (“phantom income”) annually, notwithstanding that cash may not be received currently. The effect of owning instruments that do not make current interest payments is that a fixed yield is earned not only on the original investment but also, in effect, on all discount accretion during the life of the obligations. This implicit reinvestment of earnings at the same rate eliminates the risk of being unable to invest distributions at a rate as high as the implicit yield on the zero coupon bond, but at the same time eliminates the holder’s ability to reinvest at higher rates in the future. For this reason, some of these securities may be subject to substantially greater price fluctuations during periods of changing market interest rates than are comparable securities that pay interest currently, which fluctuation increases the longer the period to maturity. These investments benefit the issuer by mitigating its need for cash to meet debt service, but also require a higher rate of return to attract investors who are willing to defer receipt of cash. The Fund accrues income with respect to these securities for Federal income tax and accounting purposes prior to the receipt of cash payments. Zero coupon securities may be subject to greater fluctuation in value and lesser liquidity in the event of adverse market conditions than comparable rated securities paying cash interest at regular intervals.

In addition to the above-described risks, there are certain other risks related to investing in zero coupon securities. During a period of severe market conditions, the market for such securities may become even less liquid. In addition, as these securities do not pay cash interest, the Fund’s investment exposure to these securities and their risks, including credit risk, will increase during the time these securities are held in the Fund’s portfolio. Further, to maintain its qualification for pass-through treatment under the Federal tax laws, the Fund is required to distribute income to its shareholders and, consequently, may have to dispose of its portfolio securities under disadvantageous circumstances to generate the cash, or may have to leverage itself by borrowing the cash to satisfy these distributions, as they relate to the distribution of phantom income. The required distributions will result in an increase in the Fund’s exposure to such securities.

Foreign Securities Risk. The Fund may invest in companies located in countries other than the United States. This may expose the Fund to risks associated with foreign investments. Foreign investments involve certain risks not typically involved in domestic investments, including fluctuations in foreign exchange rates, future political and economic developments, different legal systems and the existence or possible imposition of exchange controls or other U.S. or non-U.S. governmental laws or restrictions applicable to such investments. Securities prices in different countries are subject to different economic, financial and social factors. Because the Fund may invest in securities denominated or quoted in currencies other than the U.S. dollar, changes in foreign currency exchange rates may affect the value of securities in the Fund’s Core Component and the unrealized appreciation or depreciation of investments insofar as U.S. investors are concerned. Foreign currency exchange rates are determined by forces of supply and demand in the foreign exchange markets. These forces are, in turn, affected by international balance of payments and other economic and financial conditions, government intervention, speculation and other factors. With respect to certain countries, there may be the possibility of expropriation of assets, confiscatory taxation, high rates of inflation, political or social instability or diplomatic developments that could affect investment in those countries. In addition, certain investments may be subject to non-U.S. withholding taxes.

Borrowing and Leverage. The use of leverage by the Fund creates an opportunity for greater total return, but, at the same time, creates special risks. For example, leveraging may exaggerate changes in the net asset value of Fund shares and in the yield on the Fund’s portfolio. Although the principal of such borrowings will be fixed, the Fund’s assets may change in value during the time the borrowings are outstanding. Borrowings will create interest expenses for the Fund which can exceed the income from the assets purchased with the borrowings. To the extent the income or capital appreciation derived from securities purchased with borrowed funds exceeds the interest the Fund will have to pay on the borrowings, the Fund’s return will be greater than if leverage had not been used. Conversely, if the income or capital appreciation from the securities purchased with such borrowed funds is not sufficient to cover the cost of borrowing, the return to the Fund will be less than if leverage had not been used, and therefore the amount available for distribution to shareholders as dividends and other distributions will be reduced. In the latter case, the Investment Adviser in its best judgment nevertheless may determine to maintain the Fund’s leveraged position if it expects that the benefits to the Fund’s shareholders of maintaining the leveraged position will outweigh the current reduced return.

Certain types of borrowings by the Fund may result in the Fund being subject to covenants in credit agreements relating to asset coverage, portfolio composition requirements and other matters. It is not anticipated that observance of such covenants would impede the Investment Adviser from managing the Fund’s portfolio in accordance with the Fund’s investment objectives and policies. However, a breach of any such covenants not cured within the specified cure period may result in acceleration of outstanding indebtedness and require the Fund to dispose of portfolio investments at a time when it may be disadvantageous to do so. The Fund at times may borrow from affiliates of the Investment Adviser, provided that the terms of such borrowings are no less favorable than those available from comparable sources of funds in the marketplace.

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Convertible Securities. Convertibles are generally debt securities or preferred stocks that may be converted into common stock. Convertibles typically pay current income as either interest (debt security convertibles) or dividends (preferred stocks). A convertible’s value usually reflects both the stream of current income payments and the value of the underlying common stock. The market value of a convertible performs like a regular debt security, that is, if market interest rates rise, the value of a convertible usually falls. Since it is convertible into common stock, the convertible also has the same types of market and issuer risk as the underlying common stock.

Debt Securities. Debt securities, such as bonds, involve credit risk. This is the risk that the borrower will not make timely payments of principal and interest. The degree of credit risk depends on the issuer’s financial condition and on the terms of the bonds. This risk is minimized to the extent the Fund limits its debt investments to U.S. Government securities. All debt securities, however, are subject to interest rate risk. This is the risk that the value of the security may fall when interest rates rise. In general, the market price of debt securities with longer maturities will go up or down more in response to changes in interest rates than the market price of shorter term securities.

Initial Public Offering Risk. The volume of initial public offerings and the levels at which the newly issued stocks trade in the secondary market are affected by the performance of the stock market overall. If initial public offerings are brought to the market, availability may be limited and the Fund may not be able to buy any shares at the offering price, or if it is able to buy shares, it may not be able to buy as many shares at the offering price as it would like. In addition, the prices of securities involved in initial public offerings are often subject to greater and more unpredictable price changes than more established stocks.

Warrants. The Fund may invest in warrants, which are securities permitting, but not obligating, the warrant holder to subscribe for other securities. Buying a warrant does not make the Fund a shareholder of the underlying stock. The warrant holder has no right to dividends or votes on the underlying stock. A warrant does not carry any right to assets of the issuer, and for this reason investment in warrants may be more speculative than other equity-based investments.

The Fund may use instruments referred to as derivative securities (“Derivatives”). Derivatives are financial instruments the value of which is derived from another security, a commodity (such as gold or oil), a currency or an index (a measure of value or rates, such as the S&P 500 Index or the prime lending rate). Derivatives allow the Fund to increase or decrease the level of risk to which the Fund is exposed more quickly and efficiently than transactions in other types of instruments.

Hedging. Hedging is a strategy in which a Derivative is used to offset the risks associated with other Fund holdings. Losses on the other investment may be substantially reduced by gains on a Derivative that reacts in an opposite manner to market movements. While hedging can reduce losses, it can also reduce or eliminate gains or cause losses if the market moves in a different manner than anticipated by the Fund or if the cost of the Derivative outweighs the benefit of the hedge. Hedging also involves the risk that changes in the value of the Derivative will not match those of the holdings being hedged as expected by the Fund, in which case any losses on the holdings being hedged may not be reduced or may be increased. The inability to close options and futures positions also could have an adverse impact on the Fund’s ability to hedge effectively its portfolio. There is also a risk of loss by the Fund of margin deposits or collateral in the event of bankruptcy of a broker with whom the Fund has an open position in an option, a futures contract or a related option. There can be no assurance that the Fund’s hedging strategies will be effective. The Fund is required to engage in hedging transactions and may choose not to do so.

The Fund may use Derivative instruments and trading strategies including the following:

Options on Securities and Securities Indices

Purchasing Put Options. The Fund may purchase put options on securities held in its portfolio or on securities or interest rate indices that are correlated with securities held in its portfolio. When the Fund purchases a put option, in consideration for an upfront payment (the “option premium”), the Fund acquires a right to sell to another party specified securities owned by the Fund at a specified price (the “exercise price”) on or before a specified date (the “expiration date”), in the case of an option on securities, or to receive from another party a payment based on the amount a specified securities index declines below a specified level on or before the expiration date, in the case of an option on a securities index. The purchase of a put option limits the Fund’s risk of loss in the event of a decline in the market value of the portfolio holdings underlying the put option prior to the option’s expiration date. If the market value of the portfolio holdings associated with the put option increases rather than decreases, however, the Fund will lose the option premium and will consequently realize a lower return on the portfolio holdings than would have been realized without the purchase of the put. Purchasing a put option may involve correlation risk, and may also involve liquidity and credit risk.

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Purchasing Call Options. The Fund may also purchase call options on securities it intends to purchase or securities or interest rate indices, which are correlated with the types of securities it intends to purchase. When the Fund purchases a call option, in consideration for the option premium the Fund acquires a right to purchase from another party specified securities at the exercise price on or before the expiration date, in the case of an option on securities, or to receive from another party a payment based on the amount a specified securities index increases beyond a specified level on or before the expiration date, in the case of an option on a securities index. The purchase of a call option may protect the Fund from having to pay more for a security as a consequence of increases in the market value for the security during a period when the Fund is contemplating its purchase, in the case of an option on a security, or attempting to identify specific securities in which to invest in a market the Fund believes to be attractive, in the case of an option on an index (an “anticipatory hedge”). In the event the Fund determines not to purchase a security underlying a call option, however, the Fund may lose the entire option premium. Purchasing a call option involves correlation risk, and may also involve liquidity and credit risk.

The Fund is also authorized to purchase put or call options in connection with closing out put or call options it has previously sold. The profit or loss realized by the Fund from such a closing transaction will depend on whether the amount received is more or less than the premium paid for the option plus the related transaction costs.

Writing Call Options. The Fund may write (i.e., sell) call options on securities held in its portfolio or securities indices the performance of which correlates with securities held in its portfolio. When the Fund writes a call option, in return for an option premium the Fund gives another party the right to buy specified securities owned by the Fund at the exercise price on or before the expiration date, in the case of an option on securities, or agrees to pay to another party an amount based on any gain in a specified securities index beyond a specified level on or before the expiration date, in the case of an option on a securities index. The Fund may write call options to earn income, through the receipt of option premiums. In the event the party to which the Fund has written an option fails to exercise its rights under the option because the value of the underlying securities is less than the exercise price, the Fund will partially offset any decline in the value of the underlying securities through the receipt of the option premium. By writing a call option, however, the Fund limits its ability to sell the underlying securities, and gives up the opportunity to profit from any increase in the value of the underlying securities beyond the exercise price, while the option remains outstanding. Writing a call option may involve correlation risk.

Types of Options. The Fund may engage in transactions in options on securities or securities indices on exchanges and in the over-the-counter (“OTC”) markets. In general, exchange-traded options have standardized exercise prices and expiration dates and require the parties to post margin against their obligations, and the performance of the parties’ obligations in connection with such options is guaranteed by the exchange or a related clearing corporation. OTC options have more flexible terms negotiated between the buyer and the seller, but generally do not require the parties to post margin and are subject to greater credit risk. OTC options also involve greater liquidity risk. The staff of the Commission has taken the position that purchased OTC options and the assets used as cover for written OTC options are illiquid securities. Therefore, the Protected Trust has adopted an investment policy pursuant to which the Fund will not purchase or sell OTC options (including OTC options on futures contracts) if, as a result of such transaction, the sum of the market value of OTC options currently outstanding that are held by the Fund, the market value of the underlying securities covered by OTC call options currently outstanding that were sold by the Fund and margin deposits on the Fund’s existing OTC options on futures contracts exceeds 15% of the net assets of the Fund taken at market value, together with all other assets of the Fund that are illiquid or are not otherwise readily marketable. However, if the OTC option is sold by the Fund to a primary U.S. Government securities dealer recognized by the Federal Reserve Bank of New York and if the Fund has the unconditional contractual right to repurchase such OTC option from the dealer at a predetermined price, then the Fund will treat as illiquid such amount of the underlying securities as is equal to the repurchase price less the amount by which the option is “in-the-money” (i.e., current market value of the underlying securities minus the option’s strike price). The repurchase price with the primary dealers is typically a formula price that is generally based on a multiple of the premium received for the option plus the amount by which the option is “in-the-money.” This policy as to OTC options is not a fundamental policy of the Fund and may be amended by the Trustees without the approval of the shareholders. However, the Trustees will not change or modify this policy prior to the change or modification by the Commission staff of its position.

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Futures

The Fund may engage in transactions in futures and options thereon. Futures are standardized, exchange-traded contracts that obligate a purchaser to take delivery, and a seller to make delivery, of a specific amount of an asset at a specified future date at a specified price. No price is paid upon entering into a futures contract. Rather, upon purchasing or selling a futures contract, the Fund is required to deposit collateral (“margin”) equal to a percentage (generally less than 10%) of the contract value. Each day thereafter until the futures position is closed, the Fund will pay additional margin representing any loss experienced as a result of the futures position the prior day or be entitled to a payment representing any profit experienced as a result of the futures position the prior day. Futures involve substantial leverage risk.

The sale of a futures contract limits the Fund’s risk of loss through a decline in the market value of portfolio holdings correlated with the futures contract prior to the futures contract’s expiration date. In the event the market value of the portfolio holdings correlated with the futures contract increases rather than decreases, however, the Fund will realize a loss on the futures position and a lower return on the portfolio holdings than would have been realized without the purchase of the futures contract.

The purchase of a futures contract may protect the Fund from having to pay more for securities as a consequence of increases in the market value for such securities during a period when the Fund was attempting to identify specific securities in which to invest in a market the Fund believes to be attractive. In the event that such securities decline in value or the Fund determines not to complete an anticipatory hedge transaction relating to a futures contract, however, the Fund may realize a loss relating to the futures position.

The Fund will limit transactions in futures and options on futures to financial futures contracts (i.e., contracts for which the underlying asset is a currency or securities or interest rate index) purchased or sold for hedging purposes (including anticipatory hedges). The Fund will further limit transactions in futures and options on futures to the extent necessary to prevent the Fund from being deemed a “commodity pool” under regulations of the Commodity Futures Trading Commission.

Indexed Securities

The Fund may invest in securities the potential return of which is based on an index. As an illustration, the Fund may invest in a debt security that pays interest based on the current value of an interest rate index, such as the prime rate. The Fund also may invest in a debt security which returns principal at maturity based on the level of a securities index or a basket of securities, or based on the relative changes of two indices. Indexed securities involve credit risk, and certain indexed securities may involve leverage risk and liquidity risk. The Fund may invest in indexed securities for hedging purposes only. When used for hedging purposes, indexed securities involve correlation risk.

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Risk Factors in Derivatives

Derivatives are volatile and involve significant risks, including:

Credit Risk — the risk that the counterparty on a Derivative transaction will be unable to honor its financial obligation to the Fund.

Currency Risk — the risk that changes in the exchange rate between two currencies will adversely affect the value (in U.S. dollar terms) of an investment.

Leverage Risk — the risk associated with certain types of investments or trading strategies (such as borrowing money to increase the amount of investments) that relatively small market movements may result in large changes in the value of an investment. Certain investments or trading strategies that involve leverage can result in losses that greatly exceed the amount originally invested.

Liquidity Risk — the risk that certain securities may be difficult or impossible to sell at the time that the seller would like or at the price that the seller believes the security is currently worth.

Use of Derivatives for hedging purposes involves correlation risk. If the value of the Derivative moves more or less than the value of the hedged instruments, the Fund will experience a gain or loss which will not be completely offset by movements in the value of the hedged instruments.

The Fund intends to enter into transactions involving Derivatives only if there appears to be a liquid secondary market for such instruments or, in the case of illiquid instruments traded in OTC transactions, such instruments satisfy the criteria set forth below under “Additional Risk Factors of OTC Transactions; Limitations on the Use of OTC Derivatives.” However, there can be no assurance that, at any specific time, either a liquid secondary market will exist for a Derivative or the Fund will otherwise be able to sell such instrument at an acceptable price. It may therefore not be possible to close a position in a Derivative without incurring substantial losses, if at all.

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Certain transactions in Derivatives (such as futures transactions or sales of put options) involve substantial leverage risk and may expose the Fund to potential losses, which exceed the amount originally invested by the Fund. When the Fund engages in such a transaction, the Fund will deposit in a segregated account at its custodian liquid securities with a value at least equal to the Fund’s exposure, on a mark-to-market basis, to the transaction (as calculated pursuant to requirements of the Commission). Such segregation will ensure that the Fund has assets available to satisfy its obligations with respect to the transaction, but will not limit the Fund’s exposure to loss.

Additional Risk Factors of OTC Transactions; Limitations on the Use of OTC Derivatives

Certain Derivatives traded in OTC markets, including indexed securities, swaps and OTC options, involve substantial liquidity risk. The absence of liquidity may make it difficult or impossible for the Fund to sell such instruments promptly at an acceptable price. The absence of liquidity may also make it more difficult for the Fund to ascertain a market value for such instruments. The Fund will, therefore, acquire illiquid OTC instruments (i) if the agreement pursuant to which the instrument is purchased contains a formula price at which the instrument may be terminated or sold, or (ii) for which the Manager anticipates the Fund can receive on each business day at least two independent bids or offers, unless a quotation from only one dealer is available, in which case that dealer’s quotation may be used.

Because Derivatives traded in OTC markets are not guaranteed by an exchange or clearing corporation and generally do not require payment of margin, to the extent that the Fund has unrealized gains in such instruments or has deposited collateral with its counterparty the Fund is at risk that its counterparty will become bankrupt or otherwise fail to honor its obligations. The Fund will attempt to minimize the risk that a counterparty will become bankrupt or otherwise fail to honor its obligations by engaging in transactions in Derivatives traded in OTC markets only with financial institutions that have substantial capital or that have provided the Fund with a third-party guaranty or other credit enhancement.

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Repurchase Agreements. The Fund may invest in securities pursuant to repurchase agreements. Under such agreements, the bank or primary dealer or an affiliate thereof agrees, upon entering into the contract, to repurchase the security at a mutually agreed upon time and price, thereby determining the yield during the term of the agreement. This insulates the Fund from fluctuations in the market value of the underlying security during such period, although, to the extent the repurchase agreement is not denominated in U.S. dollars, the Fund’s return may be affected by currency fluctuations. The Fund may not invest more than 15% of its net assets in repurchase agreements maturing in more than seven days (together with other illiquid securities). Repurchase agreements may be construed to be collateralized loans by the purchaser to the seller secured by the securities transferred to the purchaser. The Fund will require the seller to provide additional collateral if the market value of the securities falls below the repurchase price at any time during the term of the repurchase agreement. In the event of default by the seller under a repurchase agreement with the Fund that is construed to be a collateralized loan, the underlying securities are not owned by the Fund but only constitute collateral for the seller’s obligation to pay the repurchase price. Therefore, the Fund may suffer time delays and incur costs or possible losses in connection with the disposition of the collateral. In the event of a default under such a repurchase agreement, instead of the contractual fixed rate of return, the rate of return to the Fund shall be dependent upon intervening fluctuations of the market value of such security and the accrued interest on the security. In such event, the Fund would have rights against the seller for breach of contract with respect to any losses arising from market fluctuations following the failure of the seller to perform.

When Issued Securities, Delayed Delivery Securities and Forward Commitments. The Fund may purchase or sell securities that it is entitled to receive on a when issued basis. The Fund may also purchase or sell securities on a delayed delivery basis. The Fund may also purchase or sell securities through a forward commitment. These transactions involve the purchase or sale of securities by the Fund at an established price with payment and delivery taking place in the future. The Fund enters into these transactions to obtain what is considered an advantageous price to the Fund at the time of entering into the transaction. The Fund has not established any limit on the percentage of its assets that may be committed in connection with these transactions. When the Fund purchases securities in these transactions, the Fund segregates liquid securities in an amount equal to the amount of its purchase commitments.

There can be no assurance that a security purchased on a when issued basis will be issued or that a security purchased or sold through a forward commitment will be delivered. The value of securities in these transactions on the delivery date may be more or less than the Fund’s purchase price. The Fund may bear the risk of a decline in the value of the security in these transactions and may not benefit from any appreciation in the value of the security during the commitment period.

Standby Commitment Agreements. The Fund may enter into standby commitment agreements. These agreements commit the Fund, for a stated period of time, to purchase a stated amount of securities which may be issued and sold to the Fund at the option of the issuer. The price of the security is fixed at the time of the commitment. At the time of entering into the agreement the Fund is paid a commitment fee, regardless of whether or not the security is ultimately issued. The Fund will enter into such agreements for the purpose of investing in the security underlying the commitment at a price that is considered advantageous to the Fund. The Fund will limit its investment in such commitments so that the aggregate purchase price of securities subject to such commitments, together with the value of other portfolio securities subject to legal restrictions on resale that affect their marketability, will not exceed 15% of assets taken at the time of the commitment. The Fund will segregate liquid assets in an aggregate amount equal to the purchase price of the securities underlying the commitment.

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There can be no assurance that the securities subject to a standby commitment will be issued, and the value of the security, if issued, on the delivery date may be more or less than its purchase price. Since the issuance of the security underlying the commitment is at the option of the issuer, the Fund may bear the risk of a decline in the value of such security and may not benefit from an appreciation in the value of the security during the commitment period.

The purchase of a security subject to a standby commitment agreement and the related commitment fee will be recorded on the date on which the security can reasonably be expected to be issued, and the value of the security thereafter will be reflected in the calculation of the Fund’s net asset value. The cost basis of the security will be adjusted by the amount of the commitment fee. In the event the security is not issued, the commitment fee will be recorded as income on the expiration date of the standby commitment.

Illiquid or Restricted Securities. The Fund may invest up to 15% of its net assets in securities that lack an established secondary trading market or otherwise are considered illiquid. Liquidity of a security relates to the ability to dispose easily of the security and the price to be obtained upon disposition of the security, which may be less than would be obtained for a comparable more liquid security. Illiquid securities may trade at a discount from comparable, more liquid investments. Investment of the Fund’s assets in illiquid securities may restrict the ability of the Fund to dispose of its investments in a timely fashion and for a fair price as well as its ability to take advantage of market opportunities. The risks associated with illiquidity will be particularly acute where the Fund’s operations require cash, such as when the Fund redeems shares or pays dividends, and could result in the Fund borrowing to meet short-term cash requirements or incurring capital losses on the sale of illiquid investments.

The Fund may invest in securities that are not registered under the Securities Act of 1933, as amended (the “Securities Act”) or otherwise have contractual or legal restrictions on their resale (“restricted securities”). Restricted securities may be sold in private placement transactions between issuers and their purchasers and may be neither listed on an exchange nor traded in other established markets. In many cases, privately placed securities may not be freely transferable under the laws of the applicable jurisdiction or due to contractual restrictions on resale. As a result of the absence of a public trading market, privately placed securities may be less liquid and more difficult to value than publicly traded securities. To the extent that privately placed securities may be resold in privately negotiated transactions, the prices realized from the sales, due to illiquidity, could be less than those originally paid by the Fund or less than their fair market value. In addition, issuers whose securities are not publicly traded may not be subject to the disclosure and other investor protection requirements that may be applicable if their securities were publicly traded. If any privately placed securities held by the Fund are required to be registered under the securities laws of one or more jurisdictions before being resold, the Fund may be required to bear the expenses of registration. Certain of the Fund’s investments in private placements may consist of direct investments and may include investments in smaller, less-seasoned issuers, which may involve greater risks. These issuers may have limited product lines, markets or financial resources, or they may be dependent on a limited management group. In making investments in such securities, the Fund may obtain access to material non-public information which may restrict the Fund’s ability to conduct portfolio transactions in such securities.

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144A Securities. The Fund may purchase restricted securities that can be offered and sold to “qualified institutional buyers” under Rule 144A under the Securities Act. The Trustees of the Protected Trust have determined to treat as liquid Rule 144A securities that are either freely tradable in their primary markets offshore or have been determined to be liquid in accordance with the policies and procedures adopted by the Trustees. The Trustees have adopted guidelines and delegated to the Investment Adviser the daily function of determining and monitoring liquidity of restricted securities. The Trustees, however, will retain sufficient oversight and be ultimately responsible for the determinations. This investment practice could have the effect of increasing the level of illiquidity in the Fund to the extent that qualified institutional buyers become for a time uninterested in purchasing these securities.

Securities Lending. The Fund may lend securities with a value not exceeding 33 1/3% of the Core Component’s total assets or the limit prescribed by applicable law to banks, brokers and other financial institutions. In return, the Fund receives collateral in cash or securities issued or guaranteed by the U.S. Government, which will be maintained at all times in an amount equal to at least 100% of the current market value of the loaned securities. The Fund maintains the ability to obtain the right to vote or consent on proxy proposals involving material events affecting securities loaned. The Fund receives the income on the loaned securities. Where the Fund receives securities as collateral, the Fund receives a fee for its loans from the borrower and does not receive the income on the collateral. Where the Fund receives cash collateral, it may invest such collateral and retain the amount earned, net of any amount rebated to the borrower. As a result, the Fund’s yield may increase. Loans of securities are terminable at any time and the borrower, after notice, is required to return borrowed securities within the standard time period for settlement of securities transactions. The Fund is obligated to return the collateral to the borrower at the termination of the loan. The Fund could suffer a loss in the event the Fund must return the cash collateral and there are losses on investments made with the cash collateral. In the event the borrower defaults on any of its obligations with respect to a securities loan, the Fund could suffer a loss where there are losses on investments made with the cash collateral or, where the value of the securities collateral falls below the market value of the borrowed securities. The Fund could also experience delays and costs in gaining access to the collateral. The Fund may pay reasonable finder’s, lending agent, administrative and custodial fees in connection with its loans. The Fund has received an exemptive order from the Commission permitting it to lend portfolio securities to Merrill Lynch, Pierce, Fenner & Smith Incorporated or its affiliates and to retain an affiliate of the Fund as lending agent. See “Portfolio Transactions and Brokerage.”

Other Special Considerations. The Fund may, without limit, make short term investments, purchase high quality bonds or buy or sell derivatives to reduce exposure to equity securities when the Fund believes it is advisable to do so (on a temporary defensive basis). Short term investments and temporary defensive positions may limit the potential for growth in the value of shares of the Fund.

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

Suitability

The economic benefit of an investment in the Fund depends upon many factors beyond the control of the Fund, its Investment Adviser and its affiliates. The Fund should be considered a vehicle for diversification and not as a balanced investment program. The suitability for any particular investor of a purchase of shares in the Fund will depend upon, among other things, such investor’s investment objectives and such investor’s ability to accept the risks associated with investing in the Fund.

Investment Restrictions

The Fund has adopted restrictions and policies relating to the investment of the Fund’s assets and its activities. Certain of the restrictions are fundamental policies of the Fund and may not be changed without the approval of the holders of a majority of the Fund’s outstanding voting securities (which for this purpose and under the Investment Company Act, means the lesser of (i) 67% of the shares represented at a meeting at which more than 50% of the outstanding shares are represented or (ii) more than 50% of the outstanding shares). The Trust, on behalf of the Fund, has also adopted certain non-fundamental investment restrictions, which may be changed by the Board of Trustees without shareholder approval. None of these investment restrictions shall prevent the Fund from investing all of the Core Component’s assets (or, during the Post-Guarantee Period, all of the Fund’s assets) in shares of another registered investment company with the same investment objective and strategies (in a master/feeder structure).

Set forth below are the Fund’s fundamental and non-fundamental investment restrictions. Unless otherwise provided, all references below to the assets of the Fund are in terms of current market value.

The Master Trust has adopted investment restrictions substantially the same as the foregoing, which are fundamental policies of the Master Trust and may not be changed with respect to the Master Portfolio without the approval of the holders of a majority of the interests of the Master Portfolio, as defined in the Investment Company Act.

Under its fundamental investment restrictions, the Fund may not:

1.	Make any investment inconsistent with the Fund’s classification as a diversified company under the Investment Company Act.

2.	Invest more than 25% of its assets, taken at market value, in the securities of issuers in any particular industry (excluding the U.S. Government and its agencies and instrumentalities).

3.	Make investments for the purpose of exercising control or management. Investments by the Fund in wholly owned investment entities created under the laws of certain countries will not be deemed the making of investments for the purpose of exercising control or management.

4.	Purchase or sell real estate, except that, to the extent permitted by applicable law, the Fund may invest in securities directly or indirectly secured by real estate or interests therein or issued by companies that invest in real estate or interests therein.

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
	5.	Make loans to other persons, except that the acquisition of bonds, debentures or other corporate debt securities and investment in government obligations, commercial paper, pass-through instruments, certificates of deposit, bankers acceptances, repurchase agreements or any similar instruments shall not be deemed to be the making of a loan, and except further that the Fund may lend its portfolio securities, provided that the lending of portfolio securities may be made only in accordance with applicable law or any exemptive relief granted by the Commission and the guidelines set forth in the Fund’s Prospectus and Statement of Additional Information, as they may be amended from time to time.

6.	Issue senior securities to the extent such issuance would violate applicable law.

7.	Borrow money, except that (i) the Fund may borrow from banks (as defined in the Investment Company Act) in amounts up to 33 1/3% of its total assets (including the amount borrowed), (ii) the Fund may borrow up to an additional 5% of its total assets for temporary purposes, (iii) the Fund may obtain such short-term credit as may be necessary for the clearance of purchases and sales of portfolio securities and (iv) the Fund may purchase securities on margin to the extent permitted by applicable law. The Fund may not pledge its assets other than to secure such borrowings or, to the extent permitted by the Fund’s investment policies as set forth in its Prospectus and Statement of Additional Information, as they may be amended from time to time, in connection with hedging transactions, short sales, when-issued and forward commitment transactions and similar investment strategies.

8.	Underwrite securities of other issuers except insofar as the Fund technically may be deemed an underwriter under the Securities Act in selling portfolio securities.

9.	Purchase or sell commodities or contracts on commodities, except to the extent that the Fund may do so in accordance with applicable law and the Fund’s Prospectus and Statement of Additional Information, as they may be amended from time to time, and without registering as a commodity pool operator under the Commodity Exchange Act.

Under its non-fundamental investment restrictions, the Fund may not:

a.	Purchase securities of other investment companies, except to the extent permitted by applicable law. Except as set forth below, as a matter of policy, however, the Fund will not purchase shares of any registered open-end investment company or registered unit investment trust, in reliance on Section 12(d)(1)(F) or (G) (the “fund of funds” provisions) of the Investment Company Act, at any time its shares are owned by another investment company that is part of the same group of investment companies as the Fund. As described in the Prospectus, the Fund will invest its Core Component in the Master Portfolio of the Master Trust. During the Post-Guarantee Period, the Fund will become a feeder fund of the Master Portfolio in a master/feeder structure. The Master Trust is registered as an open-end management investment company under the Investment Company Act. During the Post-Guarantee Period, the Board of Trustees may, in its discretion, instead cause the Fund to be liquidated or combined with another fund without shareholder approval, unless otherwise required by law. During the Post-Guarantee Period, the Board of Trustees may also cause the Fund to invest a portion of its assets in one or more other funds in a fund of funds structure.

b.	Make short sales of securities or maintain a short position, except to the extent permitted by applicable law. The Fund currently does not intend to engage in short sales, except short sales “against the box.”

c.	Invest in securities which cannot be readily resold because of legal or contractual restrictions or which cannot otherwise be marketed, redeemed or put to the issuer or a third party, if at the time of acquisition more than 15% of its total assets would be invested in such securities. This restriction shall not apply to securities which mature within seven days or securities which the Trustees have otherwise determined to be liquid pursuant to applicable law.

In addition, as a non-fundamental policy that may be changed by the Board of Trustees and to the extent required by the Securities and Exchange Commission or its staff, the Fund will, for purposes of fundamental investment restriction 1, treat securities issued or guaranteed by the government of any one foreign country as the obligations of a single issuer.

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

If a percentage restriction on the investment or use of assets set forth above is adhered to at the time a transaction is effected, later changes in percentages resulting from changing values will not be considered a violation.

For purposes of investment restriction 2 above, industry means any one or more of the industry sub-classifications used by one or more widely recognized market indices or ratings group indices, and/or as defined by Fund management.

The Fund’s investments will be limited in order to allow such Fund to qualify as a “regulated investment company” for purposes of the Internal Revenue Code of 1986, as amended (the “Code”). See “Dividends and Taxes — Taxes.” To qualify, among other requirements, the Fund will limit its investments so that, at the close of each quarter of the taxable year, (i) not more than 25% of the market value of the Fund’s total assets will be invested in the securities of a single issuer, and (ii) with respect to 50% of the market value of its total assets, not more than 5% of the market value of its total assets will be invested in the securities of a single issuer and the Fund will not own more than 10% of the outstanding voting securities of a single issuer. Foreign government securities (unlike U.S. government securities) are not exempt from the diversification requirements of the Code and the securities of each foreign government issuer are considered to be obligations of a single issuer. These tax-related limitations may be changed by the Trustees to the extent necessary to comply with changes to the Federal tax requirements. The Fund is “diversified” under the Investment Company Act and must satisfy the foregoing 5% and 10% requirements with respect to 75% of its total assets.

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Item 13. Management of the Fund and the Master Trust.

(a) Management Information

The Board of Trustees consists of five individuals, four of whom are not “interested persons” of the Trust as defined in the Investment Company Act (the “non-interested Trustees”). The Trustees are responsible for the overall supervision of the operations of the Fund and perform the various duties imposed on the directors of investment companies by the Investment Company Act.

(b) Board of Trustees

Trustees of the Fund

Each non-interested Trustee is a member of the Fund’s Audit Committee (the “Audit Committee”). The principal responsibilities of the Audit Committee are the appointment, compensation and oversight of the Fund’s independent accountants, including the resolution of disagreements regarding financial reporting between the Fund, management and such independent accountants. The Audit Committee’s responsibilities include, without limitation, to (i) review with the independent accountants the arrangements for and scope of annual and special audits and any other services provided by the independent accountants to the Fund; (ii) discuss with the independent accountants certain matters relating to the Fund’s financial statements, including any adjustment to such financial statements recommended by such independent accountants or any other results of any audit; (iii) ensure that the independent accountants submit on a periodic basis a formal written statement with respect to their independence, discuss with the independent accountants any relationships or services disclosed in the statement that may impact the objectivity and independence of the Fund’s independent accountants and recommend that the Board take appropriate action in response thereto to satisfy itself of the independent accountants’ independence; and (iv) consider the comments of the independent accountants with respect to the quality and adequacy of the Fund’s accounting and financial reporting policies and practices and internal controls and Fund management’s responses thereto. The Board has adopted a written charter for the Committee. The Audit Committee has retained independent legal counsel to assist it in connection with these duties. The Audit Committee met three times during the fiscal year ended October 31, 2003.

Each non-interested Trustee is also a member of the Fund’s Nominating Committee. The principal responsibilities of the Nominating Committee are to identify individuals qualified to serve as non-interested Trustees of the Fund and to recommend its nominees for consideration by the full Board. While the Nominating Committee is solely responsible for the selection and nomination of the Fund’s non-interested Trustees, the Nominating Committee may consider nominations for the office of Trustee made by Fund shareholders or by Fund management as it deems appropriate. Fund shareholders who wish to recommend a nominee should send nominations to the Secretary of the Fund that include biographical information and set forth the qualifications of the proposed nominee. The Nominating Committee is newly formed and did not meet during the Fund’s fiscal year ended October 31, 2003.

Biographical Information. Certain biographical and other information relating to the non-interested Trustees is set forth below, including their ages, their principal occupations for at least the last five years, the length of time served, the total number of portfolios overseen in the complex of funds advised by the Investment Adviser, Merrill Lynch Investment Managers, L.P. (“MLIM”) and their affiliates (“MLIM/FAM-advised funds”) and other public directorships.

35

Name, Address* and Age of Trustee	Position(s) Held with the Trust	Term of Office** and Length of Time Served	Principal Occupation(s) During Past Five Years	Number of MLIM/FAM- Advised Funds and Portfolios Overseen	Public Directorships
David O. Beim (63)	Trustee	Trustee since 2002	Professor of Finance and Economics at the Columbia University Graduate School of Business since 1991; Chairman of Outward Bound U.S.A. since 1997; Chairman of Wave Hill, Inc. since 1980.	11 registered investment companies consisting of 16 portfolios	None

James T. Flynn (64)	Trustee	Trustee since 2002	Chief Financial Officer of J.P. Morgan & Co. Inc. from 1990 to 1995 and an employee of J.P. Morgan in various capacities from 1967 to 1995.	11 registered investment companies consisting of 16 portfolios	None

W. Carl Kester (51)	Trustee	Trustee since 2002	Industrial Bank of Japan Professor of Finance, Senior Associate Dean and Chairman of the MBA Program of Harvard University Graduate School of Business Administration since 1999; James R. Williston Professor of Business Administration of Harvard University Graduate School of Business from 1997 to 1999; MBA Class of 1958 Professor of Business Administration of Harvard University Graduate School of Business Administration from 1981 to 1997; Independent Consultant since 1978.	11 registered investment companies consisting of 16 portfolios	None

36

Name, Address* and Age of Trustee	Position(s) Held with the Trust	Term of Office** and Length of Time Served	Principal Occupation(s) During Past Five Years	Number of MLIM/FAM- Advised Funds and Portfolios Overseen	Public Directorships
Karen P. Robards (53)	Trustee	Trustee since 2002	President of Robards & Company, a financial advisory firm, since 1987; formerly an investment banker with Morgan Stanley for more than ten years; Director of Enable Medical Corp. since 1996; Director of AtriCure, Inc. since 2000; Director of CineMuse Inc. from 1996 to 2000; Director of the Cooke Center for Learning and Development, a not-for-profit organization, since 1987.	11 registered investment companies consisting of 16 portfolios	None

*	The address of each non-interested Trustee is P.O. Box 9095 Princeton, New Jersey 08543-9095.
**	Each Trustee serves until his or her successor is elected and qualified or until his or her death, resignation, or removal as provided in the Trust’s by-laws, charter or by statute.

Trustees of the Master Trust

The Board of Trustees of the Master Trust (the “Master Trust Trustees”) consists of eight individuals, seven of whom are not “interested persons” of the Master Trust as defined by the Investment Company Act (the “non-interested Master Trust Trustees”). The Master Trust Trustees are responsible for the overall supervision of the operations of the Master Trust and the Master Portfolio and perform the various duties imposed on the directors of investment companies by the Investment Company Act.

Each non-interested Master Trust Trustee is a member of the Master Trust’s Audit Committee (the “Master Trust Audit Committee”). The principal responsibilities of the Master Trust Audit Committee are the appointment, compensation and oversight of the Master Trust’s independent accountants, including the resolution of disagreements regarding financial reporting between Master Trust management and such independent accountants. The Master Trust Audit Committee’s responsibilities include, without limitation, to (i) review with the independent accountants the arrangements for and scope of annual and special audits and any other services provided by the independent accountants to the Master Trust; (ii) discuss with the independent accountants certain matters relating to the Master Trust’s financial statements, including any adjustment to such financial statements recommended by such independent accountants or any other results of any audit; (iii) ensure that the independent accountants submit on a periodic basis a formal written statement with respect to their independence, discuss with the independent accountants any relationships or services disclosed in the statement that may impact the objectivity and independence of the Master Trust’s independent accountants and recommend that the Board of the Master Trust take appropriate action in response thereto to satisfy itself of the independent accountants’ independence; and (iv) consider the comments of the independent accountants with respect to the quality and adequacy of the Master Trust’s accounting and financial reporting policies and practices and internal controls and Master Trust’s management’s responses thereto. The Board of the Master Trust has adopted a written charter for the Master Trust Audit Committee. The Master Trust Audit Committee has retained independent legal counsel to assist them in connection with these duties. The Master Trust Audit Committee met three times during the Master Trust’s fiscal year ended August 31, 2003.

Each non-interested Master Trust Trustee is also a member of the Master Trust’s Nominating Committee. The principal responsibilities of the Master Trust Nominating Committee are to identify individuals qualified to serve as non-interested Trustees of the Trust and to recommend its nominees for consideration by the full Board. While the Master Trust Nominating Committee is solely responsible for the selection and nomination of the Trust’s non-interested Trustees, the Master Trust Nominating Committee may consider nominations for the office of Trustee made by interest holders of the Trust or Feeder Fund stockholders or by Trust management as it deems appropriate. Interest holders of the Trust or Feeder Fund stockholders who wish to recommend a nominee should send nominations to the Secretary of the Trust that include biographical information and set forth the qualifications of the proposed nominee. The Master Trust Nominating Committee is newly formed and did not meet during the Fund’s fiscal year ended October 31, 2003.

Biographical Information. Certain biographical and other information relating to the non-interested Master Trust Trustees is set forth below, including their ages, their principal occupations for at least the last five years, the length of time served, the total number of MLIM/FAM advised funds overseen and other public directorships.

Name, Address* and Age of Trustee	Position(s) Held with the Master Trust	Term of Office** and Length of Time Served	Principal Occupation During Past Five Years	Number of MLIM/FAM- Advised Funds Overseen	Public Directorships
James H. Bodurtha (60)	Trustee	Trustee since 1995	Director, The China Business Group, Inc. since 1996 and Executive Vice President thereof from 1996 to 2003; Chairman of the Board, Berkshire Holding Corporation since 1980; Partner, Squire, Sanders & Dempsey from 1980 to 1993.	39 registered investment companies consisting of 56 portfolios	None

37

Name, Address* and Age of Trustee	Position(s) Held with the Master Trust	Term of Office** and Length of Time Served	Principal Occupation During Past Five Years	Number of MLIM/FAM- Advised Funds Overseen	Public Directorships
Joe Grills (68)	Trustee	Trustee since 2002	Member of the Committee of Investment of Employee Benefit Assets of the Association of Financial Professionals (“CIEBA”) since 1986; Member of CIEBA’s Executive Committee since 1988 and its Chairman from 1991 to 1992; Assistant Treasurer of International Business Machines Corporation (“IBM”) and Chief Investment Officer of IBM Retirement Funds from 1986 to 1993: Member of the Investment Advisory Committee of the State of New York Common Retirement Fund since 1989; Member of the Investment Advisory Committee of the Howard Hughes Medical Institute from 1997 to 2000; Director, Duke Management Company since 1992 and Vice Chairman thereof since 1998; Director, LaSalle Street Fund from 1995 to 2001; Director, Kimco Realty Corporation since 1997; Member of the Investment Advisory Committee of the Virginia Retirement System since 1998 and Vice-Chairman thereof since 2002; Director, Montpelier Foundation since 1998 and its Vice Chairman since 2000; Member of the Investment Committee of the Woodberry Forest School since 2000; Member of the Investment Committee of the National Trust for Historic Preservation since 2000.	39 registered investment companies consisting of 56 portfolios	Kimco Realty Corporation

Herbert I. London (64)	Trustee	Trustee since 1987	John M. Olin Professor of Humanities, New York University since 1993 and Professor thereof since 1980; President, Hudson Institute since 1997 and Trustee thereof since 1980; Dean, Gallatin Division of New York University from 1976 to 1993; Distinguished Fellow, Herman Kahn Chair, Hudson Institute from 1984 to 1985; Director, Damon Corp. from 1991 to 1995; Overseer Center for Naval Analyses from 1983 to 1993; Limited Partner, Hypertech LP since 1996.	39 registered investment companies consisting of 56 portfolios	None

André F. Perold (51)	Trustee	Trustee since 1985	Harvard Business School: George Gund Professor of Finance and Banking since 2000; Senior Associate Dean, Director of Faculty Recruiting since 2001; Finance Area Chair from 1996 to 2001; Sylvan C. Coleman Professor of Financial Management from 1993 to 2000; Director, Genbel Securities Limited and Gensec Bank from 1999 to 2003; Director, Stockback, Inc. from 2000 to 2002; Director, Sanlam Limited from 2001 to 2003; Trustee, Commonfund from 1989 to 2001; Director, Sanlam Investment Management from 1999 to 2001; Director, Bulldogresearch.com from 2000 to 2001; Director, Quantec Limited from 1991 to1999; Director and Chairman of the Board of UNX Inc. since 2003.	39 registered investment companies consisting of 56 portfolios	None

Roberta Cooper Ramo (61)	Trustee	Trustee since 2000	Shareholder, Modrall, Sperling, Roehl, Harris & Sisk, P.A. since 1993; President, American Bar Association from 1995 to 1996 and Member of the Board of Governors thereof from 1994 to 1997; Shareholder, Poole, Kelly & Ramo, Attorneys at Law, P.C. from 1977 to 1993; Director, Coopers, Inc. since 1999; Director of ECMC Group (service provider to students, schools and lenders) since 2001; Director, United New Mexico Bank (now Wells Fargo) from 1983 to 1988; Director, First National Bank of New Mexico (now Wells Fargo) from 1975 to 1976.	39 registered investment companies consisting of 56 portfolios	None

Robert S. Salomon, Jr. (67)	Trustee	Trustee since 2002	Principal of STI Management (investment adviser) since 1994; Chairman and CEO of Salomon Brothers Asset Management from 1992 to 1995; Chairman of Salomon Brothers equity mutual funds from 1992 until 1995; regular columnist with Forbes Magazine from 1992 to 2002; Director of Stock Research and U.S. Equity Strategist at Salomon Brothers Inc. from 1975 until 1991; Trustee, Commonfund from 1980 to 2001.	39 registered investment companies consisting of 56 portfolios	None

Stephen B. Swensrud (70)	Trustee	Trustee since 2002	Chairman of Fernwood Advisors (investment adviser) since 1996; Principal, Fernwood Associates (financial consultants) since 1975; Chairman of R.P.P. Corporation (manufacturing company) since 1978; Director of International Mobile Communications, Inc. (telecommunications company) since 1998.	40 registered investment companies consisting of 57 portfolios	None

*	The address of each non-interested Trustee is P.O. Box 9095, Princeton, New Jersey 08543-9095.
*	Each Trustee serves until his or her successor is elected and qualified, until December 31 of the year in which he or she turns 72, or until his or her death, resignation, or removal as provided in the Trust’s by-laws, charter or by statute.

Certain biographical and other information about the Trustee who is an officer and an “interested person” of the Trust and the Master Trust as defined in the Investment Company Act (an “interested Trustee”) and the other officers of the Trust and/or the Master Trust is set forth below, including their ages, their principal occupations for at least the last five years, the length of time served, the total number of portfolios overseen in the MLIM/FAM-advised funds and public directorships held.

38

Name, Address* and Age	Position(s) Held with the Trust and the Master Trust	Term of Office** and Length of Time Served	Principal Occupation(s) During Past Five Years	Number of MLIM/FAM- Advised Funds and Portfolios Overseen	Public Directorships
Terry K. Glenn (63)***	Trustee and President	Trustee**** and President of the Trust since 2002 and of the Master Trust since 1999	President of the MLIM/FAM-advised funds since 1999; Chairman (Americas Region) of MLIM from 2000 to 2002; Executive Vice President MLIM and FAM (which terms as used herein include their corporate predecessors) from 1983 to 2002; Executive Vice President and Director of Princeton Services, Inc. (“Princeton Services”) from 1993 to 2002; President of FAM Distributors, Inc. (“FAMD” or the “Distributor”) from 1986 to 2002 and Director thereof from 1991 to 2002; President of Princeton Administrators, LP (“Princeton Administrators”) from 1988 to 2002; Director of Financial Data Services, Inc. (“FDS”) from 1985 to 2002.	125 registered investment companies consisting of 160 portfolios	None

Donald C. Burke (43)	Vice President and Treasurer	Vice President and Treasurer of the Trust since 2002 and of the Master Trust since 1999	First Vice President of MLIM and FAM since 1997 and Treasurer thereof since 1999; Senior Vice President and Treasurer of Princeton Services since 1999; Vice President of FAMD since 1999; Vice President of MLIM and FAM from 1990 to 1997; Director of Taxation of MLIM since 1990.	124 registered investment companies consisting of 159 portfolios	None

Robert C. Doll, Jr. (49)	Senior Vice President and Portfolio Manager	Senior Vice President of the Trust since 2002 and of the Master Trust since 1999	President of MLIM and FAM since 2001; Director of Princeton Services since 2001; Co-Head (Americas Region) of FAM and MLIM from 2000 to 2001 and Senior Vice President thereof from 1999 to 2001; Chief Investment Officer of OppenheimerFunds, Inc. in 1999 and Executive Vice President thereof from 1991 to 1999.	41 registered investment companies consisting of 63 portfolios	None

39

Name, Address* and Age	Position(s) Held with the Trust and the Master Trust	Term of Office** and Length of Time Served	Principal Occupation(s) During Past Five Years	Number of MLIM/FAM- Advised Funds and Portfolios Overseen	Public Directorships
Phillip S. Gillespie (39)	Secretary	Secretary of the Trust and the Master Trust since 2002	First Vice President of MLIM since 2001; Director of MLIM since 2000; Vice President of MLIM from 1999 to 2000; Attorney associated with MLIM since 1998; Assistant General Counsel of Chancellor LGT Asset Management Inc. from 1997 to 1998; Senior Counsel and Attorney in the Division of Investment Management and the Office of General Counsel at the U.S. Securities and Exchange Commission from 1993 to 1997.	124 registered investment companies consisting of 159 portfolios	None

*	The address for each officer listed is P.O. Box 9011, Princeton, New Jersey 08543-9011.
**	Elected by and serves at the pleasure of the Board of Trustees.
***	Mr. Glenn is an “interested person,” as defined in the Investment Company Act, of the Trust based on his positions as Trustee and President, and his former positions with MLIM, FAM, FAMD and Princeton Services.
****	As a Trustee, Mr. Glenn serves until his successor is elected and qualified or until his death, resignation, or removal as provided in the Trust’s by-laws, charter or by statute.

Share Ownership by Trustees. Information relating to each Trustee’s share ownership in the Fund and in all registered funds in the Merrill Lynch family of funds that are overseen by the respective Trustee (“Supervised Merrill Lynch Funds”) as of December 31, 2003, is set forth in the chart below.

Name	Aggregate Dollar Range of Equity in the Fund	Aggregate Dollar Range of Securities in Supervised Merrill Lynch Funds
Interested Trustee:
Terry K. Glenn	None	over $100,000
Non-Interested Trustees:
David O. Beim	None	None
James T. Flynn	None	over $100,000
W. Carl Kester	$1-$10,000	$10,001-$50,000
Karen P. Robards	None	over $100,000

Share Ownership by Master Trust Trustees. Information relating to each Master Trust Trustee’s share of ownership in the Master Trust and in all registered funds in the MLIM/FAM-advised funds that are overseen by the respective Master Trust Trustee (previously defined as “Supervised Merrill Lynch Funds”) as of December 31, 2003 is set forth in the chart below.

Name	Aggregate Dollar Range of Equity in the Trust*	Aggregate Dollar Range of Securities in Supervised Merrill Lynch Funds
Interested Trustee:
Terry K. Glenn	N/A	Over $100,000
Non-Interested Trustee:
James H. Bodurtha	N/A	Over $100,000
Joe Grills	N/A	Over $100,000
Herbert I. London	N/A	Over $100,000
André F. Perold	N/A	None
Roberta Cooper Ramo	N/A	$50,001-$100,000
Robert S. Salomon, Jr	N/A	None
Stephen B. Swensrud	N/A	None

*	The Master Trust does not offer its interests for sale to the public.

The Trustees may purchase Class I shares of the fund at net asset value.

As of February 13, 2004, the Trustees and officers as a group owned an aggregate of less than 1% of the outstanding shares of the Trust. As of December 31, 2003, none of the non-interested Trustees or their immediate family members owned beneficially or of record any securities in Merrill Lynch & Co., Inc.
(“ML & Co.”).

(c) Compensation

40

Compensation of Trust Trustees

Each non-interested Trustee receives an aggregate annual retainer of $84,750 for his or her services to the MLIM/FAM-advised funds, including the Trust. The portion of the annual retainer allocated to the MLIM/FAM-advised fund is determined quarterly based, in general, on the relative net assets of each such fund. In addition, each non-interested Trustee receives a fee per in-person Board meeting attended and per in-person Committee meeting attended. The aggregate annual per meeting fees paid to each non-interested Trustee totals $34,000 for all MLIM/FAM-advised funds for which that Trustee serves and are allocated equally among those funds. The Chairman of the Committee receives an additional annual retainer in the amount of $10,000, which is paid quarterly and allocated to each MLIM/FAM-advised fund for which such Chairman provides services based on the relative net assets of the fund.

The following table sets forth the aggregate compensation paid to each non-interested Trustee for the fiscal year ended October 31, 2003 and the aggregate compensation paid by all MLIM/FAM-advised funds to the non-interested Trustees for the calendar year ended December 31, 2003.

Name of Trustee	Aggregate Compensation from the Fund	Pension or Retirement Benefits Accrued as Part of Fund Expenses	Aggregate Compensation from the Fund and MLIM/FAM- Advised Funds*
David O. Beim	$3,871	None	$105,000
James T. Flynn	$3,871	None	$105,000
Todd Goodwin†	$3,871	None	$109,000
George W. Holbrook, Jr.†	$3,871	None	$109,000
W. Carl Kester	$3,871	None	$105,000
Karen P. Robards**	$3,871	None	$105,000

*	For the number of MLIM/FAM-advised funds from which each Trustee received compensation, see the table beginning on p. 38.
**	Chairman of the Audit Committee.
†	Mr. Goodwin and Mr. Holbrook each retired as Trustee effective January 1, 2004.

Compensation of Master Trust Trustees

The Master Trust pays fees to each non-interested Master Trust Trustee for service as a Director of the Merrill Lynch Large Cap Series Funds, Inc. (the “Corporation”) as well as a Trustee of the Master Trust. Each non-interested Master Trust Trustee receives an aggregate annual retainer of $125,000 for his or her services to multiple investment companies advised by FAM or its affiliates. The portion of the annual retainer allocated to each MLIM/FAM-advised fund is determined quarterly based on the relative net assets of each fund. In addition, each non-interested Master Trust Trustee receives a fee per in-person board meeting attended and per in-person Master Trust Audit Committee meeting attended. The aggregate annual per meeting fees paid to non-interested Master Trust Trustees totals $100,000 for all MLIM/FAM-advised funds for which the Master Trust Trustees serve and are allocated equally among those funds. Each Co-Chairman of the Master Trust Audit committee receives an additional annual retainer in the amount of $25,000, which is paid quarterly and allocated to each MLIM/FAM-advised fund for which such Co-Chairman provides services based on the relative net assets of the fund. The Master Trust also reimburses the non-interested Master Trust Trustees for actual out-of-pocket expenses relating to attendance at meetings.

The following table sets forth the aggregate compensation earned by the non-interested Master Trust Trustees for the Master Trust’s fiscal year ended October 31, 2003 and the aggregate compensation paid to them from all MLIM/FAM-advised funds for the calendar year ended December 31, 2003.

Name	Aggregate Compensation from the Master Trust/Corporation	Pension or Retirement Benefits Accrued as Part of Master Trust/Corporation Expenses	Aggregate Compensation from the Master Trust/Corporation and other MLIM/FAM- Advised Funds
James H. Bodurtha†	$12,140	None	$183,219
Joe Grills†	$12,140	None	$182,219
Herbert I. London	$11,069	None	$163,219
André F. Perold	$11,069	None	$162,219
Roberta Cooper Ramo	$11,069	None	$163,219
Robert S. Salomon, Jr	$11,069	None	$163,219
Stephen B. Swensrud	$11,069	None	$168,219

†	Co-Chairman of the Master Trust Audit Committee.

(d) Sales Loads.

The Fund currently has four classes of shares outstanding. Class A and Class I shares are subject to a front end sales charge upon purchase. Class B and Class C shares are subject to a contingent deferred sales charge if shares are redeemed within six years of purchase for Class B shares and one year of purchase for Class C shares. The Fund is not currently offering its shares for sale.

(e) Code of Ethics

The Board of Trustees of the Trust has adopted a Code of Ethics under Rule 17j-1 under the Investment Company Act that covers the Fund, FAM and FAMD. The Code of Ethics establishes procedures for personal investing and restricts certain transactions. Employees subject to the Code of Ethics may invest in securities for their personal investment accounts, including securities that may be purchased or held by the Trust.

(f) Proxy Voting Policies

The Fund’s and Trust’s Board of Trustees each has delegated to the Investment Adviser authority to vote all proxies relating to the Fund’s and Trust’s portfolio securities. The Investment Adviser has adopted policies and procedures (“Proxy Voting Procedures”) with respect to the voting of proxies related to the portfolio securities held in the

41

account of one or more of its clients, including the Fund and the Trust. Pursuant to these Proxy Voting Procedures, the Investment Adviser’s primary objective when voting proxies is to make proxy voting decisions solely in the best interests of the Fund, the Trust and their shareholders, and to act in a manner that the Investment Adviser believes is most likely to enhance the economic value of the securities held by the Fund and the Trust. The Proxy Voting Procedures are designed to ensure that the Investment Adviser considers the interests of its clients, including the Fund and the Trust, and not the interests of the Investment Adviser, when voting proxies and that real (or perceived) material conflicts that may arise between the Investment Adviser’s interest and those of the Investment Adviser’s clients are properly addressed and resolved.

In order to implement the Proxy Voting Procedures, the Investment Adviser has formed a Proxy Voting Committee (the “Proxy Committee”). The Proxy Committee is comprised of the Investment Adviser’s Chief Investment Officer (the “CIO”), one or more other senior investment professionals appointed by the CIO, portfolio Investment Advisers and investment analysts appointed by the CIO and any other personnel the CIO deems appropriate. The Proxy Committee will also include two non-voting representatives from the Investment Adviser’s Legal department appointed by the Investment Adviser’s General Counsel. The Proxy Committee’s membership shall be limited to full-time employees of the Investment Adviser. No person with any investment banking, trading, retail brokerage or research responsibilities for the Investment Adviser’s affiliates may serve as a member of the Proxy Committee or participate in its decision making (except to the extent such person is asked by the Proxy Committee to present information to the Proxy Committee, on the same basis as other interested knowledgeable parties not affiliated with the Investment Adviser might be asked to do so). The Proxy Committee determines how to vote the proxies of all clients, including a Fund, that have delegated proxy voting authority to the Investment Adviser and seeks to ensure that all votes are consistent with the best interests of those clients and are free from unwarranted and inappropriate influences. The Proxy Committee establishes general proxy voting policies for the Investment Adviser and is responsible for determining how those policies are applied to specific proxy votes, in light of each issuer’s unique structure, management, strategic options and, in certain circumstances, probable economic and other anticipated consequences of alternate actions. In so doing, the Proxy Committee may determine to vote a particular proxy in a manner contrary to its generally stated policies. In addition, the Proxy Committee will be responsible for ensuring that all reporting and recordkeeping requirements related to proxy voting are fulfilled.

The Proxy Committee may determine that the subject matter of a recurring proxy issue is not suitable for general voting policies and requires a case-by-case determination. In such cases, the Proxy Committee may elect not to adopt a specific voting policy applicable to that issue. The Investment Adviser believes that certain proxy voting issues require investment analysis — such as approval of mergers and other significant corporate transactions — akin to investment decisions, and are, therefore, not suitable for general guidelines. The Proxy Committee may elect to adopt a common position for the Investment Adviser on certain proxy votes that are akin to investment decisions, or determine to permit the portfolio manager to make individual decisions on how best to maximize economic value for the Fund and the Trust (similar to normal buy/sell investment decisions made by such portfolio managers). While it is expected that the Investment Adviser will generally seek to vote proxies over which the Investment Adviser exercises voting authority in a uniform manner for all the Investment Adviser’s clients, the Proxy Committee, in conjunction with the Fund’s and Trust’s portfolio manager, may determine that the Fund’s and Trust’s specific circumstances require that its proxies be voted differently.

To assist the Investment Adviser in voting proxies, the Proxy Committee has retained Institutional Shareholder Services (“ISS”). ISS is an independent adviser that specializes in providing a variety of fiduciary-level proxy-related services to institutional investment managers, plan sponsors, custodians, consultants, and other institutional investors. The services provided to the Investment Adviser by ISS include in-depth research, voting recommendations (although the Investment Adviser is not obligated to follow such recommendations), vote execution, and recordkeeping. ISS will also assist the Fund in fulfilling its reporting and recordkeeping obligations under the Investment Company Act.

The Investment Adviser’s Proxy Voting Procedures also address special circumstances that can arise in connection with proxy voting. For instance, under the Proxy Voting Procedures, the Investment Adviser generally will not seek to vote proxies related to portfolio securities that are on loan, although it may do so

42

under certain circumstances. In addition, the Investment Adviser will vote proxies related to securities of foreign issuers only on a best efforts basis and may elect not to vote at all in certain countries where the Proxy Committee determines that the costs associated with voting generally outweigh the benefits. The Proxy Committee may at any time override these general policies if it determines that such action is in the best interests of the Fund and Trust.

From time to time, the Investment Adviser may be required to vote proxies in respect of an issuer where an affiliate of the Investment Adviser (each, an “Affiliate”), or a money management or other client of the Investment Adviser (each, a “Client”) is involved. The Proxy Voting Procedures and the Investment Adviser’s adherence to those procedures are designed to address such conflicts of interest. The Proxy Committee intends to strictly adhere to the Proxy Voting Procedures in all proxy matters, including matters involving Affiliates and Clients. If, however, an issue representing a non-routine matter that is material to an Affiliate or a widely known Client is involved such that the Proxy Committee does not reasonably believe it is able to follow its guidelines (or if the particular proxy matter is not addressed by the guidelines) and vote impartially, the Proxy Committee may, in its discretion for the purposes of ensuring that an independent determination is reached, retain an independent fiduciary to advise the Proxy Committee on how to vote or to cast votes on behalf of the Investment Adviser’s clients.

In the event that the Proxy Committee determines not to retain an independent fiduciary, or it does not follow the advice of such an independent fiduciary, the powers of the Proxy Committee shall pass to a subcommittee, appointed by the CIO (with advice from the Secretary of the Committee), consisting solely of Proxy Committee members selected by the CIO. The CIO shall appoint to the subcommittee, where appropriate, only persons whose job responsibilities do not include contact with the Client and whose job evaluations would not be affected by the Investment Adviser’s relationship with the Client (or failure to retain such relationship). The subcommittee shall determine whether and how to vote all proxies on behalf of the Investment Adviser’s clients or, if the proxy matter is, in their judgment, akin to an investment decision, to defer to the applicable portfolio managers, provided that, if the subcommittee determines to alter the Investment Adviser’s normal voting guidelines or, on matters where the Investment Adviser’s policy is case-by-case, does not follow the voting recommendation of any proxy voting service or other independent fiduciary that may be retained to provide research or advice to the Investment Adviser on that matter, no proxies relating to the Client may be voted unless the Secretary, or in the Secretary’s absence, the Assistant Secretary of the Committee concurs that the subcommittee’s determination is consistent with the Investment Adviser’s fiduciary duties.

In addition to the general principles outlined above, the Investment Adviser has adopted voting guidelines with respect to certain recurring proxy issues that are not expected to involve unusual circumstances. These policies are guidelines only, and the Investment Adviser may elect to vote differently from the recommendation set forth in a voting guideline if the Proxy Committee determines that it is in the Fund’s best interest to do so. In addition, the guidelines may be reviewed at any time upon the request of a Proxy Committee member and may be amended or deleted upon the vote of a majority of Proxy Committee members present at a Proxy Committee meeting at which there is a quorum.

The Investment Adviser has adopted specific voting guidelines with respect to the following proxy issues:
•	Proposals related to the composition of the Board of Directors of issuers other than investment companies. As a general matter, the Proxy Committee believes that a company’s Board of Directors (rather than shareholders) is most likely to have access to important, nonpublic information regarding a company’s business and prospects, and is therefore best-positioned to set corporate policy and oversee management. The Proxy Committee, therefore, believes that the foundation of good corporate governance is the election of qualified, independent corporate directors who are likely to diligently represent the interests of shareholders and oversee management of the corporation in a manner that will seek to maximize shareholder value over time. In individual cases, the Proxy Committee may look at a nominee’s history of representing shareholder interests as a director of other companies or other factors, to the extent the Proxy Committee deems relevant.

43

•	Proposals related to the selection of an issuer’s independent auditors. As a general matter, the Proxy Committee believes that corporate auditors have a responsibility to represent the interests of shareholders and provide an independent view on the propriety of financial reporting decisions of corporate management. While the Proxy Committee will generally defer to a corporation’s choice of auditor, in individual cases, the Proxy Committee may look at an auditors’ history of representing shareholder interests as auditor of other companies, to the extent the Proxy Committee deems relevant.
•	Proposals related to management compensation and employee benefits. As a general matter, the Proxy Committee favors disclosure of an issuer’s compensation and benefit policies and opposes excessive compensation, but believes that compensation matters are normally best determined by an issuer’s Board of Directors, rather than shareholders. Proposals to “micro-manage” an issuer’s compensation practices or to set arbitrary restrictions on compensation or benefits will, therefore, generally not be supported.
•	Proposals related to requests, principally from management, for approval of amendments that would alter an issuer’s capital structure. As a general matter, the Proxy Committee will support requests that enhance the rights of common shareholders and oppose requests that appear to be unreasonably dilutive.
•	Proposals related to requests for approval of amendments to an issuer’s charter or by-laws. As a general matter, the Proxy Committee opposes poison pill provisions.
•	Routine proposals related to requests regarding the formalities of corporate meetings.
•	Proposals related to proxy issues associated solely with holdings of investment company shares. As with other types of companies, the Proxy Committee believes that a fund’s Board of Directors (rather than its shareholders) is best-positioned to set fund policy and oversee management. However, the Proxy Committee opposes granting Boards of Directors authority over certain matters, such as changes to a fund’s investment objective, that the Investment Company Act envisions will be approved directly by shareholders.
•	Proposals related to limiting corporate conduct in some manner that relates to the shareholder’s environmental or social concerns. The Proxy Committee generally believes that annual shareholder meetings are inappropriate forums for discussion of larger social issues, and opposes shareholder resolutions “micromanaging” corporate conduct or requesting release of information that would not help a shareholder evaluate an investment in the corporation as an economic matter. While the Proxy Committee is generally supportive of proposals to require corporate disclosure of matters that seem relevant and material to the economic interests of shareholders, the Proxy Committee is generally not supportive of proposals to require disclosure of corporate matters for other purposes.

Item 14. Control Persons and Principal Holders of Securities.

As of February 13, 2004, the following entities owned beneficially or of record 5% or more of a class of the Fund’s shares:

Name	Address	Percent of Class

Intl Flavors and Fragrances Pen Pro PL UAD 12/1/79	800 Scudders Mill Road Plainsboro, NJ 08536	6.45% of Class A

Robert G Clark IRRA FBO Robert G Clark	800 Scudders Mill Road Plainsboro, NJ 08536	6.45% of Class A

Item 15. Investment Advisory and Other Services.

Management and Advisory Arrangements for the Fund

Management Services. FAM serves as the investment adviser to the Fund and as investment adviser to the Master Portfolio. The Investment Adviser provides the Fund with investment advisory and management services pursuant to a management agreement between FAM and the Trust (the “Investment Advisory Agreement”). Subject to the supervision of the Fund’s Trustees, the Investment Adviser is responsible for the actual management of the Fund’s portfolio and reviews the Fund’s holdings in light of its own research analysis and that from other relevant sources. The responsibility for making decisions to buy, sell or hold a particular security rests with the Investment Adviser.

During the Post-Guarantee Period, the Fund will invest all of its assets in shares of the Master Portfolio. Accordingly, the Fund will not invest directly in securities and will not require investment advisory services. All such portfolio management will occur at the Master Portfolio level during the Post-Guarantee Period. The Investment Adviser, however, will continue to provide administrative services to the Fund and will charge a fee at the annual rate of 0.25% for such services.

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Management Fee. Pursuant to the Investment Advisory Agreement, the Investment Adviser receives for its services to the Fund monthly compensation at the annual rate of 0.75% of the average daily net assets of the Fund. During the Guarantee Period, the Investment Adviser has contractually agreed to waive its management fee by the amount of management fees the Fund pays FAM indirectly through its investment in the Master Portfolio. The amount of the waiver indicated is based upon an assumed allocation of 50% of the Fund’s assets to the Core Component and invested in the Master Portfolio. The actual allocation may vary from time to time and the amount waived will be adjusted accordingly.

In the event the Fund becomes completely and irreversibly invested in its Protection Component, the Investment Adviser has contractually agreed to reduce its fee to an annual rate of 0.25% for the remainder of the Guarantee Period. Additionally in such an event, the fee for the Policy may be reduced to an annual rate of 0.15%.

For the period February 28, 2003 (commencement of operations) to October 31, 2003, the Fund paid the Investment Adviser $1,415,417 in investment advisory fees, of which $502,995 was waived.

Payment of Fund Expenses. The Investment Advisory Agreement obligates the Investment Adviser to provide investment advisory services and to pay for maintaining the staff and personnel necessary to perform its obligations under the Investment Advisory Agreement, and at its own expense, provide the office space, equipment and facilities that it is obligated to provide under the Investment Advisory Agreement, and pay all compensation of officers of the Trust and all Trustees who are affiliated persons of the Investment Adviser. The Fund pays all other expenses incurred in the operation of the Fund, including among other things: the fee payable by the Fund under the Financial Guarantee Agreement, redemption expenses, expenses of portfolio transactions, expenses of registering shares under federal and state securities laws, pricing costs (including the daily calculation of net asset value), expenses of printing shareholder reports, stock certificates (if any), prospectuses and statements of additional information, Commission fees, interest, taxes, custodian and transfer agency fees, fees and actual out-of-pocket expenses of Trustees who are not affiliated persons of the Investment Adviser, fees for legal and auditing services, litigation expenses, costs of printing proxies and other expenses related to shareholder meetings, and other expenses properly payable by the Trust or the Fund. Certain accounting services are provided to the Fund by State Street Bank and Trust Company (“State Street”) pursuant to an agreement between State Street and the Fund. The Fund pays a fee for these services. In addition, the Fund reimburses the Investment Adviser for other accounting services. FAM Distributors, Inc. (the “Distributor”) will pay certain promotional expenses of the Fund incurred in connection with the offering of shares of the Fund. Certain expenses will be financed by the Fund pursuant to distribution plans in compliance with Rule 12b-1 under the Investment Company Act.

Duration and Termination. Unless earlier terminated as described below, the Investment Advisory Agreement will continue in effect for two years from its effective date and, thereafter, will remain in effect from year to year if approved annually (a) by the Board of Trustees of the Trust or by a majority of the outstanding shares of the Fund and (b) by a majority of the Trust’s Trustees who are not parties to the Investment Advisory Agreement or interested persons (as defined in the Investment Company Act) of any such party. The Investment Advisory Agreement is not assignable and will automatically terminate in the event of its assignment. In addition, the Investment Advisory Agreement may be terminated without penalty by the vote of a majority of the outstanding voting securities of the Fund or by the Investment Adviser on 60 days’ written notice to the other party.

Organization of FAM. FAM is located at 800 Scudders Mill Road, Plainsboro, New Jersey 08530. MLIM is a limited partnership, the partners of which are ML & Co., a financial services holding company and the parent of Merrill Lynch, and Princeton Services, Inc. (“Princeton Services”). ML & Co. and Princeton Services are controlling persons of the FAM as defined under the Investment Company Act because of their ownership of its voting securities or their power to exercise a controlling influence over its management or policies.

Board Considerations. In connection with its consideration of the Investment Advisory Agreement, the Trust’s Board of Trustees reviewed information derived from a number of sources and covering a range of issues. The Board considered the Fund’s Investment Advisory Agreement and compared the Fund’s advisory fee rate and expense ratios to those of comparable funds. In reviewing the advisory fee, the Board requested

45

and received a contractual reduction in the Investment Adviser’s management fee in the event that the Fund’s assets are completely and irrevocably allocated to its Protection Component. The Board also considered the Investment Adviser’s contractual agreement to limit the Fund’s expenses to a maximum of 1.99% of Fund assets (exclusive of distribution and service fees) for the Fund’s first year of operations, and the renewability of such agreement. In addition, the Board considered the Investment Adviser’s agreement to waive the Fund’s management fee by the amount the Fund pays to FAM through its investment in the Master Portfolio. The Board also reviewed the Investment Adviser’s use of a mathematical formula to allocate assets between the Fund’s Core and Protection Components.

In reviewing the Investment Advisory Agreement, the Board considered the benefits received by the Investment Adviser under the Investment Advisory Agreement, including not only the Investment Adviser’s compensation for investment advisory services under the Investment Advisory Agreement, but also the Investment Adviser’s profitability under the Investment Advisory Agreement and the compensation paid to the Investment Adviser or its affiliates for other, non-advisory services provided to the Fund. The Board considered the services provided by the Investment Adviser and its affiliates under other agreements, and the personnel who provide these services. In addition to investment advisory services, the Investment Adviser and its affiliates provide administrative services, shareholder services, oversight of fund accounting, marketing services, assistance in meeting legal and regulatory requirements, and other services necessary for the operation of the Fund. The Board also compared the Fund’s advisory fee rate, expense ratios and performance to those of similar funds. The Board took into account the various services provided to the Fund by the Investment Adviser and its affiliates, as well as the services required to manage a portfolio of large cap equity securities using a growth investing style and the effects of the Protection Component. The Board noted that the Fund’s advisory fee rate was comparable to those of other funds in its category. Based on the information reviewed and their discussions, the Board, including a majority of the non-interested Trustees, concluded that the advisory fee rate was reasonable in relation to the services provided.

The Board determined that the advisory fee structure, which includes the agreed-upon reductions and waivers outlined above, was reasonable. The non-interested Trustees were represented by independent counsel who assisted them in their deliberations.

Management and Advisory Arrangements for the Master Portfolio

Management Services for the Master Portfolio. The Master Trust on behalf of the Master Portfolio has entered into an investment advisory agreement with FAM as investment adviser (the “Master Advisory Agreement”). FAM receives for its services to the Master Portfolio monthly compensation at the annual rate of 0.50% of the average daily net assets of the Master Portfolio not exceeding $1 billion and 0.45% of the average daily net assets of the Master Portfolio in excess of $1 billion. For the period from inception of the Master Trust (December 22, 1999) to January 16, 2001, FAM received compensation at the rate of 0.75% of the average daily net assets of the Master Portfolio.

For the periods indicated, the table below sets forth information about the total investment advisory fee paid to FAM by the Master Portfolio and the amount of any fee waiver.

Fiscal Year Ended October 31,	Investment Advisory Fee
2003	$5,436,451
2002	$3,222,406
2001	$1,861,524

FAM, as investment adviser to the Master Portfolio, has also entered into a sub-advisory agreement (the “Master Sub-Advisory Agreement”) with Merrill Lynch Asset Management U.K. Limited (“MLAM U.K.”) pursuant to which MLAM U.K. provides investment advisory services to FAM with respect to the Master Trust. Under the Master Sub-Advisory Agreement, FAM may pay MLAM U.K. a fee for providing such services, but the sub-advisory fee will not exceed the amount FAM actually receives under the Master Advisory Agreement. For the fiscal years ended October 31, 2003, 2002 and 2001, the Investment Adviser did not pay any fees to MLAM U.K. pursuant to this Agreement. The following entities may be considered “controlling persons” of MLAM U.K.: Merrill Lynch Europe PLC (MLAM U.K.’s parent), a subsidiary of Merrill Lynch International Holdings, Inc., a subsidiary of Merrill Lynch International, Inc., a subsidiary of ML&Co.

Payment of Master Trust Expenses. The Master Advisory Agreement obligates FAM to provide investment advisory services and to pay, or cause an affiliate to pay, for maintaining its staff and personnel and to provide office space, facilities and necessary personnel for the Master Trust. FAM is also obligated to pay, or cause an affiliate to pay, the fees of all officers, Master Trust Trustees who are affiliated persons of FAM or any affiliate. The Master Trust pays, or causes to be paid, all other expenses incurred in the operation of the Portfolio and the Master Trust (except to the extent paid by FAMD), including, among other things, taxes, expenses for legal and auditing services, costs of printing proxies, shareholder reports, prospectuses and

46

statements of additional information, charges of the custodian, any sub-custodian and the transfer agent, expenses of portfolio transactions, expenses of redemption of shares, Commission fees, expenses of registering the shares under federal, state or foreign laws, fees and actual out-of-pocket expenses of non-interested Master Trust Trustees, accounting and pricing costs (including the daily calculation of net asset value), insurance, interest, brokerage costs, litigation and other extraordinary or non-recurring expenses, and other expenses properly payable by the Master Trust or the Master Portfolio. Certain accounting services are provided to the Master Trust by State Street pursuant to an agreement between State Street and the Master Trust. The Master Trust pays a fee for these services. In addition, the Master Trust reimburses FAM for the cost of certain additional accounting services.

Duration and Termination. Unless earlier terminated as described below, the Master Advisory Agreement and the Master Sub-Advisory Agreement will each remain in effect from year to year if approved annually (a) by the Board of Trustees of the Master Trust or by persons or entities holding a majority of the outstanding shares of the Master Trust and (b) by a majority of the Master Trust Trustees who are not parties to such contract or interested persons (as defined in the Investment Company Act) of any such party. Such contract is not assignable and may be terminated with respect to the Master Portfolio without penalty on 60 days’ written notice at the option of either party thereto or by the vote of a majority of the outstanding voting securities of the Master Portfolio.

In connection with its consideration of the Master Advisory Agreement and the Master Sub-Advisory Agreement, the Board of the Master Trust reviewed information derived from a number of sources and covering a range of issues. The Board of the Master Trust considered the services provided to the Master Portfolio by FAM under the Master Advisory Agreement and by MLAM U.K. under the Master Sub-Advisory Agreement, as well as other services provided by FAM, MLAM U.K. and their affiliates under other agreements, and the personnel who provide these services. In addition to investment advisory services, FAM, MLAM U.K. and its affiliates provide administrative services, shareholder services, oversight of fund accounting, marketing services, assistance in meeting legal and regulatory requirements, and other services necessary for the operation of the Master Portfolio. The Board also considered FAM’s and MLAM U.K.’s costs of providing services, and the direct and indirect benefits to FAM and MLAM U.K. from their relationship with the Master Portfolio.

In connection with the Master Advisory Agreement, the benefits considered by the Board of the Master Trust included not only FAM’s compensation for investment advisory services and FAM’s profitability under the Master Advisory Agreement, but also compensation paid to FAM or its affiliates for other non-advisory services provided to the Master Portfolio. The Board of the Master Trust also compared the Master Portfolio’s advisory fee rate, expense ratios and historical performance to those of comparable funds. The Board of the Master Trust took into account the various services provided to the Master Portfolio by the Investment Adviser and its affiliates, as well as the services required to manage a portfolio of large cap equity securities using a growth investing style and the expertise required to apply the proprietary, multi-factor quantitative model in choosing the Master Portfolio’s investments. The Board noted that the Master Portfolio’s advisory fee rate was comparable to those of other funds in its category. The Board also reviewed the Master Portfolio’s historical performance and compared it with that of similar funds. Based on the information reviewed and their discussions, the Board of the Master Trust, including all of the non-interested Trustees, concluded that the advisory fee rate was reasonable in relation to the services provided.

The Board of the Master Trust considered whether there should be changes in the advisory fee rate or structure in order to enable the Master Portfolio to participate in any economies of scale that the Investment Adviser may experience as a result of growth in the Master Portfolio’s assets. The Board determined that the current advisory fee structure, which includes a breakpoint that reduces the advisory fee as the Master Portfolio’s assets increase, was reasonable and already permits the Master Portfolio to participate in economies of scale. The non-interested Trustees were represented by independent counsel who assisted them in their deliberations.

Other Arrangements with Service Providers

Transfer Agency Services. Financial Data Services, Inc. (the “Transfer Agent”), 4800 Deer Lake Drive East, Jacksonville, Florida 32246-6484, a subsidiary of ML & Co., acts as the Fund’s Transfer Agent pursuant to a Transfer Agency, Dividend Disbursing Agency and Shareholder Servicing Agency Agreement (the “Transfer Agency Agreement”). Pursuant to the Transfer Agency Agreement, the Transfer Agent is responsible for the issuance, transfer and redemption of shares and the opening and maintenance of shareholder accounts. The Fund currently pays between $16.00 and $20.00 for each Class A or Class I shareholder account and between $19.00 and $23.00 for each Class B or Class C shareholder account (depending on the level of services required) and reimburses the Transfer Agent’s reasonable out-of-pocket expenses. In lieu of the per account fee, the Fund pays an asset-based fee in respect of account assets for certain accounts that participate in certain fee-based programs. For purposes of the Transfer Agency Agreement, the term “account” includes a shareholder account maintained directly by the Transfer Agent and any other account representing the beneficial interest of a person in the relevant share class on a recordkeeping system, provided the recordkeeping system is maintained by a subsidiary of ML & Co.

For the period February 28, 2003 (commencement of operations) to October 31, 2003, the Fund paid $151,875 in Transfer Agent fees.

Accounting Services. The Trust, on behalf of the Fund, has entered into an agreement with State Street pursuant to which State Street provides certain accounting services to the Fund. State Street’s address is 500 College Road East, Princeton, New Jersey 08540. The Fund pays a fee for these services. As described above, the Investment Adviser provides certain accounting services to the Fund and the Fund reimburses the Investment Adviser for these services.

47

For the period February 28, 2003 (commencement of operations) to October 31, 2003, the Fund paid $59,775 to State Street and $3,865 to the Investment Adviser for accounting services.

The Master Trust has entered into an agreement with State Street pursuant to which State Street provides certain accounting services to the Master Trust. The Master Trust pays a fee for these services. Prior to January 1, 2001, FAM provided accounting services to the Master Trust at its cost and the Master Trust reimbursed FAM for these services. FAM continues to provide certain accounting services to the Master Trust and it reimburses FAM for such services.

The table below shows the amounts paid by the Master Portfolio to State Street and to FAM for the periods indicated:

Fiscal Year Ended October 31,	Paid to State Street*		Paid to the Investment Adviser
2003	$318,598		$23,219
2002	$250,988		$22,196
2001	$164,466	**	$95,866

*	For providing services to the Master Trust, the Master Portfolio, and the Corporation.
**	Represents payments pursuant to the agreement with State Street effective January 1, 2001.

Distribution Expenses. The Trust, on behalf of the Fund, has entered into a distribution agreement with the Distributor in connection with the offering of shares of the Fund (the “Distribution Agreement”). The Distribution Agreement obligates the Distributor to pay certain expenses in connection with the offering of shares of the Fund. The Distributor will pay for the printing and distribution of any copies of the Fund’s prospectus, statement of additional information and periodic reports, if applicable. The Distributor also will pay for other supplementary sales literature and advertising costs, if applicable. The Distribution Agreement is subject to the same renewal requirements and termination provisions as the Investment Advisory Agreement described above.

Financial Guarantee Agreement. The Trust, on behalf of the Fund, the Investment Adviser and Ambac have entered into a Financial Guarantee Agreement (previously defined as the “Financial Guarantee Agreement”). Pursuant to the Financial Guarantee Agreement, Ambac has issued an unconditional, irrevocable financial guarantee insurance policy (previously defined as the “Policy”). The Fund’s purchase of the Policy is intended to insure that if the Fund cannot meet its obligations under the Payment Undertaking on the Guarantee Maturity Date, each shareholder of the Fund will be entitled to redeem his or her shares for an amount no less than the initial value of that shareholder’s account (less expenses and sales charges not covered by the Fund’s Payment Undertaking or the Policy), provided that all dividends and distributions received from the Fund have been reinvested and no shares have been redeemed (previously defined as the “Guaranteed Amount”). The Guaranteed Amount per share will equal the initial net asset value (“NAV”) per share, and thereafter will be adjusted to reflect any dividends and distributions made by the Fund. The Financial Guarantee Agreement sets forth the rights and obligations of the parties with respect to the Fund. The Policy is unconditional and irrevocable and will remain in place through the Guarantee Maturity Date. The Financial Guarantee Agreement, imposes certain limitations on the manner in which the Fund may be managed during the Guarantee Period. The Fund also has agreed to be bound by various covenants. If the Fund breaches these covenants, or if the Fund is not managed in accordance with the limitations in the Financial Guarantee Agreement, the Fund’s assets could be allocated to the Protection Component for the remainder of the Guarantee Period. The Fund’s assets also could be allocated to the Protection Component upon certain other non-market events.

The Investment Adviser, in managing the Fund during its Guarantee Period, directs the allocation of the Fund’s assets to the Core and Protection Components. The types of securities that may be held in the Core Component or the Protection Component are set forth in Part A and Part B of this Registration Statement.

If the Fund or its Investment Adviser breaches the terms of the Financial Guarantee Agreement, the Fund or the Investment Adviser must cure the breach within a certain number of days as specified in the Financial Guarantee Agreement.

Ambac Assurance Corporation. Ambac Assurance Corporation, the issuer of the Policy backing the Fund’s Payment Undertaking, was incorporated on February 25, 1970 and is the principal operating subsidiary of Ambac Financial Group, Inc. (“AFG”). Ambac is a leading guarantor of public finance and structured finance obligations. Ambac is a Wisconsin-domiciled stock insurance corporation regulated by the Office of the Commissioner of Insurance of the State of Wisconsin and licensed to do business in all 50 states, the District of Columbia, the Commonwealth of Puerto Rico, the Territory of Guam and the U.S. Virgin Islands.

Ambac has been assigned triple-A financial strength and claims-paying ratings, the highest ratings available from Moody’s Investors Service, Inc., Standard & Poor’s, a division of The McGraw-Hill Companies, Inc., and Fitch Ratings. These ratings are an essential part of Ambac’s ability to provide credit enhancement. The address of Ambac’s administrative offices and its telephone number are One State Street Plaza, 19th Floor, New York, New York 10004 and (212) 668-0340.

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Ambac makes no representation regarding the shares or the advisability of investing in the shares and makes no representation regarding, nor has it participated in the preparation of, this registration statement other than the information under the heading “Ambac Assurance Corporation.”

Ambac is a wholly-owned subsidiary of AFG, a publicly-held company. AFG, incorporated on April 29, 1991 and headquartered in New York City, is a holding company whose subsidiaries provide financial guarantees and financial services to clients in both the public and private sectors around the world. AFG is subject to the informational requirements of the Securities Exchange Act of 1934, as amended, and in accordance therewith files reports and other information with the Commission. Such reports and other information may be inspected and copied at the public reference facilities maintained by the Commission. The description of Ambac provided herein should be read in conjunction with the description relating to Ambac, its business, condition and performance and insurance regulatory matters included in AFG’s most recent Annual Report on Form 10-K and other subsequent reports filed with the Commission by AFG.

Ambac’s audited consolidated financial statements for the fiscal year ended December 31, 2002 are included in AFG’s Annual Report on Form 10-K filed with the Commission on March 28, 2003 as amended on November 19, 2003, and Ambac’s unaudited consolidated financial statements for the quarters ended March 31, 2003, June 30, 2003 and September 30, 2003 are included in AFG’s quarterly reports filed on Form 10-Q with the Commission on May 15, 2003, August 14, 2003 and November 14, 2003, respectively. Ambac’s consolidated financial statements and information related thereto, as included in the foregoing documents, in AFG’s Current Reports on Form 8-K filed with the Commission on January 24, 2003, February 28, 2003, March 4, 2003, March 20, 2003, March 26, 2003, March 31, 2003, April 21, 2003, July 18, 2003, October 17, 2003 and January 30, 2004 as such reports relate to Ambac, and any other periodic reports filed by AFG during the Fund’s fiscal year ended October 31, 2003 are incorporated herein by reference.

Independent Auditors. Deloitte & Touche LLP, 750 College Road East, Princeton, New Jersey 08540 has been selected as the independent auditors of the Fund. The selection of independent auditors is subject to approval by the non-interested Trustees. The independent auditors are responsible for auditing the annual financial statements of the Fund.

Custodian. Brown Brothers Harriman & Co., 40 Water Street, Boston, Massachusetts 02101, acts as the Custodian for the Fund’s assets (the “Custodian”). The Custodian is responsible for safeguarding and controlling the Fund’s cash and securities, handling the receipt and delivery of securities and collecting interest and dividends on the Fund’s investments. Under its contract with the Fund, the Custodian is authorized to establish separate accounts in foreign currencies and to cause foreign securities owned by the Fund to be held in its offices outside the United States and with certain foreign banks and securities depositories.

Insurer. Ambac, One State Street Plaza, New York, New York 10004 has issued the Policy backing the Fund’s Payment Undertaking.

A fee of 0.625% of the Fund’s average daily net assets per annum is charged by Ambac for providing the policy. In the event that the Fund is required under the terms of the Financial Guarantee Agreement to reallocate all of its assets to the Protection Component during the Guarantee Period, this fee will be reduced to an annual rate of 0.15% of the Fund’s average daily net assets.

Legal Counsel. Shearman & Sterling LLP, 599 Lexington Avenue, New York, New York 10022, is counsel for the Trust and the Fund.

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Reports to Shareholders. The fiscal year end of the Fund is October 31 of each year. The Fund sends to its shareholders at least semi-annually reports showing the Fund’s portfolio and other information. An annual report, containing financial statements audited by independent auditors, is sent to shareholders each year. After the end of each year, shareholders will receive Federal income tax information regarding dividends.

Shareholder Inquiries. Shareholder inquiries may be addressed to the Fund at the address or telephone number set forth in the Fund’s Part A.

Additional Information. Part A and Part B of this Registration Statement do not contain all the information set forth in the Registration Statement and the exhibits relating thereto, which the Fund has filed with the Securities and Exchange Commission, Washington, D.C., under the Securities Act and the Investment Company Act, to which reference is hereby made.

Under a separate agreement, ML & Co. has granted the Fund the right to use the “Merrill Lynch” name and has reserved the right to withdraw its consent to the use of such name by the Fund at any time or to grant the use of such name to any other company, and the Fund has granted ML & Co., under certain conditions, the use of any other name it might assume in the future, with respect to any corporation organized by ML & Co.

Item 16. Brokerage Allocation and Other Practices.

Subject to policies established by the Board of Trustees, the Investment Adviser is primarily responsible for the execution of the Fund’s portfolio transactions related to the Protection Component and the allocation of brokerage. FAM, as investment adviser to the Master Portfolio, is primarily responsible for the execution of portfolio transaction at the Master Portfolio level. The Investment Adviser does not execute transactions through any particular broker or dealer, but seeks to obtain the best net results for the Fund and the Master Portfolio, taking into account such factors as price (including the applicable brokerage commission or dealer spread), size of order, difficulty of execution, operational facilities of the firm and the firm’s risk and skill in positioning blocks of securities. While the Investment Adviser generally seeks reasonably competitive trade execution costs, the Fund and the Master Portfolio do not necessarily pay the lowest spread or commission available. Subject to applicable legal requirements, the Investment Adviser may select a broker based partly upon brokerage or research services provided to the Investment Advisor and its clients, including the Fund and the Master Portfolio. In return for such services the Investment Adviser may pay a higher commission than other brokers would charge if the Investment Adviser determines in good faith that the commission is reasonable in relation to the services provided.

Section 28(e) of the Securities Exchange Act of 1934 (“Section 28(e)”) permits an investment adviser, such as the Investment Adviser, under certain circumstances, to cause an account to pay a broker a commission for effecting a transaction that exceeds the amount of commission another broker would have charged for effecting the same transaction in recognition of the value of brokerage and research services provided by that broker. Brokerage and research services include (1) furnishing advice as to the value of securities, the advisability of investing in, purchasing or selling securities, and the availability of securities or purchasers or sellers of securities; (2) furnishing analyses and reports concerning issuers, industries, securities, economic factors and trends, portfolio strategy, and the performance of accounts; and (3) effecting securities transactions and performing functions incidental to securities transactions (such as clearance, settlement, and custody). The Investment Adviser believes that access to independent investment research is beneficial to its investment decision-making processes and, therefore, to the Fund and the Master Portfolio.

To the extent research services may be a factor in selecting brokers, such services may be in written form or through direct contact with individuals and may include information as to particular companies and securities as well as market, economic, or institutional areas and information which assists in the valuation of investments. Examples of research-oriented services for which the Investment Adviser might use Fund commissions include research reports and other information on the economy, industries, groups of securities, individual companies, statistical information, political developments, technical market action, pricing and appraisal services, credit analysis, risk measurement analysis, performance and other analysis. Except as noted immediately below, research services furnished by brokers may be used in servicing some or all client accounts and not all services may be used in connection with the account that paid commissions to the broker providing such services. On the other hand, the Fund and the Master Portfolio may be the primary beneficiary of the supplemental research services received as a result of portfolio transactions effected for other accounts or investment companies.

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In some cases, research information received from brokers by mutual fund management personnel or personnel principally responsible for the Investment Adviser’s individually managed portfolios is not necessarily shared by and between such personnel. Any investment advisory or other fees paid by the Fund and the Master Portfolio to the Investment Adviser are not reduced as a result of the Investment Adviser’s receipt of research services.

In some cases, the Investment Adviser may receive a service from a broker that has both a “research” and a “non-research” use. When this occurs, the Investment Adviser makes a good faith allocation, under all the circumstances, between the research and non-research uses of the service. The percentage of the service that is used for research purposes may be paid for with client commissions, while the Investment Adviser will use its own funds to pay for the percentage of the service that is used for non-research purposes. In making this good faith allocation, the Investment Adviser faces a potential conflict of interest, but the Investment Adviser believes that its allocation procedures are reasonably designed to ensure that it appropriately allocates the anticipated use of such services to their research and non-research uses.

From time to time, the Fund or the Master Portfolio may purchase new issues of securities in a fixed price offering. In these situations, the broker may be a member of the selling group that will, in addition to selling securities, provide the Investment Adviser with research services. The NASD has adopted rules expressly permitting these types of arrangements under certain circumstances. Generally, the broker will provide research “credits” in these situations at a rate that is higher than that which is available for typical secondary market transactions. These arrangements may not fall within the safe harbor of Section 28(e).

The Investment Adviser does not consider sales of shares of the mutual funds it advises as a factor in the selection of brokers or dealers to execute portfolio transactions for the Fund and the Master Portfolio; however, whether or not a particular broker or dealer sells shares of the mutual funds advised by the Investment Adviser neither qualifies nor disqualifies such broker or dealer to execute transactions for those mutual funds.

The Fund and the Master Portfolio anticipate that brokerage transactions involving securities of issuers domiciled in countries other than the United States generally will be conducted primarily on the principal stock exchanges of such countries. Brokerage commissions and other transactions costs on foreign stock exchange transactions generally are higher than in the United States, although the Fund and the Master Portfolio will endeavor to achieve the best net results in effecting portfolio transactions. There generally is less governmental supervision and regulation of foreign stock exchanges and brokers than in the United States.

For the period February 28, 2003 (commencement of operations) to October 31, 2003, the Fund paid no brokerage commissions.

Information about the brokerage commissions paid by the Master Portfolio, including commissions paid to Merrill Lynch, is set forth in the following table:

Fiscal Year Ended October 31,	Aggregate Brokerage Commissions Paid	Commissions Paid to Merrill Lynch
2003	$1,433,090	$ 0
2002	$ 845,792	$ 0
2001	$1,035,363	$2,040

The value of the Master’s Portfolio’s aggregate holdings of the securities of its regular brokers or dealers (as defined in Rule 10b-1 of the Investment Company Act) purchased during the fiscal year ended October 31, 2003 are as follows:

Regular Broker/Dealer	Debt(D)/Equity(E)	Aggregate Holdings (000‘s)
J.P. Morgan Chase & Co.	E	$25,130

The Fund and the Master Portfolio may invest in certain securities traded in the OTC market and intends to deal directly with the dealers who make a market in securities involved, except in those circumstances in which better prices and execution are available elsewhere. Under the Investment Company Act, persons affiliated with the Fund and the Master Portfolio and persons who are affiliated with such affiliated persons are prohibited from dealing with the Fund and the Master Portfolio as principal in the purchase and sale of securities unless an exemptive order allowing such transactions is obtained from the Commission. Because transactions in the OTC market usually involve transactions with the dealers acting as principal for their own accounts, the Fund and the Master Portfolio will not deal with affiliated persons, including Merrill Lynch and its affiliates, in connection with such transactions. However, an affiliated person of the Fund and the Master Portfolio may serve as its broker in OTC transactions conducted on an agency basis provided that, among other things, the fee or commission received by such affiliated broker is reasonable and fair compared to the fee or commission received by non-affiliated brokers in connection with comparable transactions. In addition, the Fund and the Master Portfolio may not purchase securities during the existence of any underwriting syndicate for such securities of which Merrill Lynch is a member or in a private placement in which Merrill Lynch serves as placement agent except pursuant to procedures approved by the Trustees that either comply with rules adopted by the Commission or with interpretations of the Commission staff.

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The Fund and the Master Portfolio have received an exemptive order from the Commission permitting them to lend portfolio securities to Merrill Lynch or its affiliates. Pursuant to that order, the Fund and the Master Portfolio have also retained an affiliated entity of the Investment Adviser as the securities lending agent (the “lending agent”) for a fee, including a fee based on a share of the returns on investment of cash collateral. For the period February 28, 2003 (commencement of operations) to October 31, 2003, the lending agent received $0 in securities lending agent fees from the Fund. For the fiscal years ended October 31, 2001, 2002, and 2003 the lending agent received $2,333, $55,187, and $94,660, respectively, from the Master Portfolio in securities lending agent fees. In connection with securities lending activities, the lending agent may, on behalf of the Fund and the Master Portfolio, invest cash collateral received by the Fund or the Master Portfolio for such loans in, among other things, a private investment company managed by the lending agent or in registered money market funds advised by the Investment Adviser or its affiliates. Pursuant to the same order, the Fund and the Master Portfolio may invest its uninvested cash in registered money market funds advised by the Investment Adviser or its affiliates, or in a private investment company managed by the lending agent. If the Fund or the Master Portfolio acquires shares in either the private investment company or an affiliated money market fund, shareholders would bear both their proportionate share of the Fund’s or the Master Portfolio expenses and, indirectly, the expenses of such other entities. However, in accordance with the exemptive order, the investment adviser to the private investment company will not charge any advisory fees with respect to shares purchased by the Fund or the Master Portfolio. Such shares also will not be subject to a sales load, redemption fee, distribution fee or service fee, or, in the case of the shares of an affiliated money market fund, the payment of any such sales load, redemption fee, distribution fee or service fee will be offset by the Investment Adviser’s waiver of a portion of its advisory fee.

Section 11(a) of the Exchange Act generally prohibits members of the U.S. national securities exchanges from executing exchange transactions for their affiliates and institutional accounts that they manage unless the member (i) has obtained prior express authorization from the account to effect such transactions, (ii) at least annually furnishes the account with a statement setting forth the aggregate compensation received by the member in effecting such transactions, and (iii) complies with any rules the Commission has prescribed with respect to the requirements of clauses (i) and (ii). To the extent Section 11(a) would apply to Merrill Lynch acting as a broker for the Fund or the Master Portfolio in any of its portfolio transactions executed on any such securities exchange of which it is a member, appropriate consents have been obtained from the Fund and the Master Portfolio and annual statements as to aggregate compensation will be provided to the Fund or the Master Portfolio.

The Trustees have considered the possibility of seeking to recapture for the benefit of the Fund and Master Portfolio brokerage commissions and other expenses of possible portfolio transactions by conducting portfolio transactions through affiliated entities. For example, brokerage commissions received by affiliated brokers could be offset against the advisory fee paid by the Fund to the Investment Adviser. After considering all factors deemed relevant, the Trustees made a determination not to seek such recapture. The Trustees will reconsider this matter from time to time.

Because of different objectives or other factors, a particular security may be bought for one or more clients of the Investment Adviser or an affiliate when one or more clients of the Investment Adviser or an affiliate are selling the same security. If, the Master Portfolio purchases or sales of securities arise for consideration at or about the same time that would involve the Fund or other clients or funds for which the Investment Adviser or an affiliate acts as investment adviser, transactions in such securities will be made, insofar as feasible, for the respective funds and clients in a manner deemed equitable to all. To the extent that transactions on behalf of more than one client of the Investment Adviser or an affiliate during the same period may increase the demand for securities being purchased or the supply of securities being sold, there may be an adverse effect on price.

Portfolio Turnover

The Fund and the Master Portfolio will effect portfolio transactions without regard to a holding period if, in the Investment Adviser’s judgment, such transactions are necessary in order to reallocate its assets between the Growth Component or Protection Component during the Guarantee Period or are advisable in light of a change in circumstances of a particular company or within a particular industry or in general market, economic or financial conditions. The continuous reallocation of Fund or Master Portfolio assets may cause the Fund and the Master Portfolio to have a higher portfolio turnover rate as compared to other mutual funds. Higher portfolio turnover may involve greater tax consequences for investors and correspondingly greater transaction costs in the form of the dealer spreads and brokerage commissions, which are borne directly by the Fund or Master Portfolio.

52

Item 17. Capital Stock and Other Securities.

The following information supplements and should be read in conjunction with Item 6(b) and Item 7 in the Trust’s Part A.

The Trust was organized as a statutory trust under Delaware law on July 15, 2002. Effective August 6, 2002 the Trust changed its name from Merrill Lynch Principal Preservation Trust to Merrill Lynch Principal Protected Trust. The Fund is a separate series of the Trust. Under the Agreement and Declaration of Trust, that establishes the Trust, the Trustees are authorized to issue beneficial interests in each series of the Trust and create future series. Under the Agreement and Declaration of Trust, the Trustees may also, subject to applicable law, (i) divide the beneficial interest in each series or class thereof into shares, with or without par value as the Trustees shall determine; (ii) issue shares without limitation as to number (including fractional shares) at such time or times and on such terms as the Trustees may deem appropriate; (iii) classify or reclassify any issued shares of any series or class thereof into shares of one or more series or classes thereof; and (iv) take such other action with respect to the shares as the Trustees may deem desirable. The Fund’s shares currently are divided into Class A, Class B, Class C and Class I shares. Prior to April 14, 2003, Class A shares were designated Class D and Class I shares were designated Class A.

Subject to the distinctions permitted among classes of the same series as established by the Trustees consistent with the requirements of the Investment Company Act, each share of a series of the Trust represents an equal beneficial interest in the net assets of such series, and each holder of shares of a series is entitled to receive such holder’s pro rata share of distributions of income and capital gains, if any, made with respect to such series. Upon redemption of the shares of any series, the applicable shareholder shall be paid solely out of the funds and property of such series of the Trust.

Shareholders are entitled to one vote for each share held and fractional votes for fractional shares held and will vote on the election of Trustees and any other matter submitted to a shareholder vote except that shareholders of the classes bearing distribution expenses as provided above shall have exclusive voting rights with respect to matters relating to such distribution expenses (except that Class B shareholders may vote upon any material change to expenses charged under the Class A Distribution Plan). The Fund does not intend to hold annual meetings of shareholders in any year in which the Investment Company Act does not require shareholders to elect Trustees. Also, the by-laws of the Trust require that a special meeting of stockholders of the Fund be held upon the written request of at least 10% of the outstanding shares of the Fund entitled to vote at such meeting, if they comply with applicable Delaware law. Voting rights for Trustees are not cumulative. Shares issued are fully paid and non-assessable and have no preemptive rights. Each share of the Fund is entitled to participate equally in any dividends and distributions declared by the Fund and in the net assets of the Fund upon liquidation or dissolution after satisfaction of outstanding liabilities, except that expenses related solely to one class will be borne solely by such class.

Fund Asset Management, L.P. and its affiliates provided the initial capital for the Trust by purchasing approximately 20,000 shares of beneficial interest in the Trust, including shares of the Fund. Such shares were acquired for investment and can only be disposed of by redemption.

During the Post-Guarantee Period, the Fund will become a feeder fund that invests all of its assets in the Master Portfolio in a master/feeder structure, and will not make direct investments in securities. Finally, the Board of Trustees may also cause the Fund to be liquidated or combined with another fund. Each of these actions may be taken without shareholder approval, unless otherwise required by law.

53

Item 18. Purchase, Redemption and Pricing of Securities.

The following information supplements and should be read in conjunction with Item 7 and Item 8 in Part A of this Registration Statement.

(a) Purchase of Shares of the Fund.

The Fund is in the Guarantee Period and is not currently offering its shares for sale.

The Fund has outstanding four classes of shares under the Merrill Lynch Select PricingSM System: shares of Class A and Class I were sold to investors choosing the initial sales charge alternatives and shares of Class B and Class C were sold to investors choosing the deferred sales charge alternatives. Each Class A, Class B, Class C and Class I share of the Fund represents an identical interest in the investment portfolio of the Fund, and has the same rights, except that Class A, Class B and Class C shares bear the expenses of the ongoing account maintenance fees (also known as service fees) and Class B and Class C shares bear the expenses of the ongoing distribution fees and the additional incremental transfer agency costs resulting from the deferred sales charge arrangements. The contingent deferred sales charges (“CDSCs”), distribution fees and account maintenance fees that are imposed on Class B and Class C shares, as well as the account maintenance fees that are imposed on Class A shares, are imposed directly against those classes and not against all assets of the Fund and, accordingly, such charges do not affect the net asset value of any other class or have any impact on investors choosing another sales charge option. Dividends paid by the Fund for each class of shares are calculated in the same manner at the same time and differ only to the extent that account maintenance and distribution fees and any incremental transfer agency costs relating to a particular class are borne exclusively by that class. Each class has different exchange privileges. Class A, Class B, Class C and Class I shares each have exclusive voting rights with respect to the Rule 12b-1 distribution plan adopted with respect to such class pursuant to which the account maintenance and/or distribution fees are paid (except that Class B shareholders may vote upon any material changes to expenses charged under the Class A Distribution Plan).

The purpose and function of the initial sales charges with respect to the Class A and Class I shares are the same as those of the CDSCs and distribution fees with respect to the Class B and Class C shares in that the sales charges and distribution fees applicable to each class provide for the financing of the distribution of the shares of the Fund. The distribution-related revenues paid with respect to a class will not be used to finance the distribution expenditures of another class. Sales personnel may receive different compensation for selling different classes of shares.

Set forth below is information regarding the front end sales charges received by the Fund, including amounts paid to Merrill Lynch, in connection with purchases of Class A and I shares for the period February 28, 2003 to October 31, 2003. Prior to April 14, 2003, Class A shares were designated Class D and Class I shares were designated Class A.

	Gross Sales Charges Collected	Sales Charges Retained by Distributor	Sales Charges Paid to Merrill Lynch	CDSCs Received on Redemption of Load Waived Shares
Class A	$730,201	$38,761	$691,440	$0

Class I	$ 42,658	$ 2,442	$ 40,216	$0


During the Post-Guarantee period, the offering price of Class A and Class I shares will be each such class’ net asset value plus the applicable front-end sales charge.

FAMD, an affiliate of the Investment Adviser and of Merrill Lynch, with offices at 800 Scudders Mill Road, Plainsboro, New Jersey 08536 (mailing address: P.O. Box 9081, Princeton, New Jersey 08543-9081) acts as Distributor for the Fund.

54

Shares of the Fund that are redeemed prior to the Guarantee Maturity Date will not have the benefit of the Fund’s Payment Undertaking and the Policy.

Both Class B and Class C shares are subject to ongoing account maintenance fees and distribution fees; however, the ongoing account maintenance and distribution fees potentially may be offset to the extent any return is realized on the additional funds initially invested in Class B or Class C shares. In addition, Class B shares will be converted into Class A shares of the Fund after a conversion period of approximately eight years, and thereafter investors will be subject to lower ongoing fees. The Fund’s Guarantee Period ends after approximately seven years, while Class B shares of a Fund convert into Class A shares after approximately eight years.

During the Post-Guarantee Period, the public offering price of Class B and Class C shares will be the next determined net asset value per share without the imposition of a sales charge at the time of purchase.

Contingent Deferred Sales Charges-- Class B Shares

Class B shares that are redeemed within six years of purchase may be subject to a CDSC at the rates set forth below charged as a percentage of the dollar amount subject thereto. Shares of the Fund that are redeemed prior to the Guarantee Maturity Date will not have the benefit of the Fund’s Payment Undertaking and the Policy. In determining whether a CDSC is applicable to a redemption, the calculation will be determined in the manner that results in the lowest applicable rate being charged. The charge will be assessed on an amount equal to the lesser of the proceeds of redemption or the cost of shares being redeemed. Accordingly, no CDSC will be imposed on increases in net asset value above the initial purchase price. In addition, no CDSC will be assessed on shares derived from reinvestment of dividends. It will be assumed that the redemption is first of shares held for over six years or shares acquired pursuant to reinvestment of dividends and then of shares held longest during the six-year period. A transfer of shares from a shareholder’s account to another account will be assumed to be made in the same order as a redemption.

The following table sets forth the Class B CDSC:

Year Since Purchase Payment Made	CDSC as a Percentage of Dollar Amount Subject to Charge
0 – 1	4.0%
1 – 2	4.0%
2 – 3	3.0%
3 – 4	3.0%
4 – 5	2.0%
5 – 6	1.0%
6 and thereafter	None

To provide an example, assume an investor purchased 100 shares at $10 per share (at a cost of $1,000) and in the third year after purchase, the net asset value per share is $12 and, during such time, the investor has acquired 10 additional shares upon dividend reinvestment. If at such time the investor makes his or her first redemption of 50 shares (proceeds of $600), 10 shares will not be subject to a CDSC because they were issued through dividend reinvestment. With respect to the remaining 40 shares, the charge is applied only to the original cost of $10 per share and not to the increase in net asset value of $2 per share. Therefore, $400 of the $600 redemption proceeds will be charged at a rate of 3.0% (the applicable rate in the third year after purchase).

55

Class B shareholders of the Fund exercising the exchange privilege described under “Shareholder Services Exchange Privilege” will continue to be subject to the Fund’s CDSC schedule if such schedule is higher than the CDSC schedule relating to the Class B shares acquired as a result of the exchange.

The Class B CDSC may be waived on redemptions of shares in connection with certain post-retirement withdrawals from an Individual Retirement Account (“IRA”) or other retirement plan or following the death or disability (as defined in the Code) of a shareholder (including one who owns the Class B shares as joint tenant with his or her spouse), provided the redemption is requested within one year of the death or initial determination of disability or, if later, reasonably promptly following completion of probate. The Class B CDSC may be waived on redemptions of shares by certain eligible 401(a) and eligible 401(k) plans. The CDSC may be waived for any Class B shares that are purchased by eligible 401(k) or eligible 401(a) plans that are rolled over into a Merrill Lynch or Merrill Lynch Trust Company custodied IRA and held in such account at the time of redemption. The Class B CDSC may also be waived for any Class B shares that are purchased by a Merrill Lynch rollover IRA that was funded by a rollover from a terminated 401(k) plan managed by the MLIM Private Investors and held at the time of redemption. The Class B CDSC may also be waived or its terms may be modified in connection with certain fee-based programs.

Conversion of Class B Shares to Class A Shares. After approximately eight years (the “Conversion Period”), Class B shares of the Fund will be converted automatically into Class A shares. Class A shares are subject to an ongoing account maintenance fee of 0.25% of average daily net assets but are not subject to the distribution fee that is borne by Class B shares. Automatic conversion of Class B shares into Class A shares will occur at least once each month (the “Conversion Date”) on the basis of the relative net asset value of the shares of the two classes on the Conversion Date, without the imposition of any sales load, fee or other charge. Conversion of Class B shares to Class A shares will not be deemed a purchase or sale of the shares for Federal income tax purposes.

In addition, shares purchased though reinvestment of dividends on Class B shares also will convert automatically to Class A shares. The Conversion Date for dividend reinvestment shares will be calculated taking into account the length of time the shares underlying such dividend reinvestment shares were outstanding. If at the Conversion Date the conversion of Class B shares to Class A shares of a Fund in a single account will result in less than $50 worth of Class B shares being left in the account, all of the Class B shares of that Fund held in the account on the Conversion Date will be converted to Class A shares of that Fund.

In general, Class B shares of equity Select Pricing Funds convert approximately eight years after initial purchase and Class B shares of taxable and tax-exempt fixed income Select Pricing Funds will convert approximately ten years after initial purchase. If, during the Conversion Period, a shareholder exchanges Class B shares with an eight-year Conversion Period for Class B shares with a ten-year Conversion Period, or vice versa, the Conversion Period applicable to the Class B shares acquired in the exchange will apply and the holding period for the shares exchanged will be tacked on to the holding period for the shares acquired. The Conversion Period also may be modified for investors that participate in certain fee-based programs.

Contingent Deferred Sales Charges-- Class C Shares

Class C shares that are redeemed within one year of purchase may be subject only to a 1% CDSC charged as a percentage of the dollar amount subject thereto. Shares of the Fund that are redeemed prior to the Guarantee Maturity Date will not have the benefit of the Fund’s Payment Undertaking and the Policy. In determining whether a Class C CDSC is applicable to a redemption, the calculation will be determined in the manner that results in the lowest possible rate being charged. The charge will be assessed on an amount equal to the lesser of the proceeds of redemption or the cost of the shares being redeemed. Accordingly, no Class C CDSC will be imposed on increases in net asset value above the initial purchase price.

56

In addition, no Class C CDSC will be assessed on shares derived from reinvestment of dividends. It will be assumed that the redemption is first of shares held for over one year or shares acquired pursuant to reinvestment of dividends and then of shares held longest during the one-year period. The charge will not be applied to dollar amounts representing an increase in the net asset value since the time of purchase. A transfer of shares from a shareholder’s account to another account will be assumed to be made in the same order as a redemption. A shareholder may not exchange shares of another Merrill Lynch fund for shares of the Fund during the Guarantee Period. The Class C CDSC may be waived in connection with involuntary termination of an account in which Fund shares are held or redemption of Class C shares by certain retirement plans.

Set forth below is information regarding the CDSCs received by the Fund, including amounts paid to Merrill Lynch, in connection with redemptions of Class B and Class C shares for the period February 28, 2003 to October 31, 2003.

	CDSCs Received by Distributor	CDSCs Paid to Merrill Lynch
Class B	$77,014	$77,014

Class C	$ 0	$ 0


Merrill Lynch compensates its Financial Advisors for selling Class B and Class C shares at the time of purchase from its own funds. Proceeds from the CDSC and the ongoing distribution fee are paid to the Distributor and are used in whole or in part by the Distributor to defray the expenses of securities dealers or other financial intermediaries (including Merrill Lynch) related to providing distribution-related services to a Fund in connection with the sale of the Class B and Class C shares, such as the payment of compensation to financial advisors for selling Class B and Class C shares from a dealer’s own funds. The combination of the CDSC and the ongoing distribution fee facilitates the ability of a Fund to sell the Class B and Class C shares without a sales charge being deducted at the time of purchase. See “Distribution Plans” below. Imposition of the CDSC and the distribution fee on Class B and Class C shares is limited by the NASD asset-based sales charge rule. See “Limitations on the Payment of Deferred Sales Charges” below.

Closed-End Fund Reinvestment Options

Class A shares of the Fund (“Eligible Class A Shares”) may be offered at net asset value to holders of the common stock of certain closed-end funds advised by MLIM, FAM and their affiliates who purchased such closed-end fund shares prior to October 21, 1994 (the date the Merrill Lynch Select PricingSM System commenced operations) and wish to reinvest the net proceeds from a sale of such shares in Eligible Class A Shares, during a Fund’s Post-Guarantee Period, if the conditions set forth below are satisfied. Alternatively, holders of the common stock of closed-end funds who purchased such shares on or after October 21, 1994 and wish to reinvest the net proceeds from a sale of those shares may purchase Class I shares (“Eligible Class I shares”)(if eligible to buy Class I shares) or Class A shares of the Fund (“Eligible Class A Shares”), during a Fund’s Post-Guarantee Period, at net asset value if the following conditions are met. First, the sale of closed-end fund shares must be made through Merrill Lynch, and the net proceeds therefrom must be immediately reinvested in Eligible Class A or Eligible Class I Shares. Second, the closed-end fund shares must either have been acquired in that fund’s initial public offering or represent dividends paid on shares of common stock acquired in such offering. Third, the closed-end fund shares must have been continuously maintained in a Merrill Lynch securities account. Fourth, there must be a minimum purchase of $250 to be eligible for the reinvestment option.

Subject to the conditions set forth below, shares of the Fund are offered, during the Fund’s Post-Guarantee Period, at net asset value to holders of the common stock of certain MLIM/FAM-advised continuously offered closed-end funds who wish to reinvest the net proceeds from a sale of such shares. Upon exercise of this reinvestment option, shareholders of Merrill Lynch Senior Floating Rate Fund, Inc. will receive Class I shares of the Fund and shareholders of Merrill Lynch Senior Floating Rate Fund II, Inc. will receive Class C shares of the Fund.

57

In order to exercise this reinvestment option, a shareholder of one of the above-referenced continuously offered closed-end funds (an “eligible fund”) must sell his or her shares of common stock of the eligible fund (the “eligible shares”) back to the eligible fund in connection with a tender offer conducted by the eligible fund and reinvest the proceeds immediately in the designated class of shares of a Fund. This option is available only with respect to eligible shares as to which no Early Withdrawal Charge (as defined in the eligible fund’s prospectus) is applicable. Purchase orders from eligible fund shareholders who wish to exercise this reinvestment option will be accepted only on the day that the related tender offer terminates and will be effected at the net asset value of the designated class of shares of a Fund on such day. The Class C CDSC may be waived upon redemption of Class C shares purchased by an investor pursuant to this closed-end fund reinvestment option. Such waiver is subject to the requirement that the investor has held the tendered shares for a minimum of one year and to such other conditions as are set forth in the prospectus for the related closed-end fund.

Distribution Plans

The Distribution Plan for Class A, Class B and Class C shares of the Fund each provides that the Fund pays the Distributor an account maintenance fee relating to the shares of the relevant class, accrued daily and paid monthly, at the annual rate of 0.25% of the average daily net assets of the Fund attributable to shares of the relevant class in order to compensate the Distributor for providing, or arranging for the provision of, account maintenance activities with respect to Class A, Class B and Class C shares. Each of those classes have exclusive voting rights with respect to the Distribution Plan adopted in respect to such class pursuant to which account maintenance and/or distribution fees are paid (except that Class B shareholders may vote upon any material changes to expenses charged under the Class A Distribution Plan).

The Distribution Plan for each of the Class B and Class C shares of the Fund each provides that the Fund also pays the Distributor a distribution fee relating to the shares of the relevant class, accrued daily and paid monthly, at the annual rate of 0.75% of the average daily net assets of the Fund attributable to the shares of the relevant class in order to compensate the Distributor for providing or arranging for the provision of shareholder and distribution services, and bearing certain distribution-related expenses of the Fund, including payments to financial intermediaries for selling Class B and Class C shares of the Fund. The Distribution Plans relating to Class B and Class C shares are designed to permit an investor to purchase Class B or Class C shares through selected securities dealers or other financial intermediaries without the assessment of an initial sales charge and at the same time permit the Distributor to compensate selected securities dealers or financial intermediaries in connection with the sale of the Class B and Class C shares.

The Fund’s Distribution Plans are subject to the provisions of Rule 12b-1 under the Investment Company Act. In their consideration of each Distribution Plan, the Trustees must consider all factors they deem relevant, including information as to the benefits of the Distribution Plan to the Fund and each related class of shareholders. Each Distribution Plan further provides that, so long as the Distribution Plan remains in effect, the selection and nomination of non-interested Trustees shall be committed to the discretion of the non-interested Trustees then in office. In approving each Distribution Plan in accordance with Rule 12b-1, the non-interested Trustees concluded that there is a reasonable likelihood that each Distribution Plan will benefit the Fund and its related class of shareholders. Each Distribution Plan can be terminated at any time, without penalty, by the vote of a majority of the non-interested Trustees or by the vote of the holders of a majority of the outstanding voting securities of the Fund. A Distribution Plan cannot be amended to increase materially the amount to be spent by the Fund without the approval of the shareholders and all material amendments are required to be approved by the vote of Trustees, including a majority of the non-interested Trustees who have no direct or indirect financial interest in the Distribution Plan, cast in person at a meeting called for that purpose. Rule 12b-1 further requires that the Fund preserve copies of the Distribution Plan and any report made pursuant to such plan for a period of not less than six years from the date of the Distribution Plan or such report, the first two years in an easily accessible place.

Among other things, each Distribution Plan provides that the Distributor shall provide and the Trustees

58

shall review quarterly reports of the disbursement of the distribution and/or account maintenance fees paid to the Distributor. Payments under the Distribution Plan are based on a percentage of average daily net assets attributable to the shares regardless of the amount of expenses incurred and, accordingly, distribution-related revenues from the Distribution Plans may be more or less than distribution-related expenses. Information with respect to the distribution-related revenues and expenses is presented to the Trustees for their consideration quarterly and, in connection with their deliberations as to the continuance of the Distribution Plans, annually. Distribution-related revenues consist of the account maintenance fees. Distribution-related expenses consist of Financial Advisor compensation.

As of October 31, 2003, direct cash distribution expenses for the period since the commencement of operations of Class B shares exceeded direct cash distribution revenues by $1,088,154 (.77% of Class B average daily net assets at that date). As of October 31, 2003, direct cash distribution revenues for the period since the commencement of operations of Class C shares exceeded direct cash distribution expenses by $345,782 (.33% of Class C average daily net assets at that date).

For the period February 28, 2003 (commencement of operations) to October 31, 2003, the Fund paid the Distributor $32,276 pursuant to the Class A Distribution Plan (based on the average net assets subject to such Class A Distribution Plan of approximately $19.2 million), all of which was paid to Merrill Lynch for providing account maintenance activities in connection with Class A shares. For the period February 28, 2003 (commencement of operations) to October 31, 2003, the Fund paid the Distributor $949,030 pursuant to the Class B Distribution Plan (based on the average net assets subject to such Class B Distribution Plan of approximately $140.8 million) all of which was paid to Merrill Lynch for providing account maintenance and distribution related activities and services in connection with Class B shares. For the period February 28, 2003 (commencement of operations) to October 31, 2003, the Fund paid the Distributor $709,562 pursuant to the Class C Distribution Plan (based on the average net assets subject to such Class C Distribution Plan of $105.3 million), all of which was paid to Merrill Lynch for providing account maintenance and distribution-related activities and services in connection with Class C shares.

Limitations on the Payment of Deferred Sales Charges

The maximum sales charge rule in the Conduct Rules of the NASD imposes a limitation on certain asset-based sales charges such as the distribution fee and the CDSC borne by the Class B and Class C shares, but not the account maintenance fee. The maximum sales charge rule is applied separately to each class. As applicable to the Fund, the maximum sales charge rule limits the aggregate of distribution fee payments and CDSCs payable by a Fund to (1) 6.25% of eligible gross sales of Class B shares and Class C shares, computed separately (defined to exclude shares issued pursuant to dividend reinvestments and exchanges), plus (2) interest on the unpaid balance for the respective class, computed separately, at the prime rate plus 1% (the unpaid balance being the maximum amount payable minus amounts received from the payment of the distribution fee and the CDSC).

The following table sets forth comparative information as of October 31, 2003 with respect to Class B shares and Class C shares of the Fund indicating the maximum allowable payments that can be made under the NASD maximum sales charge rule and, with respect to the Class B shares, the Distributor’s voluntary maximum.

59

Data Calculated as of October 31, 2003 (in thousands)
	Eligible Gross Sales(1)	Allowable Aggregate Sales Charges(2)	Allowable Interest on Unpaid Balance(3)	Maximum Amount Payable	Amounts Previously Paid to Distributor (4)	Aggregate Unpaid Balance	Annual Distribution Fee at Current Net Asset Level(5)
Class B Shares for the period February 28, 2003 (commencement of operations) October 31, 2003
Under NASD Rule as Adopted	$139,458	$8,699	$291	$8,990	$789	$8,201	$1,084
Under Distributor’s Voluntary Waiver.	$139,458	$8,699	$714	$9,413	$789	$8,624	$1,084
Class C Shares for the period February 28, 2003 (commencement of operations) October 31, 2003
Under NASD Rule as Adopted	$103,797	$6,485	$217	$6,702	$532	$6,170	$807
(1)	Purchase price of all eligible Class B or Class C shares sold during the periods indicated other than shares acquired through dividend reinvestments and the exchange privilege.
(2)	Includes amounts attributable to exchanges from Summit Cash Reserves Fund (“Summit”) which are not reflected in Eligible Gross Sales. Shares of Summit can only be purchased by exchange from another fund (the “redeemed fund”). Upon such an exchange, the maximum allowable sales charge payment to the redeemed fund is reduced in accordance with the amount of redemption. This amount is then added to the maximum allowable sales charge payment with respect to Summit. Upon an exchange out of Summit, the remaining balance of this amount is deducted from the maximum allowable sales charge payment to Summit and added to the maximum allowable sales charge payment to the fund into which the exchange is made.
(3)	Interest is computed on a monthly basis based upon the prime rate, as reported in The Wall Street Journal, plus 1.0%, as permitted under the NASD Rule.
(4)	Consists of CDSC payments, distribution fee payments and accruals of the distribution fee. See “Key Facts--Fees and Expenses“in the Prospectus. This figure may include CDSC that were deferred when a shareholder redeemed shares prior to the expiration of the applicable CDSC period and invested the proceeds, without the imposition of a sales charge, in Class I shares in conjunction with the shareholder’s participation in the Merrill Lynch Mutual Funds Advisor (“MFA”) program. The CDSC is booked as a contingent obligation that may be payable if the shareholder terminates participation in the MFA Program.

Redemption of Shares

The Fund is required to redeem for cash all shares of the Fund upon receipt of a written request in proper form. For redemptions prior to the Guarantee Maturity Date or during the Post-Guarantee Period, the redemption price is the net asset value per share next determined after the initial receipt of proper notice of redemption. Except for any CDSC that may be applicable, there will be no charge for redemption if the redemption request is sent directly to the Transfer Agent. Shareholders liquidating their holdings will receive upon redemption all dividends reinvested through the date of redemption. Redemptions made for any reason prior to the Guarantee Maturity Date will reduce a shareholder’s Guaranteed Amount. For redemptions on the Guarantee Maturity Date, the price of your shares is based on the greater of the net asset value per share of the Fund and your Guaranteed Amount.

The right to redeem shares or to receive payment with respect to any such redemption may be suspended for more than seven days only for any period during which trading on the NYSE is restricted as determined by the Commission or the NYSE is closed (other than customary weekend and holiday closings), for any period during which an emergency exists as defined by the Commission as a result of which disposal of portfolio securities or determination of the net asset value of the Fund or the Master Portfolio is not reasonably practicable, and for such other periods as the Commission may by order permit for the protection of shareholders of the Fund. The value of shares at the time of redemption may be more or less than the shareholder’s cost, depending in part on the market value of the securities held by the Fund or the Master Portfolio at such time.

The Trust, on behalf of the Fund, and the Master Trust on behalf of the Master Portfolio has entered into a joint committed line of credit with other investment companies advised by the Investment Adviser and its affiliates and a syndicate of banks that is intended to provide the Fund and the Master Portfolio with a temporary source of cash to be used to meet redemption requests from Fund shareholders in extraordinary or emergency circumstances.

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In addition, during the Post-Guarantee Period, the Trustees may authorize the Trust to redeem all or any part of the outstanding shares of any class or series of the Trust, including the Fund, upon written notice to shareholders.

For a redemption request to be priced at the net asset value on the day of a request (or for redemptions on the Guarantee Maturity Date at the greater of the net asset value on that date and the shareholder’s Guaranteed Amount), the redemption order must be placed with a dealer or other financial intermediary prior to that day’s close of business on the NYSE (generally 4:00 p.m. Eastern time). Merrill Lynch and certain financial intermediaries, however, may require submission of orders prior to that time. Any redemption request placed after that time will be priced at the net asset value at the close of business on the next business day. Redemption requests made after 4:00 p.m. (or such earlier time as may be required by your financial intermediary) on the Guarantee Maturity Date will be priced at the net asset value at the close of business on the next business day and will be priced according to market fluctuation.

A shareholder wishing to redeem shares held with the Transfer Agent may do so without charge by tendering the shares directly to the Transfer Agent at Financial Data Services, Inc., P.O. Box 45289, Jacksonville, Florida 32232-5289. Redemption requests delivered other than by mail should be delivered to Financial Data Services, Inc., 4800 Deer Lake Drive East, Jacksonville, Florida 32246-6484. Proper notice of redemption in the case of shares deposited with the Transfer Agent may be accomplished by a written letter requesting redemption. Redemption requests should not be sent to the Fund. The redemption request in either event requires the signature(s) of all persons in whose name(s) the shares are registered, signed exactly as such name(s) appear(s) on the Transfer Agent’s register. The signature(s) on the redemption requests may require a guarantee by an “eligible guarantor institution” as defined in Rule 17Ad-15 under the Securities Exchange Act of 1934 (the “Exchange Act”), the existence and validity of which may be verified by the Transfer Agent through the use of industry publications. In the event a signature guarantee is required, notarized signatures are not sufficient. In general, signature guarantees are waived on redemptions of less than $50,000 as long as the following requirements are met: (i) all requests require the signature(s) of all persons in whose name(s) shares are recorded on the Transfer Agent’s register; (ii) all checks must be mailed to the stencil address of record on the Transfer Agent’s register; and (iii) the stencil address must not have changed within 30 days. Certain rules may apply regarding certain account types such as but not limited to UGMA/UTMA accounts, Joint Tenancies With Rights of Survivorship, contra broker transactions, and institutional accounts. In certain instances, the Transfer Agent may require additional documents such as, but not limited to, trust instruments, death certificates, appointments as executor or administrator, or certificates of corporate authority.

A shareholder may also redeem shares held with the Transfer Agent by telephone request. To request a redemption from your account, call the Transfer Agent at 1-800-MER-FUND. The request must be made by the shareholder of record and be for an amount less than $50,000. Before telephone requests will be honored, signature approval from all shareholders of record on the account must be obtained. The shares being redeemed must have been held for at least 15 days. Telephone redemption requests will not be honored in the following situations: the accountholder is deceased, the proceeds are to be sent to someone other than the shareholder of record, funds are to be wired to the client’s bank account, a systematic withdrawal plan is in effect, the request is by an individual other than the accountholder of record, the account is held by joint tenants who are divorced or the address on the account has changed within the last 30 days.

Since this account feature involves a risk of loss from unauthorized or fraudulent transactions, the Transfer Agent will take certain precautions to protect your account from fraud. Telephone redemption may be refused if the caller is unable to provide: the account number, the name and address registered on the account and the social security number registered on the account. The Fund or the Transfer Agent may temporarily suspend telephone transactions at any time.

For shareholders redeeming directly with the Transfer Agent, payments will generally be mailed within seven days of receipt of a proper notice of redemption. At various times the Fund may be requested to redeem shares for which it has not yet received good payment (e.g., cash, Federal funds or certified check drawn on a U.S. bank). The Fund may delay or cause to be delayed the mailing of a redemption check until such time as it has assured itself that good payment (e.g., cash, Federal funds or certified check drawn on a U.S. bank) has been collected for the purchase of such Fund shares, which will usually not exceed 10 days.

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In the event that a shareholder account held directly with the Transfer Agent contains a fractional share balance, such fractional share balance will be automatically redeemed by the Fund.

Repurchase

The Fund will also repurchase shares through a selected securities dealer or other financial intermediary. The Fund will normally accept orders to repurchase shares by wire or telephone from dealers for their customers at the net asset value next computed after the order is placed. Generally, shares will be priced at the net asset value calculated on the day the request is received, provided that the request for repurchase is submitted to the selected securities dealer or other financial intermediary prior to the close of business on the NYSE (generally the NYSE closes at 4:00 p.m., Eastern time) and such request is received by the Fund from such selected securities dealer or other financial intermediary prior to 4:00 p.m. on the same day. Dealers and other financial intermediaries have the responsibility of submitting such repurchase requests to the Fund at the time required in order to obtain that day’s closing price.

The foregoing repurchase arrangements are for the convenience of shareholders and do not involve a charge by the Funds (other than any applicable CDSC). Securities firms that do not have selected dealer agreements with the Distributor, however, may impose a transaction charge on the shareholder for transmitting the notice of repurchase to the Fund. Merrill Lynch, selected securities dealers or other financial intermediaries may charge customers a processing fee (Merrill Lynch currently charges $5.35) to confirm a repurchase of shares to such customers. Repurchases made directly through the Transfer Agent on accounts held at the Transfer Agent are not subject to the processing fee. The Fund reserves the right to reject any order for repurchase, which right of rejection might adversely affect shareholders seeking redemption through the repurchase procedure. However, a shareholder whose order for repurchase is rejected by the Fund may redeem shares as set forth above.

Shareholder Services

The Fund offers a number of shareholder services and investment plans described below that are designed to facilitate investment in shares of the Fund. Full details as to each of such services, copies of the various plans and instructions as to how to participate in the various services or plans, or how to change options with respect thereto, can be obtained from the Fund, by calling the telephone number on the cover page hereof, or from the Distributor, your Merrill Lynch Financial Advisor, a selected securities dealer or other financial intermediary. Certain of these services are available only to U.S. investors.

Investment Account. Each shareholder whose account is maintained at the Transfer Agent has an Investment Account and will receive statements, at least quarterly, from the Transfer Agent. These statements will serve as transaction confirmations for the reinvestment of dividends. The statements will also show any other activity in the account since the preceding statement. Shareholders will also receive separate confirmations for each purchase or sale transaction other than the reinvestment of dividends. A shareholder with an account held at the Transfer Agent may make additions to his or her Investment Account at any time during the initial offering period by mailing a check directly to the Transfer Agent. A shareholder also may maintain an account through Merrill Lynch, a selected securities dealer or other financial intermediary. Upon the transfer of shares out of a Merrill Lynch brokerage account or account maintained with a selected securities dealer or other financial intermediary, an Investment Account in the transferring shareholder’s name may be opened automatically at the Transfer Agent.

Shareholders may transfer their Fund shares from Merrill Lynch, a selected securities dealer or other financial intermediary to another securities dealer or other financial intermediary that has entered into an agreement with the Distributor. Certain shareholder services may not be available for the transferred shares. After the transfer, the shareholder may purchase additional shares of funds owned before the transfer and all future trading of these assets must be coordinated by the new firm. If a shareholder wishes to transfer his or her shares to a securities dealer or other financial intermediary that has not entered into an agreement with the Distributor, the shareholder must either (i) redeem his or her shares paying any applicable CDSC or

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(ii) continue to maintain an Investment Account at the Transfer Agent for those shares. The shareholder may also request the new securities dealer or other financial intermediary to maintain the shares in an account at the Transfer Agent registered in the name of the securities dealer or other financial intermediary for the benefit of the shareholder whether the securities dealer or other financial intermediary has entered into a selected dealer agreement or not.

Shareholders considering transferring a tax-deferred retirement account, such as an individual retirement account, from Merrill Lynch to another securities dealer or other financial intermediary should be aware that, if the firm to which the retirement account is to be transferred will not take delivery of shares of the Fund, a shareholder must either redeem the shares, paying any applicable CDSC so that the cash proceeds can be transferred to the account at the new firm, or such shareholder must continue to maintain a retirement account at Merrill Lynch for those shares.

Exchange Privilege

The Fund does not offer the ability to exchange into the Fund during the Guarantee Period. Because the Fund is not continuously offering its shares during the Guarantee Period, if a shareholder exchanges shares of the Fund for shares of another fund, the shareholder will not be able to effect an exchange back into the Fund during the Guarantee Period. In addition, the exchange will be considered a redemption and will reduce the shareholder’s Guaranteed Amount. Shareholders who have purchased or hold their shares of the Fund with a securities dealer or other financial intermediary other than Merrill Lynch or its affiliates may not be able to exchange Fund shares for shares of other Merrill Lynch funds. Shareholders should consult their own securities dealer or other financial intermediary to determine their eligibility to exercise the exchange privilege.

U.S. shareholders of each class of shares of the Fund generally have an exchange privilege with other Select Pricing Funds, including Class A and Class B shares of Summit Cash Reserves Fund (“Summit”), a series of Financial Institutions Series Trust, which is a Merrill Lynch-sponsored money market fund specifically designated for exchange by holders of shares of Select Pricing Funds. Shares with a net asset value of at least $100 are required to qualify for the exchange privilege and any shares utilized in an exchange must have been held by the shareholder for at least 15 days. Before effecting an exchange, shareholders should obtain a currently effective prospectus of the fund into which the exchange is to be made. Exercise of the exchange privilege is treated as a sale of the exchanged shares and a purchase of the acquired shares for Federal income tax purposes.

Exchanges of Class A and Class I Shares. Class I shareholders may exchange Class I shares of the Fund for Class I shares of a second Select Pricing Fund if the shareholder holds any Class I shares of the second fund in the account in which the exchange is made at the time of the exchange or is otherwise eligible to purchase Class I shares of the second fund. If the Class I shareholder wants to exchange Class I shares for shares of a second Select Pricing Fund, but does not hold Class I shares of the second fund in his or her account at the time of the exchange and is not otherwise eligible to acquire Class I shares of the second fund, the shareholder will receive Class A shares of the second fund as a result of the exchange. Class A shares also may be exchanged for Class I shares of a second Select Pricing Fund at any time as long as, at the time of the exchange, the shareholder holds Class I shares of the second fund in the account in which the exchange is made or is otherwise eligible to purchase Class I shares of the second fund. Class A shares are exchangeable with shares of the same class of certain other Select Pricing Funds.

Exchanges of Class A and Class I shares outstanding (“outstanding Class A or Class I shares”) for Class A or Class I shares of other Select Pricing Funds or for Class A shares of Summit (“new Class A or Class I shares”) are transacted on the basis of relative net asset value per new Class A or Class I share, plus an amount equal to the difference, if any, between the sales charge previously paid on the outstanding shares and the sales charge payable at the time of the exchange on the new Class A or Class I shares. With respect to outstanding shares as to which previous exchanges have taken place, the “sales charge previously paid” shall include the aggregate of the sales charges paid with respect to such shares in the initial purchase and any subsequent exchange. Class A or Class I shares issued pursuant to dividend reinvestment are sold on a no-load basis in each of the funds offering Class A or Class I shares. For purposes of the exchange privilege, outstanding

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Class A or Class I shares acquired through dividend reinvestment shall be deemed to have been sold with a sales charge equal to the sales charge previously paid on the outstanding Class A or Class I shares on which the dividend was paid. Based on this formula, Class A and Class I shares generally may be exchanged into new Class A or Class I shares respectively, of the other Select Pricing Funds with a reduced sales charge or without a sales charge.

Exchanges of Class B and Class C Shares. Certain Select Pricing Funds with Class B or Class C shares outstanding (“outstanding Class B or Class C shares”) offer to exchange their Class B or Class C shares for Class B or Class C shares, respectively, of certain other Select Pricing Funds or for Class B shares of Summit (“new Class B or Class C shares”) on the basis of relative net asset value per Class B or Class C share, without the payment of any CDSC that might otherwise be due on redemption of the outstanding shares. Class B shareholders of the Fund exercising the exchange privilege will continue to be subject to that fund’s CDSC schedule if such schedule is higher than the CDSC schedule relating to the new Class B shares acquired through use of the exchange privilege. Because the Fund does not offer its shares during the Guarantee Period, shares of another Merrill Lynch Fund may not be exchanged for Fund shares during the Guarantee Period. This is true even if you previously held shares of the Fund. For purposes of computing the CDSC that may be payable on a disposition of the new Class B or Class C shares, the holding period for the outstanding Class B or Class C shares is “tacked” to the holding period of the new Class B or Class C shares. For example, an investor may exchange Class B shares of the Fund for those of Merrill Lynch Small Cap Value Fund, Inc. (“Small Cap Value Fund”) after having held their Fund’s Class B shares for two and a half years. The 3.0% CDSC that generally would apply to a redemption would not apply to the exchange. (Any shares of the Fund exchanged for shares of another Merrill Lynch Fund will not receive the benefit of the Fund’s Payment Undertaking and the Policy.) Four years later the investor may decide to redeem the Class B shares of Small Cap Value Fund and receive cash. There will be no CDSC due on this redemption, since by “tacking” the two and a half year holding period of the Fund Class B shares to the four-year holding period for the new Small Cap Value Fund Class B shares, the investor will be deemed to have held the Small Cap Value Fund Class B shares for more than six years.

Exchanges for Shares of a Money Market Fund. Class A or Class I shares of the Fund are exchangeable for Class A shares of Summit and Class B and Class C shares are exchangeable for Class B shares of Summit. Class A shares of Summit have an exchange privilege back into Class A or Class I shares of other Select Pricing Funds; Class B shares of Summit have an exchange privilege back into Class B or Class C shares of other Select Pricing Funds and, in the event of such an exchange, the period of time that Class B shares of Summit are held will count toward satisfaction of the holding period requirement for purposes of reducing any CDSC and toward satisfaction of any Conversion Period with respect to Class B shares. Because the Fund does not offer its shares during the Guarantee Period, shares of another Merrill Lynch Fund may not be exchanged for Fund shares during the Guarantee Period. This is true even if you previously held shares of the Fund. Class B shares of Summit will be subject to a distribution fee at an annual rate of 0.75% of average daily net assets of such Class B shares. This exchange privilege does not apply with respect to certain Merrill Lynch fee-based programs for which alternative exchange arrangements may exist. Please see your Merrill Lynch Financial Advisor for further information.

Exercise of the Exchange Privilege. To exercise the exchange privilege, a shareholder should contact his or her Merrill Lynch Financial Advisor, who will advise the Fund of the exchange. Shareholders who have purchased or hold their shares of the Fund with a securities dealer or other financial intermediary other than Merrill Lynch and its affiliates should consult such dealer or intermediary to determine their eligibility to exercise the exchange privilege. Shareholders of the Fund, and shareholders of other Select Pricing Funds with shares for which certificates have not been issued, may exercise the exchange privilege, if eligible, by wire through their securities dealer or other financial intermediary. The Fund reserves the right to require a properly completed Exchange Application.

Telephone exchange requests are also available in accounts held with the Transfer Agent for amounts up to $50,000. To request an exchange, shareholders should call the Transfer Agent at 1-800-MER-FUND. The request must be from the shareholder of record. Before telephone requests will be honored, signature approval from all shareholders of record must be obtained. The shares being exchanged must have been

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held for at least 15 days. Telephone requests for an exchange will not be honored in the following situations: the accountholder is deceased, the request is by an individual other than the accountholder of record, the account is held by joint tenants who are divorced or the address on the account has changed within the last 30 days. Telephone exchanges may be refused if the caller is unable to provide: the account number, the name and address registered on the account and social security number registered on the account. The Fund or the Transfer Agent may temporarily suspend telephone transactions at any time.

The exchange privilege may be modified or terminated in accordance with the rules of the Commission. The Fund reserves the right to limit the number of times an investor may exercise the exchange privilege. Certain funds may suspend the continuous offering of their shares to the general public at any time and may thereafter resume such offering from time to time. The exchange privilege is available only to eligible U.S. shareholders in states where the exchange legally may be made. It is contemplated that the exchange privilege may be applicable to other new mutual funds whose shares may be distributed by the Distributor.

Fee-Based Programs. Certain fee-based programs offered by Merrill Lynch and other financial intermediaries, including pricing alternatives for securities transactions (each referred to in this paragraph as a “Program”), may permit the purchase of Class I shares at net asset value. Under specified circumstances, during the Post-Guarantee Period, participants in certain Programs may deposit other classes of shares, which will be exchanged for Class I shares of the Fund. Initial or deferred sales charges otherwise due in connection with such exchanges may be waived or modified, as may the Conversion Period applicable to the deposited shares. Termination of participation in certain Programs may result in the redemption of shares held therein or the automatic exchange thereof to another class of shares of a money market fund at net asset value. If shares of a Fund are redeemed or exchanged for shares of another fund, a shareholder will no longer receive the benefit of the Policy with respect to those shares. In addition, upon termination of participation in certain Programs, shares that have been held for less than specified periods within such Program may be subject to a fee based upon the current value of such shares. These Programs also generally prohibit such shares from being transferred to another account at Merrill Lynch, to another financial intermediary, to another broker-dealer or to the Transfer Agent. Except in limited circumstances (which may also involve an exchange as described above), such shares must be redeemed and another class of shares purchased (which may involve the imposition of initial or deferred sales charges and distribution and account maintenance fees) in order for the investment not to be subject to Program fees. Because Fund shares are not offered during the Guarantee Period, you will not be able to avoid such Program fees by repurchasing Fund shares during that time. Additional information regarding a specific Program (including charges and limitations on transferability applicable to shares that may be held in such Program) is available in the Program’s client agreement and from the Transfer Agent at 1-800-MER-FUND.

Retirement and Education Savings Plans. Individual retirement accounts and other retirement and education savings plans are available from Merrill Lynch. Under these plans, investments may be made in the Fund and certain of the other mutual funds sponsored by Merrill Lynch as well as in other securities. There may be fees associated with investing through these plans. Merrill Lynch may charge an initial establishment fee and an annual custodial fee for each account. Information with respect to these plans is available on request from Merrill Lynch.

Dividends received in each of the plans referred to above are exempt from Federal taxation until distributed from the plans and, in the case of Roth IRAs and Coverdell Education Savings Accounts, may be exempt from taxation when distributed, as well. Investors considering participation in any retirement or education savings account should review specific tax laws relating thereto and should consult their attorneys or tax advisors with respect to the establishment and maintenance of any such plan.

Automatic Dividend Reinvestment Plan. Dividends will be automatically reinvested, without a sales charge, in additional full and fractional shares of the Fund. Such reinvestment will be at the net asset value of shares of the Fund determined as of the close of business on the NYSE on the monthly payment date for such dividends. No CDSC will be imposed upon redemption of shares issued as a result of the automatic reinvestment of dividends.

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Shareholders may elect to have dividends or both dividends and capital gains distributions paid in cash, rather than reinvested in shares of the Fund or vice versa (provided that, in the event that a payment on an account maintained at the Transfer Agent would amount to $10.00 or less, a shareholder will not receive such payment in cash and such payment will automatically be reinvested in additional shares). If dividends or distributions are paid in cash to a shareholder, they will reduce the shareholder’s Guaranteed Amount. If the shareholder’s account is maintained with the Transfer Agent, he or she may contact the Transfer Agent in writing or by telephone (1-800-MER-FUND). For other accounts, the shareholder should contact his or her Merrill Lynch Financial Advisor, selected securities dealer or other financial intermediary. Commencing ten days after the receipt by the Transfer Agent of such notice, those instructions will be effected. The Fund is not responsible for any failure of delivery to the shareholder’s address of record and no interest will accrue on amounts represented by uncashed dividend checks. Cash payments can also be directly deposited to the shareholder’s bank account.

(b) Fund Reorganizations. Not applicable

(c) Pricing of Shares

The net asset value of the shares of the Fund is determined once daily Monday through Friday as of the close of business on the NYSE on each day the NYSE is open for trading based on prices at the time of closing. The NYSE generally closes at 4:00 p.m., Eastern time. Any assets or liabilities initially expressed in terms of non-U.S. dollar currencies are translated into U.S. dollars at the prevailing market rates as quoted by one or more banks or dealers on the day of valuation. The NYSE is not open for trading on New Year’s Day, Martin Luther King, Jr. Day, Presidents’ Day, Good Friday, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day.

A principal asset of the Fund will normally be its interest in the underlying Master Portfolio. The value of that interest is based on the net assets of the Master Portfolio, which are comprised of the value of the securities held by the Master Portfolio plus any cash or other assets (including interest and dividends accrued but not yet received) minus all liabilities (including accrued expenses of the Master Portfolio). Expenses of the Master Portfolio, including the investment advisory fees, are accrued daily. Net asset value is computed by dividing the value of the securities held by the Fund plus any cash or other assets (including interest and dividends accrued but not yet received) minus all liabilities (including accrued expenses) by the total number of shares outstanding at such time, rounded to the nearest cent. Expenses, including the fees payable to the applicable Investment Adviser and Distributor, are accrued daily.

The per share net asset value of Class A, Class B and Class C shares generally will be lower than the per share net asset value of Class I shares, reflecting the daily expense accruals of the account maintenance, distribution and higher transfer agency fees applicable with respect to Class B and Class C shares, and the daily expense accruals of the account maintenance fees applicable with respect to Class A shares. Moreover, the per share net asset value of the Class B and Class C shares generally will be lower than the per share net asset value of Class A shares, reflecting the daily expense accruals of the distribution fees and higher agency fees applicable with respect to Class B and Class C shares of the Fund. It is expected, however, that the per share net asset value of the four classes will tend to converge (although not necessarily meet) immediately after the payment of dividends, which will differ by approximately the amount of the expense accrual differentials between the classes.

Securities that are held by the Fund that are traded on stock exchanges or NASDAQ National Market are valued at the last sale price or official close price on the exchange on which such securities are traded, as of the close of business on the day the securities are being valued or, lacking any sales, at the last available bid price for long positions, and at the last available ask price for short positions. In cases where securities are traded on more than one exchange, the securities are valued on the exchange designated as the primary market by or under the authority of the Board of the Fund. Long positions in securities traded in the OTC market, NASDAQ Small Cap or Bulletin Board are valued at the last available bid price or yield equivalent obtained from one or more dealers or pricing services approved by the Board of the Fund. Short positions in securities traded in the OTC market are valued at the last available ask price. Portfolio securities that are traded both in the OTC market and on a stock exchange are valued according to the broadest and most representative market. When the Fund writes an option, the amount of the premium received is recorded on the books of the Fund as an asset and an equivalent liability. The amount of the liability is subsequently valued to reflect the current market value of the option written, based on the last sale price in the case of exchange-traded options or, in the case of options traded in the OTC market, the last ask price. Options purchased by the Fund are valued at their last sale price in the case of exchange-traded options or, in the case of options traded in the OTC market, the last bid price.

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Other investments, including financial futures contracts and related options, are generally valued at market value. Obligations with remaining maturities of 60 days or less are valued at amortized cost unless the Investment Adviser believes that this method no longer produces fair valuations. Repurchase agreements will be valued at cost plus accrued interest. Securities and assets for which market quotations are not readily available are valued at fair value as determined in good faith by or under the direction of the Board. Such valuations and procedures will be reviewed periodically by the Board.

Generally, trading in foreign securities, as well as U.S. Government securities and money market instruments, is substantially completed each day at various times prior to the close of business on the NYSE. The values of such securities used in computing the net asset value of the Fund’s shares are determined as of such times. Foreign currency exchange rates also are generally determined prior to the close of business on the NYSE. Occasionally, events affecting the values of such securities and such exchange rates may occur between the times at which they are determined and the close of business on the NYSE that may not be reflected in the computation of the Fund’s net asset value. If events (e.g., a company announcement, market volatility or a natural disaster) occur during such periods that are expected to materially affect the value of such securities, those securities may be valued at their fair value as determined in good faith by the Board of Trustees or by the Investment Adviser using a pricing service and/or procedures approved by the Board of Trustees.

Item 19. Taxation of the Trust.

Dividends

The Fund intends to distribute substantially all of its net investment income, if any. Dividends from such investment income are paid at least annually. All net realized capital gains, if any, are distributed to the Fund’s shareholders at least annually. Shareholders may elect in writing to receive any such dividends in cash. Cash dividends will reduce your Guaranteed Amount.

For information concerning the manner in which dividends may be reinvested automatically in shares of the Fund, see “Shareholder Services — Automatic Dividend Reinvestment Plan” above. Dividends are taxable to shareholders, as discussed below, whether they are reinvested in shares of the Fund or received in cash. The per share dividends on Class B and Class C shares will be lower than the per share dividends on Class A and I shares as a result of the account maintenance, distribution and higher transfer agency fees applicable with respect to the Class B and Class C shares; similarly, the per share dividends on Class A shares will be lower than the per share dividends on Class I shares as a result of the account maintenance fees applicable with respect to Class A shares. See “Pricing of Shares — Determination of Net Asset Value.” Within 60 days after the end of the Fund’s taxable year, each shareholder will receive notification summarizing the dividends he or she received that year. This notification will also indicate whether those dividends should be treated as ordinary income or long-term capital gains.

Taxes

The Fund intends to qualify for the special tax treatment afforded regulated investment companies (“RICs”) under the Internal Revenue Code of 1986, as amended (the “Code”). As long as the Fund so qualifies, the Fund (but not its shareholders) will not be subject to Federal income tax on the part of its net ordinary income and net realized capital gains that it distributes to Class A, Class B, Class C and Class I shareholders (“shareholders”). The Fund intends to distribute substantially all of such income and gains.

Qualification of the Fund as a RIC requires, among other things, that (a) at least 90% of the Fund’s annual gross income be derived from interest, dividends, payments with respect to certain securities loans, and gains from the sale or other disposition of stock, securities or foreign currencies, or other income (including but not limited to gains from options, futures or forward contracts) derived with respect to its business of investing in such stock, securities or currencies; (b) the Fund diversify its holdings so that, at the end of

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each quarter of the taxable year. (i) at least 50% of the fair market value of its assets is represented by cash, U.S. Government securities and other stock or securities are limited, in respect of any one issuer, to an amount not greater than 5% of the fair market value of the Fund’s assets and not more than 10% of the outstanding voting securities of such issuer, and (ii) not more than 25% of the fair market value of its assets is invested in the securities of any one issuer (other than U.S. Government securities or securities of other RICs); and (c) the Fund distribute to its shareholders at least 90% of its net taxable investment income and short-term (but not long-term) capital gains and 90% of its net tax exempt interest income, if any, in each year.

The Code requires a RIC to pay a nondeductible 4% excise tax to the extent the RIC does not distribute, during each calendar year, 98% of its ordinary income, determined on a calendar year basis, and 98% of its capital gains, determined, in general, on an October 31 year end, plus certain undistributed amounts from previous years. While the Fund intends to distribute its income and capital gains in the manner necessary to minimize imposition of the 4% excise tax, there can be no assurance that sufficient amounts of the Fund’s taxable income and capital gains will be distributed to avoid entirely the imposition of the tax. In such event, the Fund will be liable for the tax only on the amount by which it does not meet the foregoing distribution requirements.

Dividends paid by the Fund from its ordinary income or from an excess of net short-term capital gains over net long-term capital losses (together referred to hereafter as “ordinary income dividends”) are generally taxable to shareholders as ordinary income. Pursuant to recently enacted legislation, certain ordinary income dividends received by non-corporate shareholders (including individuals) may be eligible for long-term capital gain tax rates. Distributions made from an excess of net long-term capital gains over net short-term capital losses (including gains or losses from certain transactions in options, futures and warrants) (“capital gain dividends”) are taxable to shareholders as long-term gains, regardless of the length of time the shareholder has owned Fund shares. Any loss upon the sale or exchange of Fund shares held for six months or less will be treated as long-term capital loss to the extent of any capital gain dividends received by the shareholder. Distributions in excess of the Fund’s earnings and profits (as determined under U.S. federal income tax principles) will first reduce the adjusted tax basis of a holder’s shares and, after such adjusted tax basis is reduced to zero, will constitute capital gains to such holder (assuming the shares are held as a capital asset). Long term capital gains are taxable at preferential rates. Generally not later than 60 days after the close of its taxable year, a Fund will provide its shareholders with a written notice designating the amounts of any ordinary income dividends, as well as any amount of capital gain dividends or other dividends eligible for long-term capital gains tax rates.

Dividends are taxable to shareholders even though they are reinvested in additional shares of the Fund. A portion of the Fund’s ordinary income dividends may be eligible for the dividends received deduction allowed to corporations under the Code, if certain requirements are met. If the Fund pays a dividend in January that was declared in the previous October, November or December to shareholders of record on a specified date in one of such months, then such dividend will be treated for federal income tax purposes as being paid by the Fund and received by its shareholders on December 31 of the year in which such dividend was declared.

No gain or loss will be recognized by Class B shareholders on the conversion of their Class B shares for Class A shares. A shareholder’s basis in the Class A shares acquired will be the same as such shareholder’s basis in the Class B shares converted, and the holding period of the acquired Class A shares will include the holding period of the converted Class B shares.

A loss realized on a sale or exchange of shares of the Fund will be disallowed if other Fund shares are acquired (whether through the automatic reinvestment of dividends or otherwise) within a 61-day period beginning 30 days before and ending 30 days after the date on which the shares are disposed of. In such case, the basis of the shares acquired will be adjusted to reflect the disallowed loss.

The Fund will invest in zero coupon U.S. Treasury bonds and other debt securities that are issued at a discount or provide for deferred interest. Even though the Fund receives no actual interest payments on these securities, the Fund will be deemed to receive income equal, generally, to a portion of the excess of the face value of the securities over their issue price (“original issue discount”) each year that the securities are held. Since the original issue discount income earned by the Fund in a taxable year may not be

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represented by cash income, the Fund may have to dispose of securities, which it might otherwise have continued to hold, or borrow to generate cash in order to satisfy its distribution requirements.

While the tax character of a payment in respect of the Guaranteed Amount is not free from doubt, should it be necessary for Ambac to make a payment to the Fund under the Policy, the Fund intends to treat at least a portion of this payment as a capital gain to the Fund. Such gain would be offset by any allowable capital losses.

Ordinary income dividends paid to shareholders who are nonresident aliens or foreign entities will be subject to a 30% U.S. withholding tax under existing provisions of the Code applicable to foreign individuals and entities unless a reduced rate of withholding is provided under an applicable treaty. Nonresident shareholders are urged to consult their own tax advisers concerning applicability of the U.S. withholding tax.

Under certain provisions of the Code, some shareholders may be subject to a withholding tax on ordinary income dividends, capital gain dividends and redemption payments (“backup withholding”). Generally, shareholders subject to backup withholding will be those for whom no certified taxpayer identification number is on file with the Fund or who, to a Fund’s knowledge, have furnished an incorrect number. When establishing an account, an investor must certify under penalty of perjury that such number is correct and that such investor is not otherwise subject to backup withholding.

Dividends and interest received by the Fund may give rise to withholding and other taxes imposed by foreign countries. Tax conventions between certain countries and the United States may reduce or eliminate such taxes.

Tax Treatment of Options and Futures Transactions

The Fund may write, purchase or sell options, futures and forward foreign exchange contracts. Options, forward foreign exchange and futures contracts held by a Fund that are “Section 1256 contracts” will be “marked to market” for Federal income tax purposes at the end of each taxable year, i.e., each such contract will be treated as sold for its fair market value on the last business day of the taxable year. Generally, unless such contract is a forward foreign exchange contract, or is a listed non-equity option or a regulated futures contract for a foreign currency for which the Fund elects to have gain or loss treated as ordinary gain or loss under Code Section 988 (as described below), gain or loss from Section 1256 contracts will be 60% long-term and 40% short-term capital gain or loss. Application of these rules to Section 1256 contracts held by the Fund may alter the timing and character of distributions to shareholders. The mark-to-market rules outlined above, however, will not apply to certain transactions entered into by the Fund solely to reduce the risk of changes in price or interest rates with respect to its investments. Any net mark-to-market gains and/or gains from “constructive sales” (as described below) may also have to be distributed to satisfy the distribution requirements referred to above even though the Fund may receive no corresponding cash amounts, possibly requiring the disposition of portfolio securities or borrowing to obtain the necessary cash.

Gain or loss realized by the Fund from a closing transaction with respect to options written by the Fund, or gain from the lapse of any such option, will be treated as short-term capital gain or loss. Gain or loss realized by the Fund from options (other than options that are section 1256 contracts) purchased by the Fund, as well as loss attributable to the lapse of such options, will be treated as capital gain or loss. Such capital gain or loss will be long-term or short-term depending upon whether the Fund held the particular option for more than one year.

A forward foreign exchange contract that is a Section 1256 contract will be marked to market, as described above. However, the character of gain or loss from such a contract will generally be ordinary under Code Section 988. The Fund may, nonetheless, elect to treat the gain or loss from certain forward foreign exchange contracts as capital. In such case, gain or loss realized in connection with a forward foreign exchange contract that is a Section 1256 contract will be characterized as 60% long-term and 40% short-term capital gain or loss.

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Code Section 1092, which applies to certain “straddles,” may affect the taxation of the Fund’s sales of securities and transactions in options, futures and forward foreign exchange contracts. Under Section 1092, the Fund may be required to postpone recognition for federal income tax purposes of losses incurred in certain sales of securities and closing transactions with respect to options, futures and forward foreign exchange contracts or to treat certain long-term capital gains as short-term capital gains and certain short-term capital losses as long-term capital losses. The Fund may also be required to capitalize (rather than deduct) interest and carrying charges allocable to the straddle positions. Code Section 1259 of the Code, which deals with “constructive sale” of appreciated positions, may apply to accelerate the recognition of income for federal income tax purposes. In addition, Code Section 1260, which applies to certain “conversion transactions,” may treat all or a portion of the gain from certain transactions as ordinary income, rather than as capital gain.

Special Rules for Certain Foreign Currency Transactions

In general, gains from “foreign currencies” and from foreign currency options, relating to investments in stock, securities or foreign currencies will be qualifying income for purposes of determining whether the Fund qualifies as a RIC. It is currently unclear, however, who will be treated as the issuer of a foreign currency instrument or how foreign currency options, foreign currency futures and forward foreign exchange contracts will be valued for purposes of the RIC diversification requirements applicable to the Fund.

Under Code Section 988, special rules are provided for certain transactions in a currency other than the taxpayer’s functional currency (i.e., unless certain special rules apply, currencies other than the U.S. dollar). In general, foreign currency gains or losses from certain debt instruments, from certain forward contracts, from futures contracts that are not “regulated futures contracts“and options (other than listed non-equity options) will be treated as ordinary income or loss under Code Section 988. In certain circumstances, the Fund may elect capital gain or loss treatment for such transactions. Regulated futures contracts, as described above, will be taxed under Code Section 1256 unless application of Section 988 is elected by the Fund. In general, however, Code Section 988 gains or losses will increase or decrease the amount of the Fund’s investment company taxable income available to be distributed to shareholders as ordinary income. Additionally, if Code Section 988 losses exceed other investment company taxable income during a taxable year, the Fund would not be able to make any ordinary income dividend distributions, and all or a portion of distributions made before the losses were realized but in the same taxable year would be recharacterized as a return of capital to shareholders, thereby reducing the basis of each shareholder’s Fund shares and resulting in a capital gain for any shareholder who received a distribution greater than such shareholder’s basis in Fund shares (assuming the shares were held as a capital asset). These rules and the mark-to-market rules described above, however, will not apply to certain transactions entered into by the Fund solely to reduce the risk of currency fluctuations with respect to its investments.

The foregoing is a general and abbreviated summary of the applicable provisions of the Code and Treasury regulations presently in effect. For the complete provisions, reference should be made to the pertinent Code sections and the Treasury regulations promulgated thereunder. The Code and the Treasury regulations are subject to change by legislative, judicial or administrative action either prospectively or retroactively.

Ordinary income and capital gain dividends may also be subject to state and local taxes.

Certain states exempt from state income taxation dividends paid by RICs which are derived from interest on United States Government obligations. State law varies as to whether dividend income attributable to United States Government obligations is exempt from state income tax.

Shareholders are urged to consult their tax advisors regarding specific questions as to Federal, foreign, state or local taxes. Foreign investors should consider applicable foreign taxes in their evaluation of investment in the Fund.

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Item 20. Underwriters.

FAMD serves as the Fund’s underwriter. See “Purchase of Shares of the Fund” above.

Item 21. Calculation of Performance Data.

From time to time the Fund may include its average annual total return and other total return data in advertisements or information furnished to present or prospective shareholders. Total return figures are based on the Fund’s historical performance and are not intended to indicate future performance. Average annual total return is determined separately for Class A, Class B, Class C and Class I shares in accordance with a formula specified by the Commission.

Quotations of average annual total return before tax for the specified periods are computed by finding the average annual compounded rates of return (based on net investment income and any realized and unrealized capital gains or losses on portfolio investments over such periods) that would equate the initial amount invested to the redeemable value of such investment at the end of each period. Average annual total return before taxes is computed assuming all dividends are reinvested and taking into account all applicable recurring and nonrecurring expenses, including the maximum sales charge in the case of Class A and Class I shares and the CDSC that would be applicable to a complete redemption of the investment at the end of the specified period in the case of Class B and Class C shares, but does not take into account taxes payable on dividends or on redemption.

Quotations of average annual total return after taxes on dividends for the specified periods are computed by finding the average annual compounded rate of return that would equate the initial amount invested to the ending value of such investment at the end of each period assuming payment of taxes on dividends received during such period. Average annual total return after taxes on dividends is computed assuming all dividends, less the taxes due on such dividends, are reinvested and taking into account all applicable recurring and nonrecurring expenses, including the maximum sales charge in the case of Class A and Class I shares and the CDSC that would be applicable to a complete redemption of the investment at the end of the specified period in the case of Class B and Class C shares. The taxes due on dividends are calculated by applying the highest marginal Federal individual income tax rates in effect on the reinvestment date for that dividend. The rates used correspond to the tax character of each dividend. The taxable amount and tax character of each dividend are specified by a Fund on the dividend declaration date, but may be adjusted to reflect subsequent recharacterizations of distributions. The applicable tax rates may vary over the measurement period. The effects of state and local taxes are not reflected. Applicable tax credits such as foreign credits are taken into account according to Federal law. The ending value is determined assuming complete redemption at the end of the applicable periods with no tax consequences associated with such redemption.

Quotations of average annual total return after taxes on both dividends and redemptions for the specified periods are computed by finding the average annual compounded rates of return that would equate the initial amount invested to the ending value of such investment at the end of each period assuming payment of taxes on dividends received during such period as well as on complete redemption. Average annual total return after taxes on distributions and redemption is computed assuming all dividends, less the taxes due on such dividends, are reinvested and taking into account all applicable recurring and nonrecurring expenses, including the maximum sales charge in the case of Class A and Class I shares and the CDSC that would be applicable to a complete redemption of the investment at the end of the specified period in the case of Class B and Class C shares, and assuming, for all classes of shares, complete redemption and payment of taxes due on such redemption. The ending value is determined assuming complete redemption at the end of the applicable periods, subtracting capital gains taxes resulting from the redemption and adding the presumed tax benefit from capital losses resulting from redemption. The taxes due on dividends and on the redemption are calculated by applying the highest applicable marginal Federal individual income tax rates in effect on the reinvestment and/or the redemption date. The rates used correspond to the tax character of each component of each dividend and/or the redemption payment. The applicable tax rates may vary over the measurement period. The effects of state and local taxes are not reflected.

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The Fund also may quote annual, average annual and annualized total return and aggregate total return performance data, both as a percentage and as a dollar amount based on a hypothetical investment of $1,000 or some other amount, for various periods other than those noted below. Such data will be computed as described above, except that (1) as required by the periods of the quotations, actual annual, annualized or aggregate data, rather than average annual data, may be quoted and (2) the maximum sales charges will not be included with respect to annual or annualized rates of return calculations. Aside from the impact on the performance data calculations of including or excluding the maximum sales charges, actual annual or annualized total return data generally will be lower than average annual total return data since the average rates of return reflect compounding of return; aggregate total return data generally will be higher than average annual total return data since the aggregate rates of return reflect compounding over a longer period of time.

In order to reflect the reduced sales charges in the case of Class A or Class I shares, or the waiver of the CDSC in the case of Class B or Class C shares, applicable to certain investors, as described under “Purchase of Shares” and “Redemption of Shares,” respectively, the total return data quoted by the Fund in advertisements directed to such investors may take into account the reduced, and not the maximum, sales charge or may not take into account the CDSC, and therefore may reflect greater total return since, due to the reduced sales charges or the waiver of sales charges, a lower amount of expenses is deducted.

Total return figures are based on a Fund’s historical performance and are not intended to indicate future performance. The Fund’s total return will vary depending on market conditions, the securities comprising the Fund’s portfolio, the Fund’s operating expenses and the amount of realized and unrealized net capital gains or losses during the period. The value of an investment in a Fund will fluctuate and an investor’s shares, when redeemed, may be worth more or less than their original cost.

On occasion, the Fund may compare its performance to various indices, including the Standard & Poor’s 500 Index, the Dow Jones Industrial Average, or performance data published by Lipper Analytical Services, Inc., Morningstar Publications, Inc. (“Morningstar”), CDA Investment Technology, Inc., Money Magazine, U.S. News & World Report, BusinessWeek, Forbes Magazine and Fortune Magazine or other industry publications. When comparing its performance to a market index, the Fund may refer to various statistical measures derived from the historic performance of the Fund and the index, such as standard deviation and beta. In addition, from time to time the Fund may include its Morningstar risk-adjusted performance ratings in advertisements or supplemental sales literature.

The Fund may provide information designed to help investors understand how the Fund is seeking to achieve its respective investment objective. This may include information about past, current or possible economic, market, political, or other conditions, descriptive information on general principles of investing such as asset allocation, diversification and risk tolerance, discussion of the Fund’s portfolio composition, investment philosophy, strategy or investment techniques, comparisons of the Fund’s performance or portfolio composition to that of other funds or types of investments, indices relevant to the comparison being made, or to a hypothetical or model portfolio. The Fund may also quote various measures of volatility and benchmark correlation in advertising and other materials, and may compare these measures to those of other funds or types of investments. As with other performance data, performance comparisons should not be considered indicative of the Fund’s relative performance for any future period.

Item 22. Financial Statements.

The Fund’s and the Master Portfolio’s audited financial statements are incorporated in this Statement of Additional Information by reference to the Fund’s 2003 Annual Report. Investors may request a copy of each Annual Report at no additional charge by calling 1-800-995-6526 between 8:30 a.m. and 5:30 p.m. Eastern time on any business day.

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PART C. OTHER INFORMATION

Item 23. Exhibits

Exhibit Number			Description
1	(a)	—	Declaration of Trust.(3)
	(b)	—	Certificate of Trust.(1)
	(c)	—	Certificate of Amendment of Certificate of Trust.(8)
2		—	By-Laws of Registrant.(8)
3		—	Instrument Defining Rights of Shareholders. Incorporated by reference to Exhibits 1 and 2 above.
4		—	Management Agreement between the Registrant, on behalf of the Merrill Lynch Core Principal Protected Fund (the “Fund”), and Fund Asset Management, L.P. (“FAM” or the “Investment Advisor” ).(11)
5		—	Form of Distribution Agreement between Registrant and FAM Distributors, Inc. (“FAMD”).(8)
6		—	Not applicable.
7	(a)	—	Form of Custody Agreement between Registrant and Brown Brothers Harriman & Co., Inc.(5)
8	(a)	—	Form of Transfer Agency, Dividend Disbursing Agency and Shareholder Servicing Agency Agreement between Registrant and Financial Data Services, Inc.(8)
	(b)	—	Form of License Agreement relating to the use of name between Merrill Lynch & Co., Inc. (“ML & Co.”) and Registrant.(8)
	(c)	—	Form of Administrative Services Agreement between the Registrant and State Street Bank and Trust Company.(7)
	(d)	—	Form of Financial Guarantee Agreement among the Registrant, on behalf of the Fund, FAM and Ambac Assurance Corporation.(11)
	(e)	—	Form of Fee Waiver Agreement between the Registrant, on behalf of the Fund, and FAM.(4)
	(f)	—	Form of Fee Waiver Agreement between the Registrant, on behalf of the Fund, and FAM.(6)
	(g)	—	Form of Expense Limitation Agreement between the Registrant, on behalf of the Fund, and MLIM.(12)
	(h)	—	Form of Securities Lending Agency Agreement between the Registrant and QA Advisors LLC (now MLIM LLC) dated August 10, 2001.(17)
9		—	Not Applicable.
10	(a)	—	Consent of Deloitte & Touche LLP, independent auditors for the Fund.*
	(b)	—	Consent of KPMG, LLP, independent auditors for Ambac Assurance Corporation.*
11		—	Not applicable.
12		—	Certificate of Initial Shareholders.(8)
13	(a)	—	Amended and Restated Class A Shares Distribution Plan.(16)
	(b)	—	Form of Class B Shares Distribution Plan.(8)
	(c)	—	Form of Class C Shares Distribution Plan.(8)
14	(a)	—	Not applicable.
	(b)	—	Powers of Attorney.(8)
15		—	Revised Merrill Lynch Select Pricing System Plan pursuant to Rule 18f-3.(16)
16		—	Code of Ethics.(2)

*	Filed herewith.
(1)	Incorporated by reference to the identically numbered exhibit to Registrant’s Registration Statement filed on Form N-1A filed on July 15, 2002 (File No. 333-92404).
(2)	Incorporated by reference to the identically numbered exhibit to the Pre-Effective Amendment No. 15 to Merrill Lynch Inflation Protected Fund’s Registration Statement on Form N-1A filed on January 22, 2004 (File No. 333-110936).
(3)	Incorporated by reference to the identically numbered exhibit to Pre-Effective Amendment No. 2 to Registrant’s Registration Statement on Form N-1A filed on August 28, 2002 (File No. 333-92404).
(4)	Incorporated by reference to Exhibit 8(g) to Registrant’s Registration Statement on Form N-1A filed on February 25, 2003 (File No. 333-92404).
(5)	Incorporated by reference to exhibit number 7 to Amendment No. 2 to the Registration Statement on Form N-1A of Master Large Cap Series Trust (File No. 811-09739) filed on January 30, 2002.
(6)	Incorporated by reference to Exhibit 8(b) to Registrant’s Registration Statement on Form N-1A filed on February 25, 2003 (File No. 333-92404).
(7)	Incorporated by reference to exhibit number 8(d) to Amendment No. 1 to the Registration Statement on Form N-1A of Merrill Lynch Focus Twenty Fund, Inc. (File No. 333-89775) filed on March 20, 2001.
(8)	Incorporated by reference to the identically numbered exhibit to Registrant’s Registration Statement on Form N-1A filed on October 28, 2002 (File No. 333-92404).
(10)	Incorporated by reference to Exhibit No. 4(b) to Registrant’s Registration Statement on Form N-1A filed on November 5, 2002 (File No. 333-92404).
(11)	Incorporated by reference to Exhibit No. 8(d)(1) to Registrant’s Registration Statement on Form N-1A filed on January 10, 2003 (File No. 333-92404).
(12)	Incorporated by reference to Exhibit No. 8(i) to Registrant’s Registration Statement on Form N-1A filed on February 25, 2003 (File No. 333-92404).
(14)	Incorporated by reference to Exhibit No. 8(j)(1) to Registrant’s Registration Statement on Form N-1A filed on October 28, 2002 (File No. 333-92404).
(15)	Incorporated by reference to Exhibit No. 8(f) to Registrant’s Registration Statement on Form N-1A filed on October 28, 2002 (File No. 333-92404).
(16)	Incorporated by reference to Exhibits 13(a) and 14 to Post-Effective Amendment No. 36 to the Registration Statement on Form N-1A of Merrill Lynch Pacific Fund, Inc., filed on April 17, 2003.
(17)	Incorporated by reference to Amendment 6 to the Registrant’s Statement on Form N-1 of Merrill Lynch Global Technology Fund, Inc. (File No. 811-8721) filed on December 23, 2002.

Item 24. Persons Controlled by or under Common Control with Registrant.

The Fund is not controlled by or under common control with any other entity.

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Item 25. Indemnification.

As permitted by Section 17(h) and (i) of the Investment Company Act of 1940, as amended (previously defined as the “Investment Company Act”), and pursuant to Sections 2, 3 and 4, of Article VII of the Registrant’s Declaration of Trust (Exhibit 1 to this Registration Statement), Sections 2, 3 and 4 of Article XI of the Registrant’s By-Laws (Exhibit 2 to this Registration Statement), and items a. and b. of Section 9 of the Registrant’s Distribution Agreement, the Trustees, officers, employees and agents of the Trust will be indemnified to the maximum extent permitted by Delaware law and the Investment Company Act.

Article VII, Section 2 of the Registrant’s Declaration of Trust provides:

Section 2. Indemnification and Limitation of Liability. A Trustee, when acting in such capacity, shall not be personally liable to any Person, other than the Trust or a Shareholder to the extent provided in this Article VII, for any act, omission or obligation of the Trust, of such Trustee or of any other Trustee. The Trustees shall not be responsible or liable in any event for any neglect or wrongdoing of any officer, agent, employee, Manager, adviser, sub-adviser or Principal Underwriter of the Trust. The Trust shall indemnify each Person who is, or has been, a Trustee, officer, employee or agent of the Trust and any Person who is serving or has served at the Trust’s request as a director, officer, trustee, employee or agent of another organization in which the Trust has any interest as a shareholder, creditor or otherwise to the extent and in the manner provided in the By-Laws. All persons extending credit to, contracting with or having any claim against the Trust or the Trustees shall look only to the assets of the Series that such person extended credit to, contracted with or has a claim against, or, if the Trustees have yet to establish Series, of the Trust for payment under such credit, contract or claim; and neither the Trustees nor the Shareholders, nor any of the Trust’s officers, employees or agents, whether past, present or future, shall be personally liable therefor. Every note, bond, contract, instrument, certificate or undertaking and every other act or thing whatsoever executed or done by or on behalf of the Trust or the Trustees by any of them in connection with the Trust shall conclusively be deemed to have been executed or done only in or with respect to his or her capacity as Trustee or Trustees and such Trustee or Trustees shall not be personally liable thereon. At the Trustees’ discretion, any note, bond, contract, instrument, certificate or undertaking made or issued by the Trustees or by any officer or officers may give notice that the Certificate of Trust is on file in the Office of the Secretary of State of the State of Delaware and that a limitation on liability of Series exists and such note, bond, contract, instrument, certificate or undertaking may, if the Trustees so determine, recite that the same was executed or made on behalf of the Trust by a Trustee or Trustees in such capacity and not individually or by an officer or officers in such capacity and not individually and that the obligations of such instrument are not binding upon any of them or the Shareholders individually but are binding only on the assets and property of the Trust or a Series thereof, and may contain such further recital as such Person or Persons may deem appropriate. The omission of any such notice or recital shall in no way operate to bind any Trustees, officers or Shareholders individually.

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Article VII, Section 3 of the Registrant’s Declaration of Trust further provides:

Section 3. Trustee’s Good Faith Action, Expert Advice, No Bond or Surety. The exercise by the Trustees of their powers and discretions hereunder shall be binding upon everyone interested. A Trustee shall be liable to the Trust and to any Shareholder solely for his or her own willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of the office of Trustee, and shall not be liable for errors of judgment or mistakes of fact or law. The Trustees may take advice of counsel or other experts with respect to the meaning and operation of this Declaration of Trust, and shall be under no liability for any act or omission in accordance with such advice nor for failing to follow such advice. The Trustees shall not be required to give any bond as such, nor any surety if a bond is required.

Article VII, Section 4 of the Registrant’s Declaration of Trust further provides:

Section 4. Insurance. The Trustees shall be entitled and empowered to the fullest extent permitted by law to purchase with Trust assets insurance for liability and for all expenses reasonably incurred or paid or expected to be paid by a Trustee, officer, employee or agent of the Trust in connection with any claim, action, suit or proceeding in which he or she becomes involved by virtue of his or her capacity or former capacity with the Trust.

Article XI, Section 2 of the Registrant’s By-Laws provides:

Section 2. Indemnification. Subject to the exceptions and limitation contained in Section 3 below, every agent shall be indemnified by the Trust to the fullest extent permitted by law against all liabilities and against all expenses reasonably incurred or paid by him or her in connection with any proceeding in which he or she becomes involved as a party or otherwise by virtue of his or her being or having been an agent.

Article XI, Section 3 of the Registrant’s By-Laws further provides:

Section 3. Limitations, Settlements. No indemnification shall be provided hereunder to an agent:

(1) who shall have been adjudicated by the court or other body before which the proceeding was brought to be liable to the Trust or its Shareholders by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his or her office (collectively, “disabling conduct”); or

(2) with respect to any proceeding disposed of (whether by settlement, pursuant to a consent decree or otherwise) without an adjudication by the court or other body before which the proceeding was brought that such agent was liable to the Trust or its Shareholders by reason of disabling conduct, unless there has been a determination that such agent did not engage in disabling conduct:

(i) by the court or other body before which the proceeding was brought;

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(ii)	by at least a majority of those Trustees who are neither Interested Persons of the Trust nor are parties to the proceeding based upon a review of readily available facts (as opposed to a full trial-type inquiry); or

(iii)	by written opinion of independent legal counsel based upon a review of readily available facts (as opposed to a full trial-type inquiry); provided, however, that indemnification shall be provided hereunder to an agent with respect to any proceeding in the event of (1) a final decision on the merits by the court or other body before which the proceeding was brought that the agent was not liable by reason of disabling conduct, or (2) the dismissal of the proceeding by the court or other body before which it was brought for insufficiency of evidence of any disabling conduct with which such agent has been charged.

Article XI, Section 4 of the Registrant’s By-Laws further provides:

Section 4. Insurance, Rights Not Exclusive. The rights of indemnification herein provided may be insured against by policies maintained by the Trust on behalf of any agent, shall be severable, shall not be exclusive of or affect any other rights to which any agent may now or hereafter be entitled and shall inure to the benefit of the heirs, executors and administrators of any agent.

Sections 9a. and 9 b. of the Registrant’s Distribution Agreement further provide:

a. Each Fund shall indemnify and hold harmless the Distributor and each person, if any, who controls the Distributor against any loss, liability, claim, damage or expense (including the reasonable cost of investigating or defending any alleged loss, liability, claim, damage or expense and reasonable counsel fees incurred in connection therewith), as incurred, arising by reason of any person acquiring any Shares, which may be based upon the Securities Act, or on any other statute or at common law, on the ground that the registration statement or related prospectus and statement of additional information, as from time to time amended and supplemented, or an annual or interim report to the Fund’s shareholders, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading, unless such statement or omission was made in reliance upon, and in conformity with, information furnished to the Fund in connection therewith by or on behalf of the Distributor; provided, however, that in no case (i) is the indemnity of the Fund in favor of the Distributor and any such controlling persons to be deemed to protect such Distributor or any such controlling persons thereof against any liability to the Fund or its security holders to which the Distributor or any such controlling persons would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of their duties or by reason of the reckless disregard of their obligations and duties under this Agreement; or (ii) is the Fund to be liable under its indemnity agreement contained in this paragraph with respect to any claim made against the Distributor or any such controlling persons, unless the Distributor or such controlling persons, as the case may be, shall have notified the Fund in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon the Distributor or such controlling persons (or after the Distributor or such controlling persons shall have received notice of such service on any designated agent), but failure to notify the Fund of any such claim shall not relieve it from any liability that it may have to the person against whom such action is brought otherwise than on account of its indemnity agreement contained in this paragraph. Each Fund will be entitled to participate at its own expense in the defense or, if it so elects, to assume the defense of any suit brought to enforce any such liability, but if the Fund elects to assume the defense, such defense shall be conducted by counsel chosen by it and satisfactory to the Distributor or such controlling person or persons, defendant or defendants in the suit. In the event a Fund elects to assume the defense of any such suit and retain such counsel, the Distributor or such controlling person or persons, defendant or defendants in the suit shall bear the fees and expenses, as incurred, of any additional counsel retained by them, but in case the Fund does not elect to assume the defense of any such suit, it will reimburse the Distributor or such controlling person or persons, defendant or defendants in the suit, for the reasonable fees and expenses, as incurred, of any counsel retained by them. Each Fund shall promptly notify the Distributor of the commencement of any litigation or proceedings against it or any of its officers or Directors in connection with the issuance or sale of any of the Shares.

b. The Distributor shall indemnify and hold harmless the Trust and each of its Trustees and officers, the applicable Fund, and each person, if any, who controls the Trust against any loss, liability, claim, damage or expense, as incurred, described in the foregoing indemnity contained in subsection (a) of this Section, but only with respect to statements or omissions made in reliance upon, and in conformity with, information furnished to the Fund in writing by or on behalf of the Distributor for use in connection with the registration statement or related prospectus and statement of additional information, as from time to time amended, or the annual or interim reports to shareholders. In case any action shall be brought against the Trust or any person so indemnified, in respect of which indemnity may be sought against the Distributor, the Distributor shall have the rights and duties given to the Trust, and the Trust and each person so indemnified shall have the rights and duties given to the Distributor by the provisions of subsection (a) of this Section 9.

The Registrant hereby undertakes that it will apply the indemnification provisions of its Declaration of Trust, By-laws and Distribution Agreement in a manner consistent with Release No. 11330 of the Securities and Exchange Commission under the Investment Company Act so long as the interpretation of Section 17(h) and 17(i) of such Act remain in effect and are consistently applied.

Item 26. Business and Other Connections of Investment Adviser.

FAM acts as the investment adviser for a number of affiliated open-end and closed-end registered investment companies.

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Set forth below is a list of each executive officer and Director of the Investment Adviser indicating each business, profession, vocation or employment of a substantial nature in which each such person has been engaged since November 1, 2001 for his or her or its own account or in the capacity of director, officer, employee, partner or trustee. In addition, Mr. Burke is Vice President and Treasurer of all or substantially all of the investment companies advised by FAM, Merrill Lynch Investment Managers, L.P. and their affiliates. Mr. Doll is an officer of one or more of such companies.

Officers and partners of FAM are set forth as follows:

Name	Positions with the Investment Adviser	Other Substantial Business, Profession, Vocation or Employment
ML & Co.	Limited Partner	Financial Services Holding Company; Limited Partner of MLIM

Princeton Services	General Partner	General Partner of MLIM

Robert C. Doll, Jr.	President

President of MLIM; Co-Head (Americas Region) of MLIM from 2000 to 2001; Senior Vice President of FAM and MLIM from 1999 to 2000; Director of Princeton Services; Chief Investment Officer of OppenheimerFunds, Inc. in 1999 and Executive Vice President thereof from 1991 to 1999

Donald C. Burke	First Vice President and Treasurer	First Vice President, Treasurer and Director of Taxation of MLIM; Treasurer and Director of Senior Vice President and Treasurer of Princeton Taxation Services; Vice President of FAMD

C-5

Name	Positions with the Investment Adviser	Other Substantial Business, Profession, Vocation or Employment
Brian A. Murdock	Chief Operating Officer

First Vice President and Chief Operating Officer of MLIM; Executive Vice President of Princeton Services; Chief Investment Officer of EMEA Pacific Region and Global CIO for Fixed Income and Alternative Investments; Head of MLIM’s Pacific Region and President of MLIM Japan, Australia and Asia

Andrew J. Donohue	General Counsel	General Counsel of MLIM and Princeton Services, Inc.

Item 27. Principal Underwriters.

(a) FAMD acts as the principal underwriter for each of the following open-end registered investment companies, including the Registrant: Financial Institutions Series Trust, Mercury Basic Value Fund, Inc., Mercury Funds II, Merrill Lynch Balanced Capital Fund, Inc., Merrill Lynch Basic Value Fund, Inc., Merrill Lynch Bond Fund, Inc., Merrill Lynch California Municipal Series Trust, Merrill Lynch Developing Capital Markets Fund, Inc., Merrill Lynch Disciplined Equity Fund, Inc., Merrill Lynch Dragon Fund, Inc., Merrill Lynch Equity Dividend Fund, Merrill Lynch EuroFund, Merrill Lynch Focus Twenty Fund, Inc., Merrill Lynch Focus Value Fund, Inc., Merrill Lynch Fundamental Growth Fund, Inc., Merrill Lynch Funds for Institutions Series, Merrill Lynch Global Allocation Fund, Inc., Merrill Lynch Global Balanced Fund of Mercury Funds, Inc., Merrill Lynch Global Financial Services Fund, Inc., Merrill Lynch Global Growth Fund, Inc., Merrill Lynch Global SmallCap Fund, Inc., Merrill Lynch Global Technology Fund, Inc., Merrill Lynch Global Value Fund, Inc., Merrill Lynch Healthcare Fund, Inc., Merrill Lynch Index Funds, Inc., Merrill Lynch Inflation Protected Fund, Merrill Lynch International Equity Fund, Merrill Lynch International Fund of Mercury Funds, Inc., Merrill Lynch Latin America Fund, Inc., Merrill Lynch Large Cap Series Funds, Inc., Merrill Lynch Multi-State Municipal Series Trust, Merrill Lynch Municipal Bond Fund, Inc., Merrill Lynch Municipal Series Trust, Merrill Lynch Natural Resources Trust, Merrill Lynch Pacific Fund, Inc., Merrill Lynch Pan-European Growth Fund of Mercury Funds, Inc., Merrill Lynch Principal Protected Trust, Merrill Lynch Ready Assets Trust, Merrill Lynch Real Investment Fund, Merrill Lynch Retirement Series Trust, Merrill Lynch Series Fund, Inc., Merrill Lynch Short Term U.S. Government Fund, Inc., Merrill Lynch Small Cap Value Fund, Inc., Merrill Lynch U.S. Government Mortgage Fund, Merrill Lynch U.S. High Yield Fund, Inc., Merrill Lynch U.S. Treasury Money Fund, Merrill Lynch U.S.A. Government Reserves, Merrill Lynch Utilities and Telecommunications Fund, Inc., Merrill Lynch Variable Series Funds, Inc., Merrill Lynch World Income Fund, Inc. and The Asset Program, Inc. FAMD also acts as the principal underwriter for the following closed-end registered investment companies: Merrill Lynch Senior Floating Rate Fund, Inc. and Merrill Lynch Senior Floating Rate Fund II, Inc.

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(b) Set forth below is information concerning each director and officer of FAMD. The principal business address of each such person is P.O. Box 9081, Princeton, New Jersey 08543-9011.

Name	Positions and Offices with FAMD	Positions and Offices with Registrant
Brian A. Murdock	President and Director	None
Michael G. Clark	Treasurer and Director	None
Thomas J. Verage	Director	None
Donald C. Burke	Vice President	Vice President and Treasurer

(c) Not Applicable.

Item 28. Location of Accounts and Records.

All accounts, books and other documents required to be maintained by Section 31(a) of the Investment Company Act and the rules thereunder are maintained at the offices of:

(1)	the Registrant, Merrill Lynch Principal Protected Trust, 800 Scudders Mill Road, Plainsboro, New Jersey 08536.

(2)	the transfer agent, Financial Data Services, Inc., 4800 Deer Lake Drive East, Jacksonville, Florida 32246-6484.

(3)	the custodian, Brown Brothers Harriman & Co., 40 Water Street, Boston, Massachusetts, 02109.

(4)	the investment adviser for Merrill Lynch Core Principal Protected Fund, Fund Asset Management, L.P.

Item 29. Management Services.

Other than as set forth under the caption “Management, Organization and Capital Structure” in Part A of the Registration Statement and under “Management of the Fund” in Part B of the Registration Statement, the Registrant is not a party to any management-related service contract.

Item 30. Undertakings.

Capitalized terms used in these undertakings and not otherwise defined, have the respective meanings assigned to them in this Registration Statement.

1.	During the Guarantee Period, the Registrant hereby undertakes to mail notices to current shareholders promptly after the happening of significant events related to the insurance policy issued by Ambac under the Financial Guarantee Agreement. These significant events include (i) the termination of the Financial Guarantee Agreement; (ii) a default under the Financial Guarantee Agreement that has a material adverse effect on a shareholder’s right to receive his or her Guaranteed Amount on the Guarantee Maturity Date; (iii) the insolvency of Ambac; or (iv) a reduction in the credit rating of Ambac’s long-term debt as issued by Standard & Poor’s or Moody’s Investors Service, Inc. to BBB+ or lower or Baa1 or lower, respectively.

2.	If at any time during the Guarantee Period during which the Registrant is required to file amendments to its registration statement with respect to the Fund under the Investment Company Act of 1940, as amended (the “1940 Act”), Ambac Financial Group (“AFG”) on behalf of Ambac (or such successors or substituted entities, as applicable) ceases to file periodic reports pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the Registrant hereby undertakes to update its registration statement on an annual basis under the 1940 Act to include updated audited financial statements for Ambac (or any successors or substituted entities thereto), as applicable, covering the periods that would otherwise have been required by Form 10-K under the Exchange Act. Further, the Registrant undertakes under such circumstances to include as an exhibit to its registration statement as it relates to the Fund, the consent of the independent auditors of Ambac (or such successors or substituted entities), as applicable, regarding such reports.

3.	During the Guarantee Period, the Registrant hereby undertakes to include in the Registrant’s annual and semiannual reports (with respect to the Fund) to shareholders, an offer to supply the most recent annual and/or quarterly report of AFG, or its successors to the Policy or Financial Guarantee Agreement, free of charge, upon a shareholder’s request.

4.	At such times as the Trust files an amendment to its Registration Statement on Form N-1A under the Securities Act of 1933, as amended (the “1933 Act”) which relates to the Fund, the Trust hereby undertakes to update its Registration Statement to incorporate by reference the annual report on Form 10-K or include the audited financial statements covering the periods that would otherwise have been required by Form 10-K for each of (i) AFG, as they relate to Ambac, (ii) Ambac’s successors to the Financial Guarantee Agreement, or (iii) any entity that is replaced or substituted for Ambac under a new financial guarantee agreement or the existing Financial Guarantee Agreement. Further, the Trust undertakes to include as an exhibit to any amendment to its Registration Statement filed under the 1933 Act, the consent of the independent auditors of AFG (or such successors or substituted entities, as applicable) regarding such reports.

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SIGNATURES

Pursuant to the requirements of the Investment Company Act of 1940, the Registrant has duly caused this amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Township of Plainsboro, and State of New Jersey, on the 26th day of February, 2004.

MERRILL LYNCH PRINCIPAL PROTECTED TRUST (Registrant)

By:	/s/ DONALD C. BURKE
Donald C. Burke, Vice President and Treasurer

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EXHIBIT INDEX

10	(a)	—	Consent of Deloitte & Touche LLP, independent auditors for the Core Fund.
	(b)	—	Consent of KPMG, LLP, independent auditors for Ambac Assurance Corporation.